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Exhibit 99.3

         Confidentially Submitted with the Securities and Exchange Commission on August 8, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wowo Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7379 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Building No. 9, 1 Nongdananlu
Haidian District, Beijing, 100029
People's Republic of China
(8610) 6266 8858
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

[Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474]
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Chris K.H. Lin, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road, Central Hong Kong (852) 2514-7600	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road Hong Kong (852) 2533-3368

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(3)	Amount of registration fee

Ordinary Shares, par value US$ per ordinary share(1)(2)	US$	US$

(1)
Includes            ordinary shares that may be purchased by the underwriters to cover over-allotments, if any. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.

(2)
American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-          ). Each American depositary share represents            ordinary shares.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated

P R O S P E C T U S

Wowo Limited

                        American Depositary Shares
Representing        Ordinary Shares

        This is an initial public offering of American Depositary Shares, or ADSs, of Wowo Limited. We are offering            ADSs. Each ADS represents the right to receive                        ordinary shares, par value US$            per share.

        Prior to this offering, there has been no public market for our ADSs or our ordinary shares. We anticipate the initial public offering price per ADS will be between US$      and US$      . We have applied to have the ADSs listed on the Nasdaq Global Market under the symbol "WOWO."

        Investing in the ADSs involves risks. See "Risk Factors" beginning on page 12.

        Neither the United States Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Initial public offering price	US$	US$
Underwriting discounts and commissions	US$	US$
Proceeds to Wowo Limited (before expenses)	US$	US$

        We have granted the underwriters a 30-day option to purchase up to an additional      ADSs to cover over-allotments at the initial public offering price less underwriting discounts and commissions.

        The underwriters expect to deliver the ADSs to purchasers on or about            , 2011.

BofA Merrill Lynch	UBS Investment Bank

The date of this prospectus is            , 2011.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorized to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the ADSs offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

        Neither we nor the underwriters has done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus or any filed free writing prospectus outside of the United States.

        Through and including                    , 2011 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

 PROSPECTUS SUMMARY

        This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our ADSs. You should carefully read the entire prospectus, including "Risk Factors" and the financial statements, before making an investment decision.

 Overview

        We are a leading provider of local social e-commerce services in China, focusing on group buying deals of life style products and services and subsequent long-term customer relationship management solutions for our local merchant clients. We offer to our online subscribers deep discounts on goods and services, or group buying deals, provided by our local merchant clients, through the integrated operations of our online platform, www.55tuan.com, and our consolidated affiliated entities' websites, or collectively, Wowo Tuan, and our nationwide network of over 3,000 merchant consultants and merchant service representatives in 146 cities in China as of June 30, 2011. According to web traffic data on Alexa.Chinaz.com, for the week ended on June 30, 2011, Wowo Tuan had more than one million daily unique IP address visits on average, ranking us among the top three pure group buying service providers in China.

        Wowo Tuan typically features one to five new deals per day per city, or for large metropolitan areas, per district, each such deal being available for purchase for a limited amount of time. A typical deal offers a 50% to 80% discount through coupons that can be redeemed at face value with local merchants. When the number of subscribers who purchase a particular coupon offered on Wowo Tuan, or Wowo Coupon, exceeds a predetermined minimum threshold based on our agreement with the local merchant, the group buying deal is deemed successful. A wide variety of local merchants, such as restaurants, bakeries, hotels, movie theatres and beauty parlors, offer group buying deals on Wowo Tuan. Our subscribers enjoy savings from group buying deals on the goods or services, as well as discovering new things to do, eat, or buy in their local areas from the information we provide. Local merchants in turn gain access to a highly effective advertising channel to reach potential new customers without having to pay any advertising fees. Featured group buying deals are also sent to our subscribers daily via our Email Direct Marketing system, or EDM.

        In order to provide long-term customer relationship management solutions to our local merchant clients who participate in group buying deals, we have developed, and are in the process of implementing, a guest electronic management system, or GEM, which includes a table-top hardware device installed at a local merchant's site and a web-based software system. Local merchants can verify Wowo Coupons electronically with GEM when such coupons are presented to them for redemption, which greatly simplifies their verification processes and enables them to track customer behavior on a real-time basis. The combination of GEM and our subscriber database also provides our merchant clients with additional options to manage their customer relationships, such as the interactive marketing capability to offer follow-on promotional deals after their featured group buying deals on Wowo Tuan expires.

        In addition, we have recently launched a separate website, www.jieshi.com, or Wowo Platform, which provides a group buying aggregate service to address a consumer need previously underserved by the typical group buying business model. Wowo Platform is an open platform through which group buying service providers, commissioned agents and local merchants may place their daily group buying deal offerings. Compared to Wowo Tuan, where only a limited number of new group buying deals are featured each day in a given city or district, Wowo Platform offers our subscribers much greater varieties and choices, enabling them to search for a specific type of discounted deals of life style products and services. On a typical day, there are over 22,000 group buying deals available on Wowo Platform. By the end of August 2011, we plan to launch a new location-based service application for mobile devices, or LBS, which enables consumers to search for group buying deals or promotional offers on Wowo Platform in their immediate proximity using the GPS function on their mobile devices.

        We have experienced rapid growth since December 31, 2010, partially through acquisitions of 23 leading local group buying service providers in second- and third-tier cities throughout China in the period from December 31, 2010 to April 2011. We have established a well-known brand name and built up a large base of subscribers and local merchant clients. As of June 30, 2011, we had 4.5 million subscribers at Wowo Tuan, and over one million daily unique IP address visits to our websites on average. For the three months ended June 30, 2011, we featured over 19,000 group buying deals on Wowo Tuan and approximately 3.8 million Wowo Coupons. We generate our revenues primarily from the purchase prices of Wowo Coupons paid by our subscribers. Our gross profit is the portion of the revenues we retain after paying agreed upon fees to the featured merchant clients. Our net revenues were US$2.6 million for the year ended December 31, 2010 (predecessor).

Market Opportunity

        The rapid growth of the market for group buying deals is driven by consumers' demand for high-quality services at deep discounts and local merchants' demand for alternative ways of local advertising to reach their target potential customers without incurring significant costs. Especially in the service industry, where fixed costs such as rent and salaries constitute a substantial portion of the merchants' overall costs and expenses, selling unsold capacity through deeply discounted group buying deals on the Internet is a cost effective way for local merchants to reach their target potential customers. Based on a market research study by Analysys International commissioned by us, or the Analysys Report, the total potential transactional value of the group buying market in China will grow from RMB9.5 billion in 2011 to RMB54.0 billion in 2015, representing a compound annual growth rate of 54%.

        Group buying deals for goods and services are distributed and purchased by users on the Internet and mobile network. China has the largest Internet and mobile user populations in the world, with 457 million Internet users and 859 million mobile users at the end of 2010, according to the National Bureau of Statistics of China, and these user populations are expected to continue to grow. Increase in 3G penetration among mobile users will allow faster wireless Internet access on mobile devices. In addition, China has a diversified cultural base and each local region typically has its own preference for food, drink and activities, resulting in a large number of local merchants. Group buying deals are localized in nature and offers significant values to both local merchants and online consumers. Therefore, group buying business model is in a unique position to benefit from the growth in online population and the diversified cultural base in China.

Our Competitive Advantages

        We believe the following strengths differentiate us from our competitors and provide us with competitive advantages:

        Superior User Experience and Strong Brand Recognition.    We believe that keeping our subscribers satisfied with our services is critical to our success. Each day, we try to select the most attractive discounted local goods and service deals for our subscribers, and our editorial staff provides informative and engaging descriptions to highlight the featured group buying deals. We have a completely open return policy for unused Wowo Coupons or if our subscribers are dissatisfied with their experience with us or the local merchants. We have on-the-ground merchant service representatives and quality control staff in each local market we operate to ensure customer satisfaction when Wowo Coupons are redeemed with local merchants. Our localized merchant consultant, merchant service and quality control teams, call center team, GEM and tailor-made service plans for local merchant clients are all measures we have taken to ensure customer satisfaction. To help local merchants improve the quality of their future deals, we assist merchant clients in coming up with their deal structures at the initial stage, help the local merchant manage coupon redemption during a deal, and provide detailed analysis and feedback to them after a group buying deal is completed. In addition, we have built two centralized 24 × 7 call centers that employ advanced and scalable technology dedicated to subscriber and merchant support, respectively. Our call centers provide a variety of services, such as service and product refunds, complaint processing and general information services. In February 2011, we were the first Chinese group buying service provider to meet ISO9001 standard, an internationally recognized certificate for quality management of business published by the International Organization for Standardization. Through our focus on subscriber experience and satisfaction, our subscribers have come to trust us for our quality deals. According to the Analysys Report, our brand, Wowo Tuan, which means "Nest Group" in Chinese, ranked first among group buying service providers in seven of the eight major markets surveyed including Beijing, Guangzhou, Chengdu, Shenyang, Xiamen, Jinan, Wuxi, and ranked second in Shanghai, in a market survey of brand recognition among local merchants in these cities.

        Extensive Local Knowledge and Presence.    The group buying service business is a localized business by nature. Almost all of our subscribers purchase deals from businesses in close proximity to where they live or work. Because of China's diversified culture and population, strong local knowledge and presence are extremely important to the long-term success of our business. Our local operation teams in 146 cities have extensive local knowledge and experience, which we believe provide us with a unique competitive advantage and enable us to establish a favorable working relationship with local merchants. In addition, in order to secure the best talent in certain local markets, Beijing Wowo Tuan Information Technology Co., Ltd., or Beijing Wowo Tuan, a consolidated affiliated entity of ours, has entered into agreements with 23 leading local group buying service providers in second- and third-tier cities in China to jointly establish new companies in which Beijing Wowo Tuan holds controlling equity interests or to acquire such local group buying service providers' businesses. We formulate the overall business strategy for these newly established companies or acquired businesses, while the local service providers manage the daily operations in their respective cities. This strategy allows us to quickly penetrate into a local market where a local group buying business leader has already emerged. We provide the local operators with the necessary capital, nationwide brand recognition, management expertise and a centralized technology platform, and in exchange, we acquired their in-depth knowledge of the local community and culture, their dedicated sales team and their established subscriber bases.

        Proprietary Guest Electronic Management System Facilitating Long-term Customer Relationship Management.    To further strengthen our ability to provide effective and differentiated marketing solutions to local merchants, we have developed GEM which combines a table-top hardware device installed at local merchants' sites with proprietary software system. Our GEM provides two important functions to local merchants who participate in our group buying deals. First, GEM simplifies and increases the efficiency of Wowo Coupon redemption process by enabling the local merchants to process the Wowo Coupons electronically when they are submitted for redemption. The instant coupon verification reduces queues during peak business hours and improves subscriber experience. Secondly, the combination of GEM and our subscriber database provides our merchant clients with additional options to manage their customer relationships, such as the interactive marketing capability to offer follow-on promotional deals after their featured group buying deals on Wowo Tuan expired. For example, our merchant clients may send short messages of promotional deals through our system to their customers who have previously participated in their group buying deals. We believe our GEM is a unique solution which differentiates us from our competitors and promotes long-term relationships with our merchant clients.

        Management Team with Strong Online and Offline Track Record.    Our Chairman and Chief Executive Officer, Mr. Maodong Xu, is a highly regarded entrepreneur in the retail and new media industries in China. Mr. Xu has over two decades of experiences in managing China-based retail and technology companies. He founded and managed Qilu Supermarket, the largest supermarket chain in Shandong province, between 1992 and 2000. He also founded one of the largest wireless messaging businesses in China in which Telstra is currently a majority shareholder. In addition, Mr. Xu has personally invested in several start-up companies including Meixun, which operates one of the largest mobile newspaper platforms in China. Our Chief Financial Officer, Mr. Daniel Mingdong Wu, has over fifteen years of experiences in managing technology and advertising companies, and in investment banking and finance. He is the former Chief Financial Officer of Focus Media, a digital media company that operates the largest out-of-home advertising network in China and is listed on NASDAQ. In addition, many of our senior management team and engineers have prior working experiences with well-known companies in China such as Alibaba, Baidu, China Mobile, Google China and Focus Media.

Our Strategies

        Our goal is to become the largest local social e-commerce service provider in China. Key elements of our strategies include the following:

        Continue to focus on enhancing subscriber experience by adding new features to our services.    Our brand and large subscriber base are the key factors to local merchants that make them choose to do business with us. We have made and will continue to make substantial investments to acquire new subscribers through innovative marketing initiatives, such as offline promotional events and redesigning our websites to make it more user friendly for new subscribers, among other things. In addition, we plan to maintain a high retention rate of existing subscribers by continuing to focus on maximizing customer satisfaction. We plan to enhance user experience by improving our EDM distribution with more targeted coupon information to our subscribers based on their location and personal preferences. Moreover, we have launched and will continue to develop new social media functions on our websites to facilitate information sharing and improve user experience.

        Build Long-Term Relationships With Our Merchant Clients Through Innovation.    In order to build and maintain long-term relationships with our local merchant clients, we will continue to provide innovative marketing solutions to them. Our merchant consultants have first-hand knowledge of the local communities they serve, speak the local dialects, and are experts in the respective service sectors in which they specialize. We will continue to find new ways to attract additional subscribers and merchants to transact business over our websites. For example, we work closely with local food services industry associations to promote quality and safety among our local restaurant merchants. We have also designed innovative marketing programs for large multinational corporations, such as Nestle, to promote their brand by hosting charity events sponsored by them exclusively for our subscribers.

        In addition, we plan to maximize the potential of our GEM devices to help our merchant clients to develop long-term relationships with their customers. One of the most pressing needs of local merchants is to enhance long-term returns on their advertising investments, whether through offering deeply discounted services on our websites, placing an advertisement in local newspapers, buying a banner on an Internet website or purchasing key words from Internet search service providers. The combination of our GEM devices and subscriber database enables our merchant clients to reach their target customers with new promotional deals. In the future, we plan to add additional functions to our hardware and software solutions for our local merchant clients.

        Leverage Rapidly Growing 3G Mobile Penetration in China with Wowo Platform and LBS.    We believe offering LBS-based discounted deals of life style products and services on consumers' mobile devices will be well received by consumers and have great growth potentials in the foreseeable future. Currently, a challenge of group buying services in China is the lack of variety of available discount offerings in the proximity of a given location at a given time. We are unique among Chinese group buying service providers in offering a complementary group buying aggregation service through Wowo Platform. We plan to introduce a great variety and choices of group buying deals to our subscribers on

Wowo Platform by aggregating deals from other group buying service providers, commissioned agents and local merchants. Our local merchant clients may initiate their own promotional deals on Wowo Platform through our proprietary GEM. As a result, our LBS applications on Wowo Platform will provide more choices and deliver more relevant discounted deals to our subscribers based on their needs.

        Increase Our Market Penetration With Vertical Channel Offerings.    We have recently launched four vertical group buying channels on Wowo Tuan for travel, hotels, beauty products and services, and other life style goods. We believe the vertical channels will allow our subscribers to easily find the deal information they seek. Vertical channels will also increase the number of local merchant clients we can serve beyond the ones that offer featured new deals every day. We will continue to evaluate our vertical market strategy and may expand our group buying channels to other attractive life style products and services.

Our Challenges

        We expect to face risks and uncertainties related to our business and industry, including but not limited to:

  •
  our limited operating history;

  •
  our ability to achieve and maintain profitability, especially in light of our past losses;

  •
  our ability to compete in the intensively competitive environment;

  •
  our ability to control operating expenses in connection with strategic acquisitions and to successfully integrate the acquired businesses;

  •
  our ability to source high quality products and services from local merchants;

  •
  our ability to maintain the existing subscriber base and to attract new subscribers and merchant clients;

  •
  our ability to maintain and enhance our reputation and brand;

  •
  our ability to maintain an effective system of internal control over financial reporting;

  •
  control over our consolidated affiliated entities, which is based upon contractual arrangements rather than equity ownership; and

  •
  the regulatory environment in China.

        We also face other risks and uncertainties that may materially affect our business, financial conditions, results of operations and prospects. You should consider the risks discussed in "Risk Factors" and elsewhere in this prospectus before investing in our ADSs.

 Our Corporate Structure

        Wowo Limited, the listing entity, was incorporated on July 13, 2011. We are in the process of effectuating a share swap in which shareholders of Wowo Group Limited, our current holding company, will receive one Wowo Limited share in exchange for each share of the same class they hold in Wowo Group Limited. The following diagram illustrates our corporate structure as of June 30, 2011, assuming the aforementioned transactions had taken place. See "Our History and Corporate Structure—Our Subsidiaries and Consolidated Affiliated Entities" for more information on the operations of our corporate entities. For additional information on risks relating to the countries in which our subsidiaries operate, see "Risk Factors—Risk Factors Relating to Our Business and Industry."

Wowo Limited (Cayman)
100%
Wowo Group Limited (BVI)
100%
Offshore
Wowo Holding Limited (HK)
Onshore
100%
Wowo Shi Jie
Kai Yi Shi Dai (1)
Beijing Wowo Tuan (1) (including 105 branches)
Yi You Bao (1)
100%
Shijiazhuang Wowo Tuan Information Technology Co., Ltd. (2)
Jinan Wuzhiwu Information Technology Co., Ltd.
Hunan Wowo Tuan Information Technology Co., Ltd. (2)
Changzhou Wowo Tuan Information Technology Co., Ltd.
Shenyang Shijiu Wowo Tuan Information Technology Co., Ltd. (2)
Langfang Wowo Tuan Internet Technology Co., Ltd. (2)
Ningbo Wowo Tuan Technology Co., Ltd. (2)
Xiamen Wowo Tuan Technology Co., Ltd. (2)
Shaoxing Wowo Tuan Information Technology Co., Ltd. (2)
Jilin Wowo Tuan Technology Co., Ltd. (2)
51%
Wuxi Yuzhong Internet Technology Co., Ltd.
51%
Shenzhen Xunjie Time Media Co., Ltd.
60%
Chengdu Beiguo Technology Co., Ltd.

Notes:

——— Denotes equity ownership

------- Denotes contractual relationship

(1)
Mr. Maodong Xu and Mr. Tianqing Xu are the beneficially owner of 60% and 40%, respectively, of the equity interests in each of Beijing Kai Yi Shi Dai Network Technology Co., Ltd., or Kai Yi Shi Dai and Beijing Yi You Bao Information Technology Co., Ltd., or Yi You Bao. Beijing Wowo Tuan has 13 PRC subsidiaries, as well as 105 local branches as of the date of this prospectus. Beijing Wowo Tuan is held respectively by Mr. Xu Maodong as to 42%, Mr. Xu Tianqing as to 34%, and other PRC individuals as to the remaining 24% in aggregate including Ms. Lv Yonghong, Mr. Hu Xiaoyong, Mr. Yang Guang, Mr. Jiang Yuedong, Mr. Wu Jianguang, Ms. Chen Yan, Ms. Wei Jinghan, Mr. Liu Hanyu, Mr. Deng Kangming, Mr. Tong Jiawei, Mr. Lv Guangyu, Mr. Wang Yunming, Mr. Liu Chuanjun, Ms. Lin Pingping, Mr. Pan Guozhang and Mr. Zhang Yongming.

(2)
Pursuant to the relevant agreement, Beijing Wowo Tuan will transfer 49% equity interests in the newly formed entity to the local group buying service provider.

Our Corporate Information

        Our principal offices are located at Building No. 9, Guigu Liang Cheng, 1 Nongdananlu, Haidian District, Beijing, People's Republic of China. Our telephone number at this address is +8610 6266 8858 and our fax number is +8610 6266 8866. Our registered office in the Cayman Islands is at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands. Our website is www.55tuan.com. The information contained on our website does not constitute a part of this prospectus.

        Investor inquiries should be directed to us at the address and telephone number of our principal offices set forth above. Our agent for service of process in the United States is [Law Debenture Corporate Services Inc.]

Conventions That Apply to This Prospectus

        In this prospectus, unless otherwise indicated or the context otherwise requires, references to:

  •
  "we," "us," "our company," or "our" refers to Wowo Limited, its subsidiaries and consolidated affiliated entities;

  •
  "subscribers" refers to users who registered online accounts at our websites and are able to receive our group buying deal information through EDM;

  •
  "merchant clients" refers to local merchants of goods or services who offer group buying deals on our websites;

  •
  "Wowo Coupons" refers to coupons for group buying deals purchased on Wowo Tuan which can be redeemed at face value with the merchant client who offers the group buying deal;

  •
  "ordinary shares" refer to, prior to the completion of this offering, our ordinary shares, par value US$        per share, and, after the completion of this offering, our ordinary shares, par value US$        per share;

  •
  "ADS" refers to American depositary shares, each of which represents                                    ordinary shares;

  •
  "China" or the "PRC" refers to the People's Republic of China excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

  •
  "Renminbi" or "RMB" refers to the legal currency of China; and

  •
  "$", "US$", "dollars" or "U.S. dollars" refers to the legal currency of the United States.

        Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares (i) assume no exercise by the underwriters of their option to purchase additional ADSs (ii) excludes options to purchase up to 24,892,770 of our ordinary shares outstanding as of the date of this prospectus.

 THE OFFERING

Price per ADS	We estimate that the initial public offering price will be between US$ and US$ per ADS.
ADSs offered by us	ADSs
ADSs outstanding immediately after this offering	ADSs (or ADSs if the underwriters exercise in full the over-allotment option).
Ordinary shares outstanding immediately prior to this offering	ordinary shares.
Ordinary shares outstanding immediately after this offering	ordinary shares (or ordinary shares if the underwriters exercise in full the over-allotment option).
Over-allotment option

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of        additional ADSs at the initial public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

[Reserved ADSs

At our request, the underwriters have reserved for sale, at the initial public offering price, up to an aggregate of            ADSs offered in this offering to some of our directors, officers, employees, business associates and related persons through a directed share program.]

The ADSs	Each ADS represents ordinary shares. The ADSs will be evidenced by American Depositary Receipts, or ADRs.

The depositary will be the holder of the ordinary shares represented by the ADSs and you will have the rights of an ADR holder as provided in the deposit agreement dated                        , 2011 among us, the depositary and holders and beneficial owners of ADSs from time to time.

You may surrender your ADSs to the depositary to withdraw the ordinary shares represented by your ADSs. The depositary will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement for any reason without your consent. Any amendment that imposes or increases fees or charges or which materially prejudices any substantial existing right you have as an ADS holder will not become effective as to outstanding ADSs until 30 days after notice of the amendment is given to ADS holders. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section in this prospectus entitled "Description of American Depositary Shares." We also encourage you to read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus.

Use of proceeds

We estimate that we will receive net proceeds of approximately US$        million from this offering, assuming an initial public offering price of US$        per ADS, the mid-point of the estimated range of the initial public offering price, after deducting estimated underwriter discounts, commissions and estimated offering expenses payable by us. We expect to use the net proceeds for general corporate purposes, including working capital needs.

Risk factors

See "Risk Factors" and other information included in this prospectus for a discussion of the risks relating to investing in our ADSs. You should carefully consider these risks before deciding to invest in our ADSs.

Listing	We have applied to list our ADSs on the Nasdaq Global Market. Our ordinary shares will not be listed on any exchange or quoted for trading on any over-the-counter trading system.
Proposed Nasdaq Global Market symbol	WOWO
Depositary	Citibank, N.A.
Lock-up

We, our directors, executive officers, existing shareholders and option holders have agreed with the underwriters not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 180 days after the date of this prospectus. See "Shares Eligible for Future Sale" and "Underwriting."

 SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following tables set forth the summary consolidated financial and operating data of Beijing Wowo Tuan, for the periods indicated.

        Beijing Wowo Tuan was incorporated on May 26, 2008 and commenced its group buying business in March 2010. Our Chief Executive Officer and also the major shareholder, Mr. Maodong Xu, and his wife, Ms. Fang Zhou, who subsequently transferred her interest in the company to Mr. Tianqing Xu, the brother of Mr. Maodong Xu, acquired the online group buying services of Beijing Wowo Tuan, on December 30, 2010. As a result of Beijing Wowo Tuan becoming wholly owned by two shareholders acting in collaboration, we have applied push down accounting to the transaction. Under this basis of accounting, the cost of the acquisition of Beijing Wowo Tuan to Mr. Maodong Xu and Mr. Tingqing Xu has been allocated to the identifiable assets and liabilities of Beijing Wowo Tuan using the fair value of those assets and liabilities and the excess thereof has been recorded as goodwill. Consequently, the pre-change in basis financial statements (predecessor) of Beijing Wowo Tuan and its post-change in basis financial statements (successor) are not comparable in certain significant respects, including the recognition of intangible assets and goodwill of Beijing Wowo Tuan, since the relevant periods are presented on different accounting bases. However, because the date of change in basis was December 30, 2010, the consolidated financial data of Beijing Wowo Tuan are presented through December 31, 2010 with no adjustments to the historical basis as adjustments to the amounts required for the one day of December 31, 2010 would not be material.

        The following tables set forth the summary consolidated statements of operations and balance sheet data for the years ended and as of December 31, 2009 and 2010, and have been derived from our audited consolidated financial statements of Beijing Wowo Tuan, which are included elsewhere in this prospectus. Beijing Wowo Tuan had no operation for the period from May 26, 2008, the date of incorporation, to December 31, 2008, and incurred minimal expenses of less than US$1,000 during that period.

        The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," both of which are included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of our results expected for any future periods.

	For the year ended December 31,
	2009 (predecessor)	2010 (predecessor)
	(US$ in thousands)
Consolidated statement of operation data
Net revenues	—	2,633
Cost of revenues	—	2,179

Gross profit	—	454
Other operating income	0.7	—

Operating expenses:
Selling and marketing	—	261
General and administrative	0.8	210
Total operating expenses	0.8	471

Loss from operations	—	(17)

Other expenses	—	0.3

Loss before provision for income tax	(0.1)	(17)
Provision for income tax	—	40

Net loss	(0.1)	(57)

	As of December 31,
	2009 (predecessor)	2010 (successor)
	(US$ in thousands)
Consolidated balance sheet data
Total current assets	5.1	790
Total assets	5.1	3,394
Total current liabilities	1.7	1,245
Total liabilities	1.7	1,381
Total shareholders' equity	3.3	2,013
Total liabilities and shareholders' equity	5.1	3,394

Operating data

		As of and for the three months ended
	As of and for the year ended December 31, 2010 (predecessor)
		March 31, 2011 (successor)	June 30, 2011 (successor)
Subscribers (in million)(1)	0.4
Featured deals(2)	703
Wowo Coupons sold(3)	328,790
Average coupon price (in RMB)(4)	54.75

(1)
Reflects the total number of subscribers on the last day of the applicable period.
(2)
Reflects the total number of featured deals in the applicable period.
(3)
Reflects the total number of Wowo Coupons sold in the applicable period.
(4)
Reflects the average selling price of Wowo Coupons in the applicable period.

 RISK FACTORS

        Investing in our ADSs involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our ADSs. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

        If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our ADSs could decline, and you may lose some or all of your investment.

Risks Relating to Our Business and Industry

We have a limited operating history and our business model is subject to uncertainties, which makes it difficult to evaluate our business.

        We launched our group buying services in March 2010. We have a limited operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult for you to evaluate our business, financial performance and prospects, and our historical growth rate may not be indicative of our future performance. Although we have achieved significant revenue growth since our inception, we cannot assure you that we will be able to achieve similar growth in the future. Moreover, a substantial portion of such growth was achieved through acquisition of selected local group buying service providers in second- and third-tier cities in China. We do not plan to continue our growth through similar acquisition strategy in the future and we cannot assure you that the acquired local group buying businesses will grow as quickly as we have planned. In addition, the group buying business is still a new market in China. Although we have experienced substantial growth since our inception in early 2010, given our limited history it is difficult to predict if the growth will be sustainable in the future, and the market might evolve in ways that are difficult to anticipate. You should consider our prospects in light of the risks and uncertainties that fast-growing companies in a rapidly evolving market may encounter. These risks and difficulties include, but are not limited to:

  •
  a new and relatively unproven business model;

  •
  our ability to anticipate and adapt to a developing market and industry;

  •
  our need to achieve greater brand recognition;

  •
  our ability to attract sufficient subscribers, and generate sufficient net sales or cash flow;

  •
  difficulties in managing rapid growth in personnel and operations;

  •
  high expenditures associated with our geographic expansion, brand promotion and marketing activities; and

  •
  our ability to compete in the market.

        We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of the risks described above could have a material adverse effect on our business.

We have never been profitable and may continue to incur losses in the future.

        We incurred net loss in the amount of US$57,178 in 2010, primarily due to the early stage of development of our business. As we continue to expand our business, we expect our operating expenses to continue to increase in the foreseeable future. Although we expect our net loss to decrease as a percentage of our total net revenues as we continue to expand and develop, we may continue to incur losses in the future.

We operate in an intensely competitive environment, which may lead to declining revenue growth or other circumstances that would negatively affect our business, financial condition and results of operations.

        The group buying industry in China is highly competitive due to a number of factors, such as the relatively low barriers to entry, the continued growth of e-commerce in China and the growing acceptance of online shopping by Chinese Internet users which has resulted in a large number of group buying players. According to the Analysys Report, there were over 3,500 group buying service providers in China as of December 31, 2010, and the total transactional value of group buying in China was estimated to be approximately RMB2.4 billion in 2010. Many major Chinese portal and e-commerce websites such as taobao.com also offer coupon or group buying discount services. Major Chinese social network sites have also started to offer group buying services, which could pose significant competition to our business given the usually large user base of such social network sites and the synergy of the business models between group buying services and social network services. In addition, certain specialized Internet websites offer coupons or group purchase discounts on specific goods or services, which could directly or indirectly compete with our business. Some of our competitors invest significant capital and human resources in advertisements and promotions, which could potentially dilute our brand recognition and affect our subscriber base. Our competitors may also offer similar deals at lower prices than we do or with packages more attractive than ours. In addition, certain competitors may be willing to offer group buying deals to subscribers or service packages to merchants that generate low or negative gross profit margins in an effort to increase market share. Some of these websites that offer group coupon services in China have longer operating histories, greater financial, marketing and other resources and larger subscriber bases than we do. Such competitors may leverage their resources and existing subscriber or user bases to quickly increase their market shares.

        According to the Analysys Report, starting in 2011 the Chinese group buying industry has been going through a consolidation phase due to intense competition and as a result, many group buying service providers which cannot adapt quickly did not or will not survive the market evolvement. Market share has been converging to a limited number of primary, national-scale group buying service providers, including us. We believe our ability to maintain our position and market share depends on many factors, such as:

  •
  quality of merchant clients' goods and services and subscriber satisfaction;

  •
  our ability to retain and expand subscriber base and merchant client network;

  •
  the number and variety of group buying deals we are able to offer;

  •
  our reputation and brand recognition relative to our competitors; and

  •
  the continued growth of the economy in China in general and the online service industry in particular.

        See "Our Business—Competition." If we are not able to respond to the change in market conditions or subscriber preferences, or if we fail to successfully execute our business strategy, our business, financial condition and results of operations may be adversely affected.

The economy of China in general and the online service industry in particular may not grow as quickly as expected, which may adversely affect our revenues and business prospects.

        Our business and prospects depend on the continuing development and expansion of the group buying industry in China, which in turn depends on the continuing growth of the economy of China in general and the online service industry in particular. Both China's group buying industry and the online service industry have experienced substantial growth in recent years both in terms of number of subscribers and revenues. We cannot assure you, however, that the group buying industry or the online service industry will continue to grow at the same pace as in the past. Growth is affected by numerous factors, such as regulatory changes, public perception of and receptiveness towards the group buying industry, subscribers' general online purchasing experiences, technological innovations, development of Internet and Internet-based services, and the macroeconomic environment. Moreover, concerns about fraud, privacy and other problems may discourage additional subscribers and merchant clients from adopting e-commerce. If the group buying industry in China or the online service industry does not grow as quickly as expected, our subscriber base may decrease and our business and prospects may be adversely affected.

Strategic acquisitions may have a material and adverse effect on our business, financial conditions and results of operations.

        As part of our strategy to enhance our local presence, Beijing Wowo Tuan has entered into agreements with 23 leading local group buying service providers in second- and third-tier cities in China to establish new companies in which Beijing Wowo Tuan holds controlling equity interests or to acquire such local group buying service providers' businesses. We formulate the overall business strategy for these newly established companies or acquired businesses, while the local service providers manage the daily operations in their respective cities. As a result, we had operations in 146 cities across China with localized management, sales, operations and execution teams in each city as of June 30, 2011. As a result of the acquisitions and the increase in our workforce, we anticipate our operating expenses to increase accordingly, which could have an adverse effect on our results of operations.

        There is no guarantee that we can achieve the intended business and revenue growth through our strategic acquisitions. Newly formed companies which became our consolidated affiliated entities may not achieve the financial results we expect. Acquisitions of controlling equity interests and the subsequent integration of the newly formed consolidated affiliated entities into our business network would require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business, financial conditions and results of operations. In addition, acquisitions of equity interests could result in the outflow of substantial amounts of cash, potentially dilutive issuances of equity securities, and impairment charges for other intangible assets and exposure to potential unknown liabilities of the acquired businesses.

If we fail to retain existing merchant clients or attract new merchant clients, our business, financial conditions and results of operations may be adversely affected.

        We depend on our merchant clients to provide group buying deals on goods and services for which Wowo Coupons can be redeemed. We have a large number of merchant consultants and merchant service representatives in the cities where we offer group buying services, who maintain cooperative relationships with existing merchant clients and identify and form new relationships with other local merchants on an ongoing basis. We typically do not enter into long term contractual arrangements with merchant clients for group buying deals, and only collaborate with merchant clients to design, promote and distribute group buying deals on a deal-by-deal basis. Our ability to retain existing merchant clients and attract new local businesses to our group buying services is crucial to our ability to offer attractive and diversified group buying deals to our subscribers on a continuous basis. However, our merchant clients may find our group buying campaigns no longer suitable to their business operations due to a number of factors, such as changing market conditions, changing business goals of the merchant clients, or other factors that are out of our control which prevent us from designing a group buying deal campaign with more favorable terms for a merchant client. If existing merchant clients find our group buying services to be ineffective or not tailored to their needs, they might decide not to continue their cooperation with us. Existing merchant clients might also switch to our competitors who offer better services or more attractive pricing terms. On the other hand, we may not succeed in our efforts to secure new group buying arrangements with local merchants due to a number of factors, such as lack of access to the local businesses' desired customer base, or inability to offer group buying discount rates that are acceptable to the local businesses. If we are not able to retain and expand our local merchant client base, the number and variety of group buying deals we are able to offer our subscribers may decrease, which as a result may adversely affect our business, financial conditions and results of operations.

We rely on our merchant clients to provide goods and services to our subscribers who purchase Wowo Coupons and our quality control may not always be sufficient, which could result in the need for refunds or replacements and could affect our profits and brand.

        We formulate, promote and distribute group buying deals in collaboration with our merchant clients. Once our subscribers purchase Wowo Coupons from our website that can be redeemed for goods or services, we rely on our merchant clients to provide such goods and services to our subscribers. Any customer dissatisfaction resulting from poor quality of goods or services provided by our merchant clients could have an adverse effect on our reputation or revenue if customers make claims publicly and request refunds. Many of our merchant clients are small local business operators that lack the necessary resources for adequate quality control. Moreover, when designing the group buying deals, we and our merchant clients might not always accurately estimate the merchant clients' inventories or service capacity, which could lead to overselling Wowo Coupons for a particular deal and result in the local merchants' failure to provide the goods or services upon redemption. Our business depends on our ability to ensure that high quality goods and services are provided to our subscribers on a consistent basis. This has placed, and will continue to place, substantial demands on our operational, technological and other resources. We have a call center in Shandong with a 1,000-operator capacity that is mainly responsible for subscriber support and have dedicated local quality control teams that work closely with our local merchant clients to ensure subscriber satisfaction. We cannot assure you that such measures will always be sufficient in discovering and remedying service shortcomings or merchandise defects, some of which are out of our control. If subscribers are not satisfied with the goods and services and request refunds or replacement of goods, it could adversely affect our cash flows, financial conditions and operation results. In addition, as we expand the types of goods and services for which we offer group coupons, the operational cost of quality control will also likely increase, which will have a negative effect on our profits.

If we are forced to offer a more favorable or accelerated payment scheme to our merchant clients, our operating cash flow and results of operations may be adversely affected.

        We generate substantially all of our revenues from the sales of Wowo Coupons to our subscribers. We collect cash upfront when our subscribers purchase Wowo Coupons, and we make payments to the merchant client who provides the goods or services for which the coupons are redeemed, on later dates and in several installments, usually proportional to the ratio of the redeemed Wowo Coupons as to the total number of Wowo Coupons sold. We leverage the operating cash inflows provided by the payments received from subscribers to fund our working capital needs. If we are forced to offer a more favorable or accelerated payment scheme to our merchant clients as a result of a shift in market practice or an increase in the bargaining power of our merchant clients, our operating cash flow and results of operations may be adversely affected and we may have to seek alternative financing to fund our working capital needs.

An increase in our refunds to our subscribers may adversely affect our liquidity and profitability.

        To enhance the subscriber experience and service quality, we offer our subscribers refunds on the coupons they have purchased, if a subscriber is not satisfied with the goods or services after redemption, or if a subscriber has not redeemed the coupon upon its expiration. A subscriber can contact our call center for a refund request. We are in the process of implementing an automated refund system on our website through which a subscriber can claim refund. Starting from January 2011, we set aside 3% of the purchase price for refund purposes for each group buying deal. After we grant a refund to a subscriber, we typically claim reimbursements from the merchant client who provides the goods or services pursuant to our contractual arrangement with such merchant client, but there is no guarantee that we will be reimbursed in full, or at all. In addition, our standard agreements with our merchant clients generally limit the time period during which we can claim reimbursement of refunds we pay to our subscribers. The continued growth of business and the increased number of our merchant clients puts a high demand on our service and merchandise quality control. If we are not able to scale our quality control operations correspondingly we may incur a higher refund expense as a result, which would have an adverse effect on our liquidity and profitability.

If we fail to retain our existing subscribers or attract new subscribers, our business, financial conditions and results of operations may be adversely affected.

        To maintain our revenue and profitability, it is important for us to generate a sizable subscriber base on our websites. We must attract and retain subscribers by providing group buying deals on attractive goods and services on a continuous basis and offering our subscribers new and valuable services. The acquisition of new subscribers and measures taken to increase stickiness of existing subscribers involve certain costs, which could be significant given the intense competition and fast evolving market conditions. We cannot assure you that such acquisition efforts will result in an increase in the number of registered subscribers, or that the market spending or subscriber acquisition cost will be justified by an increase in revenues either on an aggregated or per subscriber basis. Moreover, it is possible that our merchant clients may find the composition of our subscriber base undesirable to their businesses, which in turn makes it difficult for us to secure attractive group buying deals offered by such merchant clients to retain our subscribers or to attract new subscribers. The occurrence of any of the foregoing may have a materially adverse effect on our business, financial conditions and results of operations.

We may be required to acquire the remaining equity interest in our consolidated affiliated entities which could have a material adverse effect on our financial condition and results of operations.

        We have entered into agreements with the original shareholders of 23 leading local group buying service providers in second- and third-tier cities in China to jointly establish new companies in which Beijing Wowo Tuan holds controlling equity interests or to acquire such local group buying service providers' businesses. Some of the agreements, including the agreements for local group buying services in Changsha and Shijiazhuang, contain a provision which allows the original shareholders of these local group buying services, within certain period of our initial public offering and subject to the achievement of certain operation results of such local group buying businesses, to request us to acquire their remaining interests in the acquired business at a price based on pre-determined formula. Under these agreements, we are obligated to acquire their remaining interests within certain period, typically six months, upon the receipt of their requests. In the event that these original shareholders exercise their options to sell the equity interest to us, we may need to use cash on hand or raise additional funds through debt or equity financing to acquire their remaining interests, which will affect our liquidity position or have a dilutive impact to our existing shareholders.

Any restrictions on the sending of emails or messages or a decrease in subscriber willingness to receive updates through messages could adversely affect our revenue and business.

        We offer our subscribers an option to receive group buying deals and updates through email and other messaging services. Wowo coupons purchased as a result of email and other messages sent by us, generate a portion of our revenue. In addition, we will rely on email and other messaging services to implement the location-based group buying service that we are contemplating. If we are unable to successfully deliver email or other messages to our subscribers or potential subscribers, or if subscribers decline to open our email or other messages, our revenue and profitability would be adversely affected. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails or other messages could also materially and adversely impact our business. From time to time, Internet service providers block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or other messages to third parties. In addition, our use of email and other messaging services to send communications about our website or other matters may result in legal claims against us, which if successful might limit or prohibit our ability to send emails or other messages. Any disruption or restriction on the distribution of emails or other messages or any increase in the associated costs would materially and adversely affect our revenue and profitability.

We may not be successful in our efforts to monetize Wowo Platform and GEM.

        We have made investments in the research and development of Wowo Platform and GEM. Wowo Platform is a new location-based service whose business viability has not been sufficiently tested or validated. The success of Wowo Platform depends on a number of factors, such as subscribers' receptiveness towards this new type of service, our ability to attract local merchants and other group buying service providers to offer group buying deals on Wowo Platform, and our ability to deliver relevant local group buying deals to targeted subscribers. We cannot assure you we will be successful in our efforts to monetize Wowo Platform upon its anticipated official launch in August 2011. GEM is a guest electronic management system that allows our merchant clients to process the Wowo Coupons electronically as well as to manage existing customer relationships and track customer purchasing behavior on a real-time basis. Currently we are in the process of installing GEM at selected merchant clients' sites. We will explore ways to monetize GEM once the installation reaches a critical mass. If we fail to monetize Wowo Platform or GEM, or are unable to generate enough revenue through their operation to recuperate the development and operation costs, our business and results of operations may be adversely affected.

We may not be able to successfully expand the types of services and merchandise for which we offer group buying deals, which could adversely affect our business, financial conditions and results of operations.

        We currently organize our group buying deals into four vertical channels, namely, travel, hotels, beauty products and services, and other life style goods. We intend to continue to increase the variety of group buying deals in each of the existing vertical channels, as well as add new vertical channels to better characterize and manage our offerings and enhance subscriber purchase experience. We may need to make substantial investments in connection with such efforts. We may also face greater competition in specific categories from other group buying service providers that are more focused on such categories. In addition, we need to make investments in quality control and after-sale services for new categories of goods and services for which we offer group buying deals and such investments could be significant or exceed our budget. If the launch of a new category requires investments greater than we expect, or if we are unable to offer enough group buying deals which are of high quality, value and variety or if the revenue generated from a new category grows more slowly or produces lower gross profits than we expect, our business, financial condition and results of operations could be adversely affected.

The development and launch of new services or new technologies may not be achieved in a timely manner or at all and such services or technologies may not be successful.

        Our success in attracting new subscribers and retaining existing subscribers depends partly on our ability to consistently develop and launch new and innovative services and technologies. Although we will continue to focus on research and development going forward, we cannot assure you that we will continue to be able to upgrade the technology required to maintain our leading position in or to keep up-to-date with developments across the group buying industry and to launch such services or new technologies in a timely manner or at all. New technologies and software are also less likely to be reliable, robust and resistant to viruses or failure. Given the fast growth of the group buying industry, we might not have enough time to fully test the new technologies and software we develop before we deploy them on our website, which might cause service problems and a negative subscriber experience. We are developing a number of new services and technologies, such as the guest electronic management system, or GEM, the redesigning of our websites, the introduction of social networking and location-based marketing, to enhance the subscriber experience and facilitate access to and usage of our services. There is no guarantee such new services and technologies will achieve their desired effect of retaining existing and attracting new subscribers and local merchant clients, or generate sufficient revenue or other value to justify our investment, and as a result our business, financial conditions and results of operations may be adversely affected.

        Moreover, the software we developed for mobile Internet devices may not be able to gain wide adoption as we expect. Compared with personal computer, the mobile Internet devices typically have lower screen resolution, less memory and more limited functionality, which makes the access to our services through such devices relatively difficult, especially for displaying coupon images and descriptions that are designed primarily for online distribution. If we are unable to attract and retain a substantial number of non-PC device subscribers to our services or if we are slow to develop services and technologies that are more compatible with mobile Internet communications devices relative to our competitors, we may fail to capture a significant share of new subscribers or lose our existing subscribers who switch to mobile Internet devices for their group buying deal purchases.

Our management team has a limited history of working together and may not be able to execute our business plan.

        Although we believe our experienced management team is one of our competitive strengths, our management team has worked together only for a limited period of time and has a limited track record of executing our business plan as a team. We have recently filled a number of positions in our senior management and finance and accounting staff. Accordingly, certain key personnel have only recently assumed the duties and responsibilities they are now performing, and thus, it is difficult to predict whether our management team, individually and collectively, will be effective in operating our business. In addition, the smooth integration of the local group buying businesses we acquired depends on our senior management's ability to work closely and efficiently with the local management teams that joined our business as part of the acquisition. We cannot assure you that communications between the senior management team and the local management teams will always be effective, or the executions at the local levels will always have the results that the senior management team expects. Moreover, the integration process might take longer than we expected, which might have a negative impact on our results of operations.

We rely on our senior management and key employees.

        Our success is dependent upon the expertise and continued service of our senior management and other key personnel. Our Chairman and Chief Executive Officer, Mr. Maodong Xu, is a highly regarded entrepreneur in the retail and new media industries in China and has over two decades of experience in managing China-based retail and technology companies. He founded and managed the largest supermarket chain in Shandong province, Qilu Supermarket, between 1992 and 2000. He also founded one of the largest wireless B2B messaging businesses in China in which Telstra is currently a majority shareholder. In addition, Mr. Xu has personally invested in several start-up companies including Meixun, which operates one of the largest mobile newspaper platform in China. Our Chief Financial Officer, Mr. Daniel Mingdong Wu, has over fifteen years of experiences in managing technology and advertising companies, and in investment banking and finance. He is the former Chief

Financial Officer of Focus Media, a digital media company that operates the largest out-of-home advertising network in China and is listed on NASDAQ. Other members of our senior management team are also crucial to our smooth operation and continued innovation. In addition, we rely on a limited number of specialized staff members in certain areas of our IT operations where we do not receive support from external service providers. Furthermore, our ability to expand our operations to accommodate our anticipated growth will also depend on our ability to retain the management teams of the local businesses in which we acquired controlling equity interests and attract additional personnel such as qualified risk managers, finance, management, marketing, and technical personnel and others. Competition for these employees is intense due to the limited number of suitably qualified professionals. If we fail to attract and retain such personnel it may be difficult for us to manage our business and meet our objectives and our operational results or financial conditions may be adversely affected.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

        We believe that our reputation among our subscribers and local merchant clients as a group buying service provider with highly-valued deals and reliable services and our "Wowo Tuan" brand is of significant importance to the success of our business. A well-recognized brand is critical to increasing our subscriber base and, in turn, increasing our revenue. Since the group buying market is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which may be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as:

  •
  cost-effective market campaigns to increase brand recognition and awareness in a highly competitive market;

  •
  our ability to deliver highly-valued group buying offers on a continuous basis; and

  •
  effective quality control of goods and services provided to our subscribers by our local merchant clients.

        We have conducted, and will continue to conduct, various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations may be materially and adversely affected.

Negative publicity on the group buying industry could adversely affect our business.

        The success of our business depends on the continued growth of public acceptance of group buying services. Since its inception in early 2010, the group buying industry in China has received certain negative publicity of consumer dissatisfaction due to poor service and merchandise quality of group buying deals offered by certain group buying service providers, partially attributable to its exponential growth and the substantial number of new market entrants. According to the Analysys Report, starting from 2011 the market has been going through a significant consolidation phase after which only a few group buying service providers with adequate resources and sophisticated management are expected to survive and remain competitive. The overall quality of group buying services is expected to increase as a result, which may in turn enhance the public image and acceptance of the group buying industry. However, there is no guarantee such market consolidation will achieve the expected effect, and if public opinion of the group buying industry is affected by continued negative publicity, we may experience a slowdown in market growth and as a result our business, financial conditions and results of operations may be adversely affected.

We have limited insurance coverage and may incur losses resulting from product liability claims or business interruptions.

        As the insurance industry in China is still in an early stage of development, insurance companies in China currently offer limited business insurance products. We do not have any product liability insurance or business interruption insurance. As we continue to expand our group buying deals, we may be increasingly exposed to vicarious product liability claims related to product defects in the design or manufacture of such general merchandise. Any product liability claims, business disruption, or natural disaster could result in us incurring substantial costs and the diversion of resources, which would have an adverse effect on our business and results of operations.

We rely on third parties payment processing service providers and any disruption to the provision of these services to us could materially and adversely affect our business and results of operations.

        We rely on third parties payment processing service providers to provide payment processing services, including the processing of credit cards and debit cards. We currently derive over 90% of our revenues through Alipay. Our business could be disrupted if Alipay becomes unwilling or unable to provide payment processing services to us, and we may incur additional cost as we seek alternative payment processing service providers. Moreover, the third-party payment processing service providers may fail to obtain, maintain or renew their required qualifications, which may result in disruption in their services to us.

        For all the online payment transactions, secured transmission of confidential information, such as subscribers' credit card numbers and expiration dates, personal information and billing addresses, over public networks is essential to maintain subscribers' confidence in us. Our current security measures and those of the third parties payment processing service providers may not be adequate. We must be prepared to increase and enhance our security measures and efforts so that our subscribers have confidence in the reliability of the online payment systems that we use, which will impose additional costs and expenses and may still not guarantee complete safety. In addition, we do not have control over the security measures implemented by our third-party payment processing service providers. Security breaches of the online payment systems that we use could expose us to litigation and possible liability for failing to secure confidential customer information and could, among other things, damage our reputation and the perceived security of the online payment systems that we use.

        In addition, we may in the future increase the variety of payment methods accepted on our website. As we offer new payment options to subscribers, we may be subject to additional regulations and compliance requirements. We pay intercharge and other fees to third-party payment channels, which may increase over time and raise our operating costs and lower profitability.

We depend on our information technology systems and infrastructure, which may fail or be subject to disruption.

        We are dependent on our IT systems for handling purchase orders, and the efficiency and reliability of our systems are in turn dependent on the functionality and stability of the underlying technical infrastructure. The functionality of the servers that we use and the related hardware and software infrastructure are of considerable significance to our business, our reputation and our ability to attract merchant clients and subscribers. Our IT systems may be damaged or interrupted by human errors, unauthorized access, destruction of hardware, power cuts not covered by backup facilities, system crashes, software problems, virus attacks, natural hazards or disasters, or similar disruptions or disruptive events. Furthermore, our current IT systems may be unable to support a significant increase in online traffic or increased number of subscribers, whether as a result of organic or inorganic growth of the business. We have in place business continuity procedures, disaster recovery systems and security measures to protect against network or technical failures or disruptions. Despite such procedures, failures in computer processing and weaknesses in the existing software and hardware cannot be completely prevented or eliminated. Any failure of our IT systems and infrastructure could lead to significant costs and disruptions that could reduce revenues, harm our business reputation and have a material adverse effect on our operations.

        In addition, we rely on bandwidth providers, communications carriers, data centers and other third parties for key aspects of the process of providing services to our subscribers. Any failure or interruption in the services and products provided by these third parties could limit our ability to operate certain aspects of our businesses, which could in turn have a material adverse effect on our business and financial conditions.

We expect to incur significant costs from a variety of marketing efforts designed to increase our net revenues and some marketing campaigns and methods may not be effective or provide the results we expect.

        We plan to engage in a variety of different marketing efforts tailored to our target subscribers to expand our subscriber base. Our marketing activities, which we expect to involve significant costs, may not be well received by users and may not result in the levels of revenue increase that we anticipate. Marketing approaches and tools in the group buying industry in China are evolving. This further requires us to enhance our marketing approaches and experiment with new marketing methods to keep pace with industry developments and user preferences. Failure to refine our existing marketing approaches or to introduce new effective marketing approaches in a cost effective manner could reduce our market share, cause our net revenues to decline and negatively impact our profitability.

Technical or other limitations on Internet use could have a negative impact on our business.

        The Internet currently represents our main service channel for group buying services. New regulations governing the use of the Internet could be issued at the national or provincial level, or existing regulations could be interpreted more strictly. No assurance can be given that e-commerce in general or our online services in particular will not be adversely impacted by further evolvement of regulations. Technical limitations on Internet use can also be developed or implemented. For example, restrictions can be implemented on personal Internet use in the workplace in general or access to our website in particular. This could lead to a reduction of subscriber activities or a loss of subscribers altogether, which in turn could have a material adverse effect on our financial position and results of operations.

Failure to adequately protect subscriber account information could have a material adverse effect on us.

        We process subscribers' personal data (including name, address, age, bank details and purchase history) as part of our business and therefore must comply with data protection laws in China. Data protection laws restrict our ability to collect and use personal information relating to customers and potential customers. Notwithstanding our IT and data security and other systems, we may not be effective in detecting any intrusion or other security breaches, or safeguarding against sabotage, hackers, viruses and cyber crime. We are exposed to the risk that personal data could in the future be wrongfully accessed and/or used, whether by employees, customers or other third parties, or otherwise lost or disclosed or processed in breach of data protection regulations. If we or any of the third party service providers on which we rely fail to transmit customer information and payment details online in a secure manner, or if any such theft or loss of personal customer data were otherwise to occur, it could subject us to liabilities under the data protection laws or result in the loss of the goodwill of our customers.

We might not be able to adequately protect our intellectual property rights.

        We believe our domain names, trademarks, technology know-hows and other intellectual properties are our competitive advantages and are important to our success to date and our future prospects. We have been investing resources to develop our own intellectual properties and we take prudent steps to protect our intellectual properties and know-hows. But we cannot assure you such steps will be sufficient to prevent the infringement of our intellectual properties. If we fail to adequately protect our intellectual property rights, including our rights in know-how or our trademark, it could have a material adverse effect on our operations.

        The validity, enforceability and scope of protection available under intellectual property laws with respect to the Internet industry in China are uncertain and still evolving. Implementation and enforcement of PRC intellectual property-related laws have historically been deficient and ineffective. Accordingly, protection of intellectual property rights in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend our intellectual property rights or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and the diversion of resources and management's attention.

Failure to effectively detect and prevent fraudulent transactions would increase our losses and adversely affect our business, financial conditions and results of operations.

        We offer group buying deals in the form of redeemable coupons with unique identifiers. It is possible that subscribers or other third parties will seek to create counterfeit coupons in order to fraudulently purchase discounted goods and services from our merchant clients. While we use advanced anti-fraud technologies, it is possible that technically knowledgeable criminals will attempt to circumvent our anti-fraud systems using increasingly sophisticated methods. In addition, our services could be subject to employee fraud or other internal security breaches, and we may be required to reimburse subscribers and/or merchant clients for any funds stolen or revenue lost as a result of such breaches. Our merchant clients could also request reimbursement, or stop using our coupon marketing campaign, if they are affected by buyer fraud or other types of fraud.

        We may incur significant losses from fraud and counterfeit coupons. We may incur losses from merchant client fraud and from erroneous transmissions. While we have taken measures to detect and reduce the risk of fraud, these measures need to be continually improved and may not be effective against new and continually evolving forms of fraud or in connection with new product offerings. If these measures do not succeed, our business, financial conditions and results of operations may be adversely affected.

During the course of the audit of our financial statements, we and our independent registered public accounting firm identified three material weaknesses and three significant deficiencies in our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results in accordance with U.S. GAAP may be materially and adversely affected. In addition, investor confidence in us and the market price of our ADSs may decline significantly if we or our independent registered public accounting firm conclude that our internal control over financial reporting is not effective.

        We will be subject to reporting obligations under U.S. securities laws after this offering. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Prior to this offering, we were a private company and have had limited accounting personnel and other resources with which to address our internal control over financial reporting. We and our independent registered public accounting firm, in connection with the preparation and external audit of Beijing Wowo Tuan for the year ended December 31, 2010 (predecessor), identified three material weaknesses and three significant deficiencies, each as defined in the U.S. Public Company Accounting Oversight Board Standard AU Section 325, Communications About Control Deficiencies in an Audit of Financial Statements, or AU325, in our internal control over financial reporting. As defined in AU325, a "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

        The material weaknesses identified are related to (i) lack of accounting personnel with appropriate knowledge of U.S. GAAP, (ii) lack of comprehensive accounting policies and a procedures manual in accordance with U.S. GAAP; and (iii) lack of risk assessment documentation. The significant deficiencies identified are related to (i) inadequate data management of the group buying management system, (ii) insufficient capacity of the Group Buying Management, or GBM, system to track sales return information; and (iii) lack of management approval procedures for allocating account access privileges.

        Neither we nor our independent registered public accounting firm have undertaken a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other control deficiencies in our internal control over financial reporting as we and they will be required to do after we become a public company. In light of the number of material weaknesses and other control deficiencies that were identified as a result of the limited procedures performed, we believe it is possible that, had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

        Following the identification of these material weaknesses and significant deficiencies, we have begun taking measures and plan to continue to take measures to remedy these weaknesses and deficiencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Internal Control over Financial Reporting." However, the implementation of these measures may not fully address these material weaknesses and other control deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct these material weaknesses and other control deficiencies or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and make related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our ADSs, may be materially and adversely affected.

        Upon completion of this offering, we will become subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act will require that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2012. In addition, beginning at the same time, our independent registered public accounting firm may be required to report on the effectiveness of our internal control over financial reporting. If we fail to remedy the problems identified above, our management and our independent registered public accounting firm may conclude that our internal control over financial reporting is not effective. This could adversely impact the market price of our ADSs due to a loss of investor confidence in the reliability of our reporting processes. We will need to incur significant costs and use significant management and other resources in order to comply with Section 404 of the Sarbanes-Oxley Act.

Our grant of employee share options, restricted shares or other share-based compensation and any future grants could have an adverse effect on our net income.

        U.S. GAAP prescribes how we account for share-based compensation and may have an adverse impact on our results of operations or the price of our ADSs. U.S. GAAP requires us to recognize share-based compensation as compensation expense in the statement of operations generally based on the fair value of equity awards on the date of the grant, with compensation expense recognized over the period in which the recipient is required to provide service in exchange for the equity award. The expenses associated with share-based compensation may reduce the attractiveness of issuing share options or restricted shares under our equity incentive plan. However, if we do not grant share options or restricted shares, or reduce the number of share options or restricted shares we grant, we may not be able to attract and retain key personnel. If we grant more share options or restricted shares to attract and retain key personnel, the expenses associated with share-based compensation may adversely affect our net income.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from expanding or growing our business.

        We may in the future be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. Additional equity financing may dilute the interests of holders of our ordinary shares, and debt financing, if available, may involve restrictive covenants and could reduce our profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.

Our legal right to lease certain properties could be challenged by property owners or other third parties, which may cause interruptions to our business operations.

        We lease all of the premises used for our offices. Certain lessors have not been able to provide the relevant housing ownership certificates for the properties leased by us. We have only filed two of our leases of the properties for registration with the relevant government authorities, as required under PRC law. In addition, some of our leased premises were mortgaged by the owners before we entered into lease agreements with them. As of the date of this prospectus, we are not aware of any actions, claims or investigations being contemplated by the relevant government authorities with respect to the defects in our leased real properties or any challenges by third parties to our use of these properties. However, if third parties who purport to be property owners or beneficiaries of the mortgaged properties challenge our right to lease these properties, we may not be able to protect our leasehold interest and may be ordered to vacate the affected premises, which could in turn materially and adversely affect our business operations and results of operations.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC governmental restrictions on foreign investment in Internet business, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

        Current PRC laws and regulations place certain restrictions on foreign ownership of companies that engage in Internet businesses, including the provision of Internet content distribution services. Specifically, foreign investors are not allowed to own more than 50% of the equity interests in any entity conducting Internet content distribution business or other value-added telecom businesses. We conduct our operations in China principally through contractual arrangements between our wholly-owned PRC subsidiary, Beijing Wowo Shi Jie Information Technology Co., Ltd., or Wowo Shi Jie, and three consolidated affiliated entities in China, namely, Beijing Wowo Tuan, Beijing Kai Yi Shi Dai Network Technology Co., Ltd., or Kai Yi Shi Dai, and Beijing Yi You Bao Information Technology Co., Ltd., or Yi You Bao, and their respective shareholders. Beijing Wowo Tuan has 13 PRC subsidiaries, namely Shijiazhuang Wowo Tuan Information Technology Co., Ltd., Jinan Wuzhiwu Information Technology Co., Ltd., Wuxi Yuzhong Internet Technology Co., Ltd., Shenyang Wowo Shijiu Internet Technology Co., Ltd., Hunan Wowo Tuan Information Technology Co., Ltd.,

Changzhou Wowo Tuan Information Technology Co., Ltd., Shaoxing Wowo Tuan Information Technology Co., Ltd., Langfang Wowo Tuan Internet Technology Co., Ltd, Chengdu Beiguo Technology Co., Ltd., Shenzhen Xunjie Time Media Co., Ltd., Ningbo Wowo Tuan Technology Co., Ltd., Xiamen Wowo Tuan Technology Co., Ltd., and Shaoxing Wowo Tuan Information Technology Co., Ltd., as well as 105 local branches as of the date of this prospectus. Our contractual arrangements with Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao and their respective shareholders enable us to exercise effective control over these entities and hence treat them as our consolidated affiliated entities and consolidate their results. For a detailed discussion of these contractual arrangements, see "Our History and Corporate Structure."

        We cannot assure you, however, that we will be able to enforce these contracts. Although we believe we are in compliance with current PRC regulations, we cannot assure you that the PRC government would agree that these contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. If the PRC government determines that we are not in compliance with applicable laws and regulations, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, restrict or prohibit our use of proceeds from this offering to finance our business and operations in China, shut down our servers or block our website, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, levy fines, confiscate our income or the income of our PRC subsidiary or affiliated PRC entities, or take other regulatory or enforcement actions against us that could be harmful to our business. The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with our consolidated affiliated entities in China and their shareholders for our operations, which may not be as effective as direct ownership in providing operational control.

        Since PRC laws restrict foreign equity ownership in companies engaged in Internet businesses in China, we rely on contractual arrangements with our consolidated affiliated entities, in which we do not hold shares, and their respective shareholders to operate our business in China. If we held the shares of Beijng Wowo Tuan, Kai Yi Shi Dai and Yi You Bao, we would be able to exercise our rights as a shareholder to effect changes in their respective board of directors, which in turn could effectuate changes at the management level, subject to any applicable fiduciary obligations. However, under the current contractual arrangements, we rely on our consolidated affiliated entities and their respective shareholders' performance of their contractual obligations to exercise effective control. In addition, our contractual arrangements generally have a term of ten years with an automatic extension of another ten years subject to Wowo Shi Jie's confirmation. In general, neither our consolidated affiliated entities nor their respective shareholders may terminate the contracts prior to the expiration date. However, the shareholders of the consolidated affiliated entities may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with our consolidated affiliated entities. We may replace the shareholders of our consolidated affiliated entities at any time pursuant to our contractual arrangements with them and their shareholders. However, if any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operation of PRC law and courts and therefore will be subject to uncertainties in the PRC legal system. See "—Any failure by our consolidated affiliated entities or their respective shareholders to perform their obligations under our contractual arrangements with them may have a material adverse effect on our business." Therefore, these contractual arrangements may not be as effective as direct holding of shares.

Any failure by our consolidated affiliated entities or their respective shareholders to perform their obligations under our contractual arrangements with them may have a material adverse effect on our business.

        Our consolidated affiliated entities and their respective shareholders may fail to take certain actions required for our business or follow our instructions despite their contractual obligations to do so. If they fail to perform their obligations under their respective agreements with us, we may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, which may not be effective.

        For example, under the equity pledge agreements between Wowo Shi Jie and the respective shareholders of Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao, these shareholders pledged all of their equity interests in Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao to Wowo Shi Jie. Our PRC counsel, Commerce & Finance Law Offices, has advised us that these pledges will be duly created and effective provided that such pledges are duly registered with the relevant local branch of the State Administration for Industry and Commerce in accordance with relevant PRC laws. We expect to complete the afore said pledge registration by September 2011. As a result, if any of Wowo Tuan, Kai Yi Shi Dai or Yi You Bao or any of their respective shareholders breaches its obligations under the contractual arrangements, we may have to take legal actions to compel them to enforce the pledges.

        All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in certain other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, which may make it difficult to exert effective control over our consolidated affiliated entities, and our ability to conduct our business may be adversely affected.

Contractual arrangements with our consolidated affiliated entities may result in adverse tax consequences to us.

        Under applicable PRC tax laws and regulations, arrangements and transactions among related parties may be subject to audit or scrutiny by the PRC tax authorities within ten years after the taxable year when the arrangements or transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities were to determine that the contractual arrangements between Wowo Shi Jie, our wholly-owned subsidiary in China, our consolidated affiliated entities in China and their respective shareholders were not entered into on an arm's-length basis and therefore constituted unfavorable transfer pricing arrangements. Unfavorable transfer pricing arrangements could, among other things, result in an upward adjustment on taxation. In addition, the PRC tax authorities may impose late payment fees and other penalties on our consolidated affiliated entities for the adjusted but unpaid taxes. Our results of operations may be materially and adversely affected if our consolidated affiliated entities' tax liabilities increase significantly or if they are required to pay late payment fees or other penalties.

The shareholders of our consolidated affiliated entities may have potential conflicts of interest with us, which may materially and adversely affect our business.

        We may replace the shareholders of our consolidated affiliated entities at any time pursuant to the equity option agreements. In addition, each of the shareholders of our consolidated affiliated entities has executed a power of attorney to appoint Wowo Shi Jie to vote on his or her behalf and exercise the full voting rights as the shareholder of the consolidated affiliated entities. However, we cannot assure you that when conflicts arise, the shareholders of our consolidated affiliated entities will act in the best interests of our company or that conflicts will be resolved in our favor. If we cannot resolve any conflicts of interest or disputes between us and the shareholders of our consolidated affiliated entities, we would have to rely on legal proceedings, which may be expensive, time-consuming and disruptive to our operations. There is also substantial uncertainty as to the outcome of any such legal proceedings.

We may rely principally on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC and Hong Kong subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business.

        We are a holding company, and we rely principally on dividends and other distributions on equity paid by our wholly-owned PRC subsidiary, Wowo Shi Jie, and our wholly-owned Hong Kong subsidiary, Wowo Holding Limited, which is the direct holding company of Wowo Shi Jie, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If Wowo Shi Jie or Wowo Holding Limited, as the case may be, incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements Wowo Shi Jie currently has in place with our consolidated affiliated entities in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us.

        Under PRC laws and regulations, Wowo Shi Jie, as a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise such as Wowo Shi Jie is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. At its discretion, it may allocate a portion of its after-tax profits based on PRC accounting standards to other funds. These statutory reserve funds and other funds are not distributable as cash dividends. As of June 30, 2011, the registered capital of Wowo Shi Jie was US$5,000,000. As of                        , our PRC subsidiary had allocated RMB     million to these statutory reserve funds. The total amount of our restricted net assets was RMB     million as of                        . Any limitation on the ability of Wowo Shi Jie or Wowo Holding Limited to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may limit our use of the proceeds we receive from this offering to fund our expansion or operations.

        In utilizing the proceeds we receive from this offering in the manner described in "Use of Proceeds," as an offshore holding company with a PRC subsidiary, we may (i) make additional capital contributions to our PRC subsidiary, (ii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, (iii) make loans to our PRC subsidiary or consolidated affiliated entities, or (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

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  capital contributions to our PRC subsidiaries, whether the existing one or newly established ones, must be approved by the PRC Ministry of Commerce or its local counterparts;

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  loans by us to our PRC subsidiaries, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with the PRC State Administration of Foreign Exchange, or SAFE, or its local branches; and

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  medium and long-term loans by us to our consolidated affiliated entities, which are domestic PRC entities, must be approved by the National Development and Reform Commission and must also be registered with SAFE or its local branches.

        On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into Renminbi by restricting how the converted Renminbi may be used. SAFE Circular 142 provides that the Renminbi capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within China, unless it is provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the Renminbi capital converted from the foreign currency registered capital of a foreign-invested company. The use of such Renminbi capital may not be altered without SAFE approval, and such Renminbi capital may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Violations of SAFE Circular 142 could result in severe monetary or other penalties. Furthermore, SAFE promulgated the Notice on Relevant Issues regarding the Strength of Administration of Foreign Exchange Operations or Circular No. 59 on November 19, 2010, which tightens the examination of the authenticity of the settlement of net proceeds from offshore public offerings and requires that the settlement of net proceeds shall be in accordance with the descriptions in the prospectus.

        In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to our future plans to use the U.S. dollar proceeds we receive from this offering for our expansion and operations in China. If we fail to receive such registrations or approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and ability to fund and expand our business.

We may lose the ability to use and enjoy assets held by our consolidated affiliated entities that are important to the operation of our business if such entities go bankrupt or become subject to dissolution or liquidation proceedings.

        As part of our contractual arrangements with our consolidated affiliated entities, such entities hold certain assets that are important to the operation of our business. If our consolidated affiliated entities go bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If our consolidated affiliated entities undergo voluntary or involuntary liquidation proceedings, the unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

If our consolidated affiliated entities fail to obtain and maintain the requisite assets, licenses and approvals required under the complex regulatory environment for online businesses in China, our business, financial condition and results of operations may be materially and adversely affected.

        The Internet industry in China is highly regulated by the PRC government and numerous regulatory authorities of the central PRC government are empowered to issue and implement regulations governing various aspects of the Internet industry. See "Regulations." Our consolidated affiliated entities are required to obtain and maintain certain assets relevant to their business as well as applicable licenses or approvals from different regulatory authorities in order to provide their current services. These assets and licenses are essential to the operation of our business and are generally subject to annual review by the relevant governmental authorities. Furthermore, our affiliated PRC entities may be required to obtain additional licenses. If our consolidated affiliated entities fail to obtain or maintain any of the required assets, licenses or approvals, their continued business operations in the Internet industry may subject them to various penalties, such as the confiscation of illegal net revenues, fines and the discontinuation or restriction of their operations. Any such disruption in the business operations of our affiliated PRC entities will materially and adversely affect our business, financial condition and results of operations.

Risks Relating to Doing Business in China

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of Internet businesses and companies.

        The PRC government extensively regulates the Internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the Internet industry. These Internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC regulation of Internet businesses include, but are not limited to, the following:

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  there are uncertainties relating to the regulation of Internet businesses in China, including evolving licensing practices. This means that permits, licenses or operations at some of our companies may be subject to challenge, or we may fail to obtain permits or licenses that may be deemed necessary for our operations or we may not be able to obtain or renew certain permits or licenses. The major permits and licenses that could be involved include, without limitation, the ICP license. If we fail to maintain any of these required licenses or approvals, we may be subject to various penalties, including fines and the discontinuation of or restrictions on our operations. Any such disruption in our business operations may have a material and adverse effect on our results of operations;

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  new laws and regulations may be promulgated that will regulate Internet activities, including online services. If these new laws and regulations are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties; and

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  we only have contractual control over our operating website www.55tuan.com. We do not own the website due to the restriction of foreign investment in businesses providing value-added telecom services in China, including Internet content distribution services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

        The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the Internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, Internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain any new licenses required under any new laws or regulations. There are also risks that we may be found to violate the existing or future laws and regulations given the uncertainty and complexity of China's regulation of Internet businesses.

        On July 13, 2006, the Ministry of Industry and Information Technology, or the MIIT, the successor of the Ministry of Information Industry, issued the Notice of the Ministry of Information Industry on

Intensifying the Administration of Foreign Investment in Value-added Telecom Services. This notice prohibits domestic telecom services providers from leasing, transferring or selling telecom business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecom business in China. According to this notice, either the holder of a value-added telecom business operating license or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecom services. The notice also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. Currently, Beijing Wowo Tuan and Kai Yi Shi Dai, two of our PRC consolidated affiliated entities, own the related domain names, and hold the ICP licenses necessary for the operation of our Wowo Tuan and Wowo Platform websites, and Beijing Wowo Tuan is in the process of applying for related trademarks with the Trademark Office of the State Administration for Industry and Commerce. In addition, as a result of our recent acquisitions we are in the process of merging into Wowo Tuan eight websites operated by our consolidated affiliated entities which have not received ICP licences. Pursuant to the Administrative Measures on Internet Information Services effective since September 25, 2000, commercial Internet information services are subject to licensing system. In case the operator provides commercial Internet information services without obtaining an operation license or the services provided by the operator exceed the scope of the services as permitted by the operation license, the relevant telecom administrative agency may order to have such act corrected within a specified period. Where there is illegal income, the illegal income may be confiscated and a fine of no less than three times but no more than five times the value of the illegal income would be imposed; where there is no illegal income or the illegal income does not exceed RMB50,000, a fine of no less than RMB100,000 but no more than RMB1,000,000 may be imposed; in the event of a serious case, the operator shall be ordered to close down its website.

The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering. Any requirement to obtain prior CSRC approval could delay, or create uncertainties regarding, this offering, and our failure to obtain this approval, if required, could have a material adverse effect on our business, results of operations, reputation and trading price of our ADSs.

        On August 8, 2006, six PRC regulatory authorities, including the CSRC, jointly promulgated the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the 2006 M&A Rules, which were later amended on June 22, 2009. According to the 2006 M&A Rules, an offshore special purpose vehicle, or SPV, refers to an overseas company controlled directly or indirectly by domestic companies or individuals for purposes of overseas listing of equity interests in domestic companies (defined as enterprises in the PRC other than foreign-invested enterprises). The 2006 M&A Rules require that the overseas listing by the SPV must be approved by the CSRC. However, the applicability of the 2006 M&A Rules with respect to CSRC approval is unclear. Accordingly, the application of the 2006 M&A Rules with respect to this offering and our corporate structure for this offering established under contractual arrangements remains unclear.

        We believe that the 2006 M&A Rules do not require that we obtain prior CSRC approval for the listing and trading of our ADSs on the Nasdaq Global Market, given that (i) our PRC subsidiary, Wowo Shi Jie, was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition by our company of the equity interest or assets of any "domestic company" as defined under the 2006 M&A Rules, and no provision in the 2006 M&A Rules classifies the contractual arrangements between our company, our PRC subsidiary and any of our consolidated affiliated entities as a type of acquisition transaction falling under the 2006 M&A Rules; (ii) we do not hold any equity interests in Beijing Wowo Tuan, Kai Yi Shi Dai or Yi You Bao or any of their PRC subsidiaries; and (iii) the CSRC currently has not issued any definitive rule concerning whether offerings like the offering contemplated by our company under this prospectus are subject to prior CSRC approval.

        However, if the CSRC subsequently determines that its prior approval is required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict our sending the proceeds from this offering into China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the ADSs offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that such settlement and delivery may not occur.

        We cannot predict when the CSRC may promulgate additional rules or other guidance, if at all. If implementing rules or guidance are issued prior to the completion of this offering and consequently we conclude that we are required to obtain CSRC approval, this offering will be delayed until we obtain CSRC approval, which may take several months or longer. Moreover, the implementing rules or guidance, to the extent issued, may fail to resolve current ambiguities under the 2006 M&A Rules. Uncertainties or negative publicity regarding the 2006 M&A Rules could have a material adverse effect on the trading price of our ADSs.

Regulation and censorship of information distribution over the Internet in China may adversely affect our business, and we may be liable for information displayed on, retrieved from or linked to our website.

        China has enacted laws and regulations governing Internet access and the distribution of products, services, news, information and other content through the Internet. In the past, the PRC government has prohibited the distribution of information through the Internet that it deems to be in violation of PRC laws and regulations. If any of our Internet content were deemed by the PRC government to violate any content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations. We may also be subject to potential liability for any unlawful actions of subscribers of our website or for content we distribute that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability to us, and if we are found to be liable, we may be prevented from operating our website in China.

Governmental control of currency conversion may affect the value of your investment.

        The PRC government imposes controls on the convertibility between the Renminbi and foreign currencies despite the significant reduction over the years by the PRC government of control over routine foreign exchange transactions under current accounts. Substantially all of our revenues are denominated in Renminbi. Under our current holding company corporate structure, our income is primarily derived from dividend payments from our PRC subsidiary. Shortages in the availability of foreign currency or other restrictions may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from SAFE or its local branch is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Fluctuations in exchange rates of the Renminbi could materially affect our reported results of operations.

        The exchange rates between the Renminbi and the U.S. dollar and other foreign currencies is affected by, among other things, changes in China's political and economic conditions. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi was permitted to fluctuate within a band against a basket of certain foreign currencies. As a result, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. However, the People's Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals. For almost two years after July 2008, the Renminbi traded within a very narrow range against the U.S. dollar, remaining within 1% of its July 2008 high. As a consequence, the Renminbi fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. In June 2010, the PRC government announced that it would increase Renminbi exchange rate flexibility. However, it remains unclear how this flexibility might be implemented. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

        As we may rely on dividends and other fees paid to us by our subsidiary and affiliated consolidated entities in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ADSs in U.S. dollars. To the extent that we need to convert U.S. dollars we received from our initial public offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. In addition, since our functional and reporting currency is the U.S. dollar while the functional currency of our subsidiary and consolidated affiliated entities in China is Renminbi, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would have a positive or negative effect on our reported financial results, which may not reflect any underlying change in our business, results of operations or financial condition.

Our operations may be adversely affected by changes in China's political, economic and social conditions.

        Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

        The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China's economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

        While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In the past the PRC government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results. Any significant increase in China's inflation rate could increase our costs and have a negative impact on our operating margins. In addition, any sudden changes to China's political system or the occurrence of widespread social unrest could have negative effects on our business and results of operations.

Under the PRC enterprise income tax law, we may be classified as a "resident enterprise" of China. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders.

        Under the PRC Enterprise Income Tax Law, or the New EIT Law, and the Implementation Rules to the New EIT Law, or the Implementation Rules, both of which became effective on January 1, 2008, an enterprise established outside of the PRC with "de facto management bodies" within the PRC is considered a resident enterprise and is subject to PRC enterprise income tax at the rate of 25% on its global income. The Implementation Rules define the term "de facto management bodies" as "establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise." The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Foreign Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the "de facto management body" of a Chinese-controlled offshore incorporated enterprise is located in China. Although Circular 82 applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those that are ultimately controlled by PRC individuals, like our company, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation's general position on how the "de facto management body" test should be applied in determining the tax residence status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or controlled by or invested in by PRC individuals. If the PRC authorities were to determine that we should be treated as a PRC resident enterprise for the purpose of PRC enterprise income tax, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our financial condition and results of operations.

        Pursuant to the New EIT Law and the Implementation Rules, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors will be subject to a 10% withholding tax, unless any such foreign investor's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. We are a Cayman Islands holding company and substantially all of our income may come from dividends from our PRC subsidiary through our Hong Kong holding company. To the extent these dividends are subject to withholding tax, the amount of funds available to us to meet our cash requirements, including the payment of dividends to our shareholders and ADS holders, will be reduced.

        The Implementation Rules provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC, or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how "domicile" may be interpreted under the New EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered to be a PRC resident enterprise for tax purposes, any dividends we pay to our overseas corporate shareholders or ADS holders as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs may be regarded as China-sourced income and as a result subject to PRC withholding tax at a rate of up to 10%, subject to the provisions of any applicable tax treaty.

        If we are required under the New EIT Law to withhold PRC income tax on any dividends paid to our non-PRC shareholders and ADS holders or if gains from dispositions of our shares or ADSs are subject to PRC tax, your investment in our ADSs or ordinary shares may be materially and adversely affected.

        Furthermore, the State Administration of Taxation promulgated the Notice on How to Understand and Determine the Beneficial Owners in Tax Treaties in October 2009, or Circular 601, which provides guidance for determining whether a resident of a contracting state is the "beneficial owner" of an item of income under China's tax treaties and tax arrangements. According to Circular 601, a beneficial owner generally must be engaged in substantive business activities. An agent or conduit company will not be regarded as a beneficial owner and, therefore, will not qualify for treaty benefits. The conduit company normally refers to a company that is set up for the purpose of avoiding or reducing taxes or transferring or accumulating profits. We cannot assure you that any dividends to be distributed by us to our non-PRC shareholders and ADS holders whose jurisdiction of incorporation has a tax treaty with China providing for avoidance of double taxation will be entitled to the benefits under the relevant withholding arrangement.

The PRC legal system embodies uncertainties which could limit the legal protections available to you and us.

        As our main operating entities and a substantial majority of our assets are located in China, PRC laws and the PRC legal system in general may have a significant impact on our business operations. Although China's legal system has developed over the last several decades, PRC laws, regulations and legal requirements remain underdeveloped relative to those of the United States. For example, there remain uncertainties regarding the evolution of the PRC laws and regulations applicable to the group buying industry, including with respect to business tax obligations. Any entity or individual providing services in China as defined under relevant PRC tax laws and regulations is generally required to pay PRC business tax at the rate of 5% and surcharges on the revenues generated from providing such services. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries such as tourism or construction. As a group buying service provider, we are subject to PRC business tax and surcharges, which are collected by local tax authorities. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, we believe that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. Therefore, as of the date of this prospectus, our PRC business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although we believe it is appropriate for us to pay business taxes on a net basis, we cannot assure you that the PRC tax authorities will not challenge such basis of our business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that our business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require our business taxes to be paid on the gross revenue, this would result in an increase of our business tax liability, and the PRC authorities may impose late payment fees and other penalties on us for any unpaid business taxes. Consequently, our financial conditions and our business operations may be adversely affected. Moreover, PRC laws and regulations change frequently and their interpretation and enforcement involve uncertainties. For example, the interpretation or enforcement of PRC laws and regulations may be subject to government rules or policies, some of which are not published on a timely basis or at all. In addition, the relative inexperience of China's judiciary in some cases may create uncertainty as to the outcome of litigation. These uncertainties could limit our ability to enforce our legal or contractual rights or otherwise adversely affect our business and operations. Furthermore, due to the existence of unpublished rules and policies, and since newly issued PRC laws and regulations may have a retroactive effect, we may not be aware of our violation of certain PRC laws, regulations, policies or rules until after the fact.

A failure by our shareholders or beneficial owners who are PRC citizens or residents in China to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition.

        In October 2005, SAFE issued the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE Circular 75 states that PRC citizens or residents must register with the relevant local SAFE branch or SAFE in connection with their establishment or control of an offshore entity established for the purpose of overseas equity financing involving a roundtrip investment whereby the offshore entity acquires or controls onshore assets or equity interests held by the PRC citizens or residents. In addition, such PRC citizens or residents must update their SAFE registrations when the offshore special purpose company undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments, external guarantees, or other material events that do not involve roundtrip investments. Since May 2007, SAFE has issued guidance to its local branches regarding the operational procedures for such registration, which provides more specific and stringent requirements on the registration relating to SAFE Circular 75. The guidance imposes obligations on onshore subsidiaries of the offshore special purpose company to coordinate with and supervise the beneficial owners of the offshore entity who are PRC citizens or residents to complete the SAFE registration process. If the beneficial owners fail to comply with these rules, the onshore subsidiaries are required to report the non-compliance to the local branch of SAFE.

        We are committed to complying, and to ensuring that our shareholders and beneficial owners who are PRC citizens or residents comply, with SAFE Circular 75 requirements. We understand that most of our PRC citizen or resident beneficial owners have completed their initial registrations with the local counterpart of SAFE in Beijing, and will apply for updated registrations under SAFE Circular 75. The rest of our PRC citizen or resident beneficial owners will also apply for registrations under SAFE Circular 75 with the relevant local counterpart of SAFE in Beijing. However, we may not be fully informed of the identities of all our beneficial owners who are PRC citizens or residents, and we cannot compel our beneficial owners to comply with SAFE Circular 75 requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC citizens or residents have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 75 or other related regulations. Failure by such shareholders or beneficial owners to comply with SAFE Circular 75, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. See "—We may rely principally on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC and Hong Kong subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business."

A failure to comply with PRC regulations regarding the registration of shares and share options held by our employees who are PRC citizens may subject such employees or us to fines and legal or administrative sanctions.

        Pursuant to the Implementation Rules of the Administrative Measures on Individual Foreign Exchange, or the Individual Foreign Exchange Rules, promulgated by SAFE on January 5, 2007 and a relevant guidance issued by SAFE in March 2007, PRC citizens who are granted shares or share options by an overseas-listed company according to its employee share option or share incentive plan are required, through the PRC subsidiary of such overseas-listed company or other qualified PRC agents, to register with SAFE and complete certain other procedures related to the share option or other share incentive plan. In addition, the overseas-listed company or its PRC subsidiary or other qualified PRC agent is required to appoint an asset manager or administrator and a custodian bank, and open special foreign currency accounts to handle transactions relating to the share option or other share incentive plan. For participants who had already participated in an employee share option or share incentive plan before the date of the guidance, the guidance require their PRC employers or PRC agents to complete the relevant formalities within three months of the date of the guidance. We and our PRC citizen employees who have been granted share options, or PRC option holders, will be subject to these rules upon the listing and trading of our ADSs on the Nasdaq Global Market. If we or our PRC option holders fail to comply with these rules, we or our PRC option holders may be subject to fines and legal or administrative sanctions. See "Regulations—Regulations on Foreign Exchange."

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

        Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Enterprises, or SAT Circular 698, issued by the State Administration of Taxation on December 10, 2009 with retroactive effect from January 1, 2008, where a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly via disposing of the equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the relevant tax authority of the PRC resident enterprise this Indirect Transfer. Using a "substance over form" principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax at the rate of up to 10%. SAT Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interest in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

        There is little guidance and practical experience regarding the application of SAT Circular 698, and there is uncertainty as to its interpretation and application. SAT Circular 698 may be determined by the PRC tax authorities to be applicable to our private equity financing transactions or other transactions regarding this offering where non-resident investors were involved. As a result, we and our non-resident investors in such transactions may become subject to the reporting obligations and even at risk of being taxed under SAT Circular 698 and we may be required to expend valuable resources to comply with SAT Circular 698 or to establish that we should not be taxed under the general anti-avoidance rules of the New EIT Law, which may have a material adverse effect on our financial condition and results of operations or such non-resident investors' investment in us.

PRC laws and regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

        PRC laws and regulations, such as the 2006 M&A Rules and the Anti-Monopoly Law promulgated by the PRC National People's Congress in 2007, establish procedures and requirements that could make some acquisitions of Chinese companies by foreign investors and companies more time-consuming and complex, including requirements in some instances that various governmental authorities be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. We may expand our business in part by acquiring complementary businesses. Complying with the requirements of the relevant PRC laws and regulations to complete such transactions could be time-consuming, and any required approval processes may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The enforcement of the Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations.

        On June 29, 2007, the Standing Committee of the National People's Congress of China enacted the Labor Contract Law, which became effective on January 1, 2008. The Labor Contract Law introduces specific provisions related to fixed-term labor contracts, part-time employment, probation, consultation with labor union and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the Labor Contract Law, an employer is obliged to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unlimited term, with certain exceptions. The employer must also pay severance to an employee in nearly all instances where a labor contract, including a contract with an unlimited term, is terminated or expires. In addition, the government has continued to introduce various new labor-related regulations after the Labor Contract Law. Among other things, new annual leave requirements mandate that annual leave ranging from five to 15 days is available to nearly all employees and further require that the employer compensate an employee for any annual leave days the employee is unable to take in the amount of three times his daily salary, subject to certain exceptions. As a result of these new regulations designed to enhance labor protection, our labor costs are expected to increase. In addition, as the interpretation and implementation of these new regulations are still evolving, we cannot assure you that our employment practices do not or will not violate the Labor Contract Law and other labor-related regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

Risks Relating to Our ADSs and This Offering

An active trading market for our ordinary shares or our ADSs may not develop and the trading price for our ADSs may fluctuate significantly.

        Prior to this offering, there has been no public market for our ADSs or our ordinary shares represented by the ADSs. If an active public market for our ADSs does not develop after this offering, the market price and liquidity of our ADSs may be adversely affected. We have applied to list our ADSs on the Nasdaq Global Market. A liquid public market for our ADSs may not develop. The initial public offering price for our ADSs will be determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the ADSs are traded after this offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your ADSs regardless of our operating performance or prospects. In the past, following periods of volatility in the market price of a company's securities, shareholders have often instituted securities class action litigation against that company. If we were involved in a class action suit, it could divert the attention of senior management, and, if adversely determined, could have a material adverse effect on our results of operations.

Future sales or perceived sales of our ADSs or ordinary shares by existing shareholders could cause our ADSs' price to decline.

        If our existing shareholders sell, indicate an intention to sell, or are perceived to intend to sell, substantial amounts of our ordinary shares in the public market after the 180-day contractual lock-up period and other legal restrictions on resale discussed in this prospectus lapse, the trading price of our ordinary shares could decline. Upon closing of this offering, we will have                outstanding ordinary shares. All ADSs sold in this offering will be freely tradable, without restriction, in the public market. The representatives of the underwriters may, in their sole discretion, permit our officers, directors, employees and current option holders and shareholders to sell shares prior to the expiration of the lock-up agreements. After the lock-up agreements pertaining to this offering expire (180 days or more from the date of this prospectus), all of our outstanding shares will be eligible for sale in the public market, but they will be subject to volume limitations under Rule 144 under the U.S. Securities Act of 1933, as amended, or the Securities Act. In addition, ordinary shares subject to outstanding options under our share incentive plan will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, the lock-up agreements and Rules 144 and 701 under the Securities Act. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our ordinary shares could decline.

Because the initial public offering price is substantially higher than our pro forma net tangible book value per ADS, you will incur immediate and substantial dilution.

        If you purchase ADSs in this offering, you will pay more for your ADSs than the amount paid by existing shareholders for their ordinary shares on a per ADS basis. As a result, you will experience immediate and substantial dilution of approximately US$                per ADS (assuming no exercise of outstanding options to acquire ordinary shares), representing the difference between our pro forma net tangible book value per ADS as of                , 2011, after giving effect to this offering and the assumed initial public offering price of US$                per ADS (the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus). In addition, you may experience further dilution to the extent that our ordinary shares are issued upon the exercise of outstanding share options. Substantially all of the ordinary shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per ADS basis that is less than the initial public offering price per ADS in this offering.

We may be a passive foreign investment company, or PFIC, which could result in adverse United States tax consequences to United States investors.

        For any taxable year, we will be a passive foreign investment company, or PFIC, for United States federal income tax purposes if either (i) 75% or more of our gross income in that taxable year is passive income or (ii) the average percentage of our assets (generally by value) in that taxable year which produce or are held for the production of passive income (which includes cash) is at least 50%. Although we do not believe we were a PFIC for our most recent taxable year, in light of our significant cash balances (taking into account the expected proceeds from this offering) and the uncertainty as to the extent, if any, that our goodwill may be taken into account in determining our PFIC status for the 2011 taxable year, we may be a PFIC for the 2011 taxable year. With respect to the 2012 taxable year and foreseeable future taxable years, we presently do not anticipate that we will be a PFIC based upon the expected value of our assets, including goodwill (determined, in part, based on the expected price of our ADSs in the offering), and the expected composition of our income and assets. However, we may be a PFIC for the 2012 taxable year or any future taxable years due to changes in our asset or income composition, including if our market capitalization is less than anticipated or subsequently declines. In addition, there is uncertainty as to the treatment of our contractual arrangements with our consolidated affiliated entities for purposes of the PFIC rules. If it is determined that we do not own the stock of our consolidated affiliated entities for United States federal income tax purposes, we may be treated as a PFIC. If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares, we generally will continue to be treated as a PFIC as to you for all succeeding taxable years during which you hold our ADSs or ordinary shares, except if you have made a mark-to-market election. Because there are uncertainties in the application of the relevant rules and PFIC status is a fact-intensive determination made on an annual basis, no assurance can be given that we will not be a PFIC for any year. If we are a PFIC, U.S. holders of our ADSs or ordinary shares may be subject to increased tax liabilities under United States federal income tax laws and may be subject to burdensome reporting requirements. See "Taxation—Material United States Federal Income Tax Consequences—Passive Foreign Investment Company." As the determination of PFIC status is based on an annual determination that cannot be made until the close of a taxable year, our U.S. counsel expresses no opinion with respect to our PFIC status.

We are a "foreign private issuer," and have disclosure obligations that are different from those of U.S. domestic reporting companies; as a result, you should not expect to receive the same information about us at the same time when a U.S. domestic reporting company provides the information required to be disclosed.

        We are a foreign private issuer and, as a result, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Securities Exchange Act of 1934, or the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements. We will have 120 days from the end of each fiscal year to file our annual report on Form 20-F for the fiscal years ending on or after December 15, 2011. We are not required to disclose detailed individual executive compensation information that is required to be disclosed by U.S. domestic issuers. Further, our directors and executive officers are not required to report equity holdings under Section 16 of the Securities Act and are not subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer are different than those imposed on U.S. domestic reporting companies, our shareholders should not expect to receive the same information about us and at the same time as the information received from, or provided by U.S. domestic reporting companies.

You may not receive certain distributions we made on our ordinary shares or other deposited securities if the depositary decides not to make such distribution to you.

        The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property and you will not receive such distribution.

The trading price of our ADSs may be volatile, which could result in substantial losses to investors.

        The trading price of our ADSs may be volatile and could fluctuate widely in response to factors relating to our business as well as external factors beyond our control. Factors such as variations in our financial results, announcements of new business initiatives by us or by our competitors, recruitment or departure of key personnel, changes in the estimates of our financial results or changes in the recommendations of any securities analysts electing to follow our securities or the securities of our competitors could cause the market price for our ADSs to change substantially. At the same time, securities markets may from time to time experience significant price and volume fluctuations that are not related to the operating performance of particular companies. For example, in late 2008 and early 2009, the securities markets in the United States, China and other jurisdictions experienced the largest decline in share prices since September 2001. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares.

        The performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States may affect the volatility in the price of and trading volumes for our ADSs. In recent years, a number of PRC companies have listed their securities, or are in the process of preparing for listing their securities, on U.S. stock markets. Some of these companies have experienced significant volatility, including significant price declines in connection with their initial public offerings. The trading performances of these PRC companies' securities at the time of or after their offerings may affect the overall investor sentiment towards PRC companies listed in the United States and consequently may impact the trading performance of our ADSs. These broad market and industry factors may significantly affect the market price and volatility of our ADSs, regardless of our actual operating performance. Any of these factors may result in large and sudden changes in the trading volume and price for our ADSs.

Anti-takeover provisions in our charter documents may discourage a third party from acquiring us, which could limit our shareholders' opportunities to sell their shares at a premium.

        Our                amended and restated memorandum and articles of association include provisions that could limit the ability of others to acquire control of us, modify our structure or cause us to engage in change-of-control transactions. For example, our board of directors will have the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix the powers and rights of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could thus be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. In addition, if our board of directors issues preferred shares, the market price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be adversely affected. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction.

We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you may have less protection of your shareholder rights than you would under U.S. law.

        Our corporate affairs are governed by our                amended and restated memorandum and articles of association, the Cayman Islands Companies Law (2010 Revision), as amended, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by noncontrolling shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

        The Cayman Islands courts are unlikely:

  •
  to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  to entertain original actions brought against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands. You should also read "Description of Share Capital—Differences in Corporate Law" for some of the differences between the corporate and securities laws in the Cayman Islands and the United States.

You will have limited ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in the Cayman Islands, because we conduct a majority of our operations in China and because the majority of our directors and officers reside outside the United States.

        We are incorporated in the Cayman Islands and conduct our operations exclusively in China. All of our assets are located outside the United States. Substantially all of our officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state, and it is uncertain whether such Cayman Islands or PRC courts would be competent to hear original actions brought in the Cayman Islands or China against us or such persons predicated upon the securities laws of the United States or any state. For more information regarding the relevant laws of the Cayman Islands and China, see "Enforcement of Civil Liabilities."

        Shareholders of Cayman Islands exempted companies such as ourselves have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our amended and restated articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

        As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Your ability to protect your rights as shareholders through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law.

        Cayman Islands companies may not have standing to initiate a derivative action in a federal court of the United States. As a result, your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court may be limited to direct shareholder lawsuits.

We have not determined a specific use for the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

        We have not determined a specific use for the net proceeds of this offering. Our management will have considerable discretion in the application of these proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our ADS price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value.

The voting rights of holders of ADSs are limited in several significant ways by the terms of the deposit agreement.

        Holders of our ADSs may only exercise their voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions from a holder of ADSs in the manner set forth in the deposit agreement, the depositary will endeavor to vote the underlying ordinary shares in accordance with these instructions. Under our                amended and restated memorandum and articles of association and Cayman Islands law, the minimum notice period required for convening a general meeting is 10 days. When a general meeting is convened, you may not receive sufficient notice of a shareholders' meeting to permit you to withdraw your ordinary shares to allow you to cast your vote with respect to any specific matter at the meeting. In addition, the depositary and its agents may not be able to send voting instructions to you or carry out your voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to you in a timely manner, but we cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if your ordinary shares are not voted as you requested.

The depositary of our ADSs will, except in limited circumstances, grant to us a discretionary proxy to vote the ordinary shares underlying your ADSs if you do not vote at shareholders' meetings, which could adversely affect your interests and the ability of our shareholders as a group to influence the management of our company.

        Under the deposit agreement for the ADSs, the depositary will give us a discretionary proxy to vote our ordinary shares underlying your ADSs at shareholders' meetings if you do not vote, unless:

  •
  we have failed to timely provide the depositary with our notice of meeting and related voting materials;

  •
  we have instructed the depositary that we do not wish a discretionary proxy to be given;

  •
  we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

  •
  a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

  •
  voting at the meeting is made on a show of hands.

        The effect of this discretionary proxy is that you cannot prevent our ordinary shares underlying your ADSs from being voted, absent the situations described above, and it may make it more difficult for holders of ADSs to influence the management of our company. Holders of our ordinary shares are not subject to this discretionary proxy.

You may not receive distributions on our ordinary shares or any value for them if it is unlawful or impractical for us to make them available to you.

        The depositary of our ADSs has agreed to pay you the cash dividends or other distributions it or the custodian for our ADSs receives on our ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of our ordinary shares your ADSs represent. However, the depositary is not responsible if it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a distribution available to any holders of ADSs if any government approval or registration is required for such distribution. We have no obligation to take any other action to permit the distribution of our ADSs, ordinary shares, rights or anything else to holders of our ADSs. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is unlawful or impractical for us to make them available to you. These restrictions may have a material and adverse effect on the value of your ADSs.

You may be subject to limitations on the transfer of your ADSs.

        Your ADSs, represented by ADRs, are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our books or the books of the depositary are closed, or at any time if we think or the depositary thinks it is necessary or advisable to do so in connection with the performance of its duty under the deposit agreement, including due to any requirement of law or any government or governmental body, or under any provision of the deposit agreement.

Compliance with rules and requirements applicable to public companies may cause us to incur increased costs, which may negatively affect our results of operations.

        As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq Global Market, have required changes in corporate governance practices of public companies. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. Complying with these rules and requirements may be especially difficult and costly for us because we may have difficulty locating sufficient personnel in China with experience and expertise relating to U.S. GAAP and U.S. public company reporting requirements, and such personnel may command higher salaries relative to what similarly experienced personnel would command in the United States. If we cannot employ sufficient personnel to ensure compliance with these rules and regulations, we may need to rely more on outside legal, accounting and financial experts, which may be very costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. The forward-looking statements are contained principally in the sections entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business." In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

  •
  our goals and strategies;

  •
  our prospects, business development, growth of our operations, financial condition and results of operations;

  •
  the expected growth of the Internet and mobile user populations in China;

  •
  our plans to enhance subscriber experience, upgrade our infrastructure and increase our service offerings;

  •
  our expectations regarding demand for and market acceptance of our services;

  •
  competition in our industry in China;

  •
  our planned use of proceeds; and

  •
  fluctuations in general economic and business conditions in China.

        These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in "Prospectus Summary—Our Challenges," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business," "Regulations" and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

        This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The online service industry may not grow at the rate projected by market data, or at all. The failure of this market to grow at the projected rate may have a material adverse effect on our business and the market price of our ADSs. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

 USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of approximately US$            after deducting underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of US$            per ADS (the mid-point of the estimated public offering price range shown on the front cover of this prospectus). A US$1.00 increase (decrease) in the assumed initial public offering price of US$            per ADS would increase (decrease) the net proceeds to us from this offering by US$            , after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ADSs offered by us as set forth on the cover page of this prospectus.

        We anticipate using the net proceeds of this offering for general corporate purposes, including working capital needs.

        In addition, the purposes of this offering also include the retention of employees by providing them with equity incentives and the creation of a public market for our ordinary shares represented by the ADSs for the benefit of our shareholders. We did not have any agreements or understandings to make any material acquisitions of, or investments in, other businesses as of the date of this prospectus.

        The foregoing represents our intentions as of the date of this prospectus with respect of the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds of the offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

        To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we intend to invest our net proceeds in short-term, interest bearing, debt instruments or bank deposits. These investments may have a material adverse effect on the United States federal income tax consequences of your investment in our ADSs. See "Risk Factors—Risk Factors Relating to Our ADSs and This Offering—We may be a passive foreign investment company, or PFIC, which could result in adverse United States tax consequences to United States investors" and "Taxation—Material United States Federal Income Tax Considerations—Passive Foreign Investment Company."

        In utilizing the proceeds of this offering, we, as an offshore holding company, are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions and to other entities only through loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See "Risk Factors—Risk Related to Our Corporate Structure—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may limit our use of the proceeds we receive from this offering to fund our expansion or operations."

 DIVIDEND POLICY

        Since our inception, we have not declared or paid any dividends on our ordinary shares. We have no present plan to pay any dividends on our ordinary shares in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        Any future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See "Description of American Depositary Shares." Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

        We are a holding company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders and ADS holders, we will rely on dividends distributed by our PRC subsidiary. Certain payments from our PRC subsidiary to us are subject to PRC taxes, such as withholding income tax. In addition, regulations in China currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends. Our PRC subsidiary may set aside a certain amount of its after-tax profits to other funds at its discretion. These reserve funds can only be used for specific purposes and are not transferable to the company's parent in the form of loans, advances or dividends. See "Risk Factors—Risks Relating to Our Corporate Structure—We may rely principally on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC and Hong Kong subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business."

 CAPITALIZATION

        The following table sets forth our capitalization as of                        presented on:

  •
  an actual basis; and

  •
  as adjusted basis to give effect to the issuance and sale of the ordinary shares in the form of ADSs offered hereby at an assumed initial public offering price of US$          per ADS, the mid-point of the estimated public offering price range shown on the front cover of this prospectus, after deducting underwriting discounts, commissions and estimated offering expenses payable by us and assuming no exercise of the underwriters' over-allotment option and no other change to the number of ADS sold by us as set forth on the cover page of this prospectus.

        The as adjusted information below is illustrative only and our capitalization following the closing of this offering is subject to adjustment based on the initial public offering price of our ADSs and other terms of this offering determined at pricing. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

As of December 31, 2010
	Actual		As adjusted
	RMB	US$	RMB	US$
(in thousands)
Shareholders' equity:
Ordinary shares, US$ par value per share, shares authorized; shares issued and outstanding
Additional paid-in capital(1)
Accumulated other comprehensive income
Accumulated deficit

Total shareholders' equity (deficiency)

Total capitalization(1)

(1)
A US$1.00 increase (decrease) in the assumed initial public offering price of US$          would increase (decrease) each of additional paid-in capital, total equity and total capitalization by US$           million.

 DILUTION

        If you invest in our ADSs, your interest will be diluted to the extent of the difference between the initial public offering price per ADS and our net tangible book value per ADS after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

        Our net tangible book value as of December 31, 2010 was approximately US$                , or US$                per ordinary share, and US$                per ADS. Net tangible book value per ordinary share is determined by dividing our net tangible book value by the number of outstanding ordinary shares. Our net tangible book value is determined by subtracting the value of our acquired net intangible assets, goodwill, total liabilities and noncontrolling interests from our total assets. Dilution is determined by subtracting net tangible book value per ordinary share from the assumed public offering price per ordinary share.

        Without taking into account any other changes in such net tangible book value after                , 2011, other than to give effect to our sale of the            ADSs offered in this offering at the assumed initial public offering price of US$        per ADS, which is the mid-point of our estimated initial public offering price range as set forth on the cover of this prospectus, with estimated net proceeds of US$         million after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value as of December 31, 2010 would have been US$         million, US$        per outstanding ordinary share, including ordinary shares represented by our outstanding ADSs, and US$        per ADS. This represents an immediate increase in pro forma net tangible book value of US$        per ordinary share, or US$        per ADS, to existing shareholders and an immediate dilution in pro forma net tangible book value of US$        per ordinary share, or US$        per ADS, to new investors in this offering. The following table illustrates such per ordinary share dilution:

Assumed initial public offering price per ADS	US$
Net tangible book value per ordinary share as of	US$
Increase in net tangible book value per ordinary share attributable to price paid by new investors	US$
Pro forma net tangible book value per ordinary share after the offering	US$
Dilution in net tangible book value per ordinary share to new investors in the offering	US$
Dilution in net tangible book value per ADS to new investors in the offering	US$

        A US$1.00 increase (decrease) in the assumed initial public offering price of US$        per ADS would increase (decrease) our pro forma net tangible book value after giving effect to the offering by US$         million, the pro forma net tangible book value per ordinary share and per ADS after giving effect to this offering by US$        per ordinary share and US$        per ADS and the dilution in pro forma net tangible book value per ordinary share and per ADS to new investors in this offering by US$        per ordinary share and US$        per ADS, assuming no change to the number of ADSs offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and other expenses of the offering. The pro forma information discussed above is illustrative only. Our net tangible book value following the closing of this offering is subject to adjustment based on the actual initial public offering price of our ADSs and other terms of this offering determined at pricing.

        The following table summarizes on a pro forma basis the differences as of December 31, 2010 between the shareholders and the new investors with respect to the number of ordinary shares (in the form of ADSs) purchased from us, the total consideration paid and the average price per ordinary share paid [before deducting underwriting discounts and commissions and other expenses of this offering]. The total number of ordinary shares does not include ordinary shares represented by ADSs issuable if any of the options to purchase our ordinary shares outstanding as of                     are exercised. The information in the following table is illustrative only and the total consideration paid and the average price per ordinary share equivalent and per ADS equivalent is subject to adjustment based on the actual initial public offering price of our ADSs and other terms of this offering determined at pricing.

	Ordinary shares Purchased						Average Price per Ordinary share Equivalent
				Total Consideration				Average Price per ADS Equivalent
	Number	Percent		Amount	Percent
Existing shareholders			%	US$		%	US$	US$
New investors			%			%

Total		100.0%		US$	100.0%		US$	US$

        A US$1.00 increase (decrease) in the assumed initial public offering price of US$        per ADS would increase (decrease) total consideration paid by new investors, total consideration paid by all shareholders and the average price per ADS paid by all shareholders by US$         million, US$         million and US$        , respectively, assuming no change in the number of ADSs sold by us as set forth on the cover page of this prospectus and without deducting underwriting discounts and commissions and other expenses of this offering.

 ENFORCEMENT OF CIVIL LIABILITIES

        We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        A substantial portion of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us, our officers and directors.

        We have appointed [Law Debenture Corporate Services Inc.] as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Conyers Dill & Pearman, our counsel as to Cayman Islands law, and, Commerce & Finance Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

 OUR HISTORY AND CORPORATE STRUCTURE

        Wowo Limited, the listing entity, was incorporated on July 13, 2011. We are in the process of effectuating a share swap in which shareholders of Wowo Group Limited, our current holding company, will receive one Wowo Limited share in exchange for each share of the same class they hold in Wowo Group Limited. The following diagram illustrates our corporate structure as of June 30, 2011, assuming the aforementioned transactions had taken place. See "—Our Subsidiaries and Consolidated Affiliated Entities" for more information on the operations of our corporate entities. For additional information on risks relating to the countries in which our subsidiaries operate, see "Risk Factors—Risk Relating to Our Business and Industry".

(1)
Mr. Xu Maodong and Mr. Xu Tianqing respectively own 60% and 40% respectively of the equity interests in each of Kai Yi Shi Dai and Yi You Bao. Beijing Wowo Tuan has 13 PRC subsidiaries, as well as 105 local branches as of the date of this prospectus. Beijing Wowo Tuan is held respectively by Mr. Xu Maodong as to 42%, Mr. Xu Tianqing as to 34%, and other PRC individuals as to the remaining 24% in aggregate including Ms. Lv Yonghong, Mr. Hu Xiaoyong, Mr. Yang Guang, Mr. Jiang Yuedong, Mr. Wu Jianguang, Ms. Chen Yan, Ms. Wei Jinghan, Mr. Liu Hanyu, Mr. Deng Kangming, Mr. Tong Jiawei, Mr. Lv Guangyu, Mr. Wang Yunming, Mr. Liu Chuanjun, Ms. Lin Pingping, Mr. Pan Guozhang and Mr. Zhang Yongming.

(2)
Pursuant to the relevant agreement, Beijing Wowo Tuan will transfer 49% equity interests in the newly formed entity to the local group buying service provider.

Our History

        We commenced operations of our business of group buying services in March 2010 through Beijing Wowo Tuan, a limited liability company established in China, which was formerly known as Beijing Jihe Weilai Technology Co., Ltd., or Jihe Weilai, and incorporated in May 2008. In December 2010, Mr. Xu Maodong and his wife, Ms. Zhou Fang, acquired 100% equity of Jihe Weilai from its previous shareholders. To enable us to raise capital from international investors, our current holding company, Wowo Group Limited, was incorporated under the laws of the British Virgin Islands in January 2011. In January 2011, we incorporated Wowo Holding Limited, our wholly owned subsidiary in Hong Kong, which subsequently established its wholly owned subsidiary, Wowo Shi Jie, in China in May 2011. In March 2011, Mr. Xu Maodong and Mr. Xu Tianqing acquired 100% equity of Kai Yi Shi Dai, a limited liability company incorporated in China in September 2010. Beijing Wowo Tuan and Kai Yi Shi Dai holds the licenses required for our operations of www.55tuan.com and www.jieshi.com respectively. In May 2011, Mr. Xu Maodong and Mr. Xu Tianqing established Yi You Bao in China. As of the date of this prospectus, Beijing Wowo Tuan has established or acquired 13 subsidiaries, as well as 105 branches in China.

        Foreign investment in Internet companies is currently subject to significant restrictions under current PRC laws and regulations. As a result, Wowo Shi Jie entered into a series of contractual arrangements with Beijing Wowo Tuan, Kai Yi Shi Dai, Yi You Bao and their shareholders in May and June 2011, to gain effective control over the operations of Beijing Wowo Tuan, Kai Yi Shi Dai, Yi You Bao and their respective subsidiaries.

        During the period from May 2011 to July 2011, Wowo Group Limited issued in private placements an aggregate of 51,339,464 Series A preferred shares to several investors, including without limitation Zero2IPO China Fund II L.P., CDH Barley Limited, and Besto Holdings Limited, for an aggregate purchase price of US$50 million.

Our Subsidiaries and Consolidated Affiliated Entities

        As of the date of this prospectus, we had the following significant subsidiaries and consolidated affiliated entities:

  Non-PRC Subsidiary

        On January 24, 2011, we established our wholly owned subsidiary in Hong Kong, Wowo Holding Limited, which subsequently established our PRC wholly owned subsidiary in May 2011.

  PRC Subsidiary

        We have one PRC wholly owned subsidiary as of the date hereof, namely Wowo Shi Jie. Wowo Shi Jie was incorporated on May 19, 2011, and is 100% owned by Wowo Holding Limited, our wholly owned subsidiary in Hong Kong.

  Agreements that Provide Us with Effective Control over Our Affiliated Consolidated Entities

        Foreign investment in Internet companies is currently subject to significant restrictions under PRC laws and regulations. As a Cayman corporation, we do not qualify to conduct these businesses under PRC regulations. In addition, foreign investment in the online service industry requires the foreign investor to possess certain qualifications, which we do not have, and our PRC subsidiary, Wowo Shi Jie, is considered a foreign invested enterprise which is restricted from holding the licenses that are essential to the operation of our business, such as licenses for operating our website. See "Regulations." As a result, Wowo Shi Jie has entered into a series of contractual arrangements with Beijing Wowo Tuan, Kai Yi Shi Dai, Yi You Bao and their shareholders described below, through which we exercise effective control over the operations of Beijing Wowo Tuan, Kai Yi Shi Dai, Yi You Bao and their respective subsidiaries. We conduct our operations in China principally through Beijing Wowo Tuan, Kai Yi Shi Dai, Yi You Bao and their respective subsidiaries, which we treated as our consolidated affiliated entities in China. Each of the contractual arrangements between Wowo Shi Jie, Beijing Wowo Tuan, Kai Yi Shi Dai, Yi You Bao and their shareholders was executed in May 2011 and amended subsequent to the changes in shareholding of Beijing Wowo Tuan in June 2011. These contractual arrangements enable us to exercise effective control over these entities and receive substantially all of the economic benefits from them.

        Power of Attorney.    The shareholders of each of Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao have signed irrevocable power of attorney appointing Wowo Shi Jie as the attorney-in-fact to act on their behalf on all matters pertaining to Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao and to exercise all of their rights as shareholders of Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao, including the right to attend shareholders meetings, to exercise voting rights and to transfer all or a part of their equity interests therein pursuant to the exclusive call option agreements. The power of attorney with each shareholder expires when the shareholder ceases to hold any equity interests in Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao.

        Exclusive Call Option Agreements.    The shareholders of Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao have signed exclusive call option agreements with Wowo Shi Jie, pursuant to which Wowo Shi Jie has an exclusive option to purchase, or to designate other persons to purchase, to the extent permitted by applicable PRC laws, rules and regulations, all of the equity interest in Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao from the shareholders. The purchase price for the entire equity interest is to be the minimum price permitted by applicable PRC laws, rules and regulations, unless otherwise required by PRC laws or agreed in writing by Wowo Shi Jie and the shareholders of the consolidated affiliated entities. The term of each exclusive call option agreement will be ten years, and may be extended by another ten years at the request of Wowo Shi Jie.

        Exclusive Technical Support Service Agreements.    Wowo Shi Jie and each of Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao, entered into exclusive technical support service agreements, under which each of Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao, including their subsidiaries and any companies or entities under their control, agrees to engage Wowo Shi Jie as its exclusive provider of technical platforms, technical support, maintenance and other services. The consolidated affiliated entities shall pay to Wowo Shi Jie service fees determined based on the revenues of the consolidated affiliated entities. Wowo Shi Jie shall have the right to adjust at any time the fee based on the operation performance. Wowo Shi Jie exclusively owns any intellectual property arising from the performance of the exclusive technical support service agreements. The exclusive technical support service agreements are effective for ten years unless earlier terminated as set forth in the agreements or other written agreements entered into by the parties thereto. The exclusive technical support service agreements are extended automatically by another ten years upon the written confirmation by Wowo Shi Jie before the expiry thereof. During the term of the exclusive technical support service agreements, any of the consolidated affiliated entities may not terminate the agreements except in the case of Wowo Shi Jie's gross negligence, fraud, or other illegal action or bankruptcy or termination of Wowo Shi Jie, and in the event of bankruptcy or termination of the affiliated consolidated entities before the expiry of the exclusive technical support service agreements, the agreements shall be terminated automatically.

        Equity Pledge Agreements.    The shareholders of each of Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao entered into equity pledge agreements with Wowo Shi Jie, under which the shareholders pledged all of their equity interests in each of Beijing Wowo Tuan, Kai Yi Shi Dai and Yi You Bao, to Wowo Shi Jie as collateral to secure performance of all obligations of the consolidated affiliated entities and their shareholders under the applicable exclusive technical support service agreements and the exclusive call option agreements. Wowo Shi Jie is entitled to collect dividends and other distributions (in cash or non-cash) of the shares pledged during the term of the pledge. If any event of default as provided for therein occurs, Wowo Shi Jie, as the pledgee, will be entitled to request immediate payment of the service fees or other fees, or to dispose of the pledged equity interests through transfer or assignment

        We have been advised by our PRC legal counsel, Commerce & Finance Law Offices, that the structure for operating our business in China (including our corporate structure and our contractual arrangements with our consolidated affiliated entities) complies, and after the completion of this offering will continue to comply, with all applicable PRC laws, rules and regulations, and does not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations. However, there are uncertainties regarding the interpretation and application of the relevant PRC laws, rules and regulations. Accordingly, there can be no assurance that the PRC regulatory authorities will not take a view that is contrary to the opinion of our PRC legal counsel. Our PRC legal counsel has further advised that if a PRC government authority determines that our corporate structure, the contractual arrangements or the reorganization to establish our current corporate structure violates any applicable PRC laws, rules or regulations, the contractual arrangements will become invalid or unenforceable, and we could be subject to severe penalties and required to obtain additional governmental approvals from the PRC regulatory authorities. See "Risk Factors—Risks Related to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC governmental restrictions on foreign investment in Internet business, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations." and "Risk Factors—Risk Factors Relating to Doing Business in China—The PRC legal system embodies uncertainties which could limit the legal protections available to you and us."

 SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following tables set forth the selected financial and operating data of Beijing Wowo Tuan, for the periods indicated. Beijing Wowo Tuan was incorporated on May 26, 2008 and commenced its group buying business in March 2010. Our Chief Executive Officer and also the majority shareholder, Mr. Maodong Xu, and his wife, Ms. Fang Zhou, who subsequently transferred her interest in the company to Mr. Tianqing Xu, the brother of Mr. Maodong Xu, acquired the online group buying services of Beijing Wowo Tuan, on December 31, 2010. As a result of Beijing Wowo Tuan becoming wholly owned by two shareholders acting in collaboration, we have applied push down accounting to the transaction. Under this basis of accounting, the cost of the acquisition of Beijing Wowo Tuan to Mr. Maodong Xu and Mr. Tingqing Xu has been allocated to the identifiable assets and liabilities of Beijing Wowo Tuan using the fair value of those assets and liabilities and the excess therefore has been recorded as goodwill. Consequently, the pre-change in basis financial statements (predecessor) of Beijing Wowo Tuan and its post-change in basis financial statements (successor) are not comparable in certain significant respects, including the recognition of intangible assets and goodwill of Beijing Wowo Tuan, since the relevant periods are presented on different accounting bases. However, because the date of change in basis was December 30, 2010, the consolidated financial data of Beijing Wowo Tuan are presented through December 31, 2010 with no adjustments to the historical basis as adjustments to the amounts required for the one day of December 31, 2010 would not be material.

        The following tables set forth the selected consolidated statements of operations and balance sheet data for the years ended and as of December 31, 2009 and 2010, and have been derived from our audited consolidated financial statements of Beijing Wowo Tuan, which are included elsewhere in this prospectus. Beijing Wowo Tuan had no operation for the period from May 26, 2008, the date of incorporation, to December 31, 2008, and incurred minimal expenses of less than US$1,000 during that period.

        The following selected consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, the consolidated financial statements and related notes of Beijing Wowo Tuan and "Management's Discussion and Analysis of Financial Condition and Results of Operations," both of which are included elsewhere in this prospectus. The consolidated financial statements of Beijing Wowo Tuan are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of our results expected for any future periods.

	For the year ended December 31,
	2009 (predecessor)	2010 (predecessor)
	(US$ in thousands)
Consolidated statement of operation data
Net revenues	—	2,633
Cost of revenues	—	2,179

Gross profit	—	454
Other operating income	0.7	—

Operating expenses:
Selling and marketing	—	261
General and administrative	0.8	210
Total operating expenses	0.8	471

Loss from operations	—	(17)

Other expenses	—	0.3

Loss before provision for income tax	(0.1)	(17)
Provision for income tax	—	40

Net loss	(0.1)	(57)

	As of December 31,
	2009 (predecessor)	2010 (successor)
	(US$ in thousands)
Consolidated balance sheet data:
Total current assets	5.1	790
Total assets	5.1	3,394
Total current liabilities	1.7	1,245
Total liabilities	1.7	1,381
Total shareholders' equity	3.3	2,013
Total liabilities and shareholders' equity	5.1	3,394

Operating data

		As of and for the three months ended
	As of and for the year ended December 31, 2010 (predecessor)
		March 31, 2011 (successor)	June 30, 2011 (successor)
Subscribers (in million)(1)	0.4
Featured deals(2)	703
Wowo Coupons sold(3)	328,790
Average coupon price (RMB)(4)	54.75

(1)
Reflects the total number of subscribers on the last day of the applicable period.
(2)
Reflects the total number of featured merchants in the applicable period.
(3)
Reflects the total number of Wowo Coupons sold in the applicable period.
(4)
Reflects the average selling price of Wowo Coupons in the applicable period.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the sections entitled "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" and our audited consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

        This section includes selected consolidated financial and operating data of us and Beijing Wowo Tuan, for the periods indicated. Beijing Wowo Tuan was incorporated in May 2008 and commenced its group buying business in March 2010. Our Chief Executive Officer and also the majority shareholder, Mr. Maodong Xu, and his wife, Ms. Fang Zhou, who subsequently transferred her interest in the company to Mr. Tianqing Xu, the brother of Mr. Maodong Xu, acquired the online group buying services of Beijing Wowo Tuan, on December 31, 2010. As a result of Beijing Wowo Tuan becoming wholly owned by two shareholders acting in collaboration, the Company has applied push down accounting to the transaction. Under this basis of accounting, the cost of the acquisition of Beijing Wowo Tuan to Mr. Maodong Xu and Mr. Tingqing Xu has been allocated to the identifiable assets and liabilities of Beijing Wowo Tuan using the fair value of those assets and liabilities and the excess has been recorded as goodwill. Consequently, the pre-change in basis financial statements (predecessor) of Beijing Wowo Tuan and its post-change in basis financial statements (successor) are not comparable in certain significant respects, including the recognition of intangible assets and goodwill of Beijing Wowo Tuan, since the relevant periods are presented on different accounting bases. However, because the date of change in basis was December 30, 2010, the consolidated financial data of Beijing Wowo Tuan are presented through December 31, 2010 with no adjustments to the historical basis as adjustments to the amounts required for the one day of December 31, 2010 would not be material.

Overview

        We are a leading provider of local social e-commerce services in China, focusing on group buying deals of life style products and services and subsequent long-term customer relationship management solutions for our local merchant clients. We offer to our online subscribers deep discounts on goods and services, or group buying deals, provided by our local merchant clients, through the integrated operations of Wowo Tuan and our nationwide network of over 3,000 merchant consultants and merchant service representatives in 146 cities in China as of June 30, 2011. According to web traffic data on Alexa.Chinaz.com, for the week ended on June 30, 2011, Wowo Tuan had more than one million daily unique IP address visits on average, ranking us among the top three pure group buying service providers in China.

        Wowo Tuan typically features one to five new deals per day per city, or for large metropolitan areas, per district, each such deal being available for purchase for a limited amount of time. A typical deal offers a 50% to 80% discount through coupons that can be redeemed at face value with local merchants. When the number of subscribers who purchase a particular coupon, or Wowo Coupon, exceeds a predetermined minimum threshold based on our agreement with the local merchant, the group buying deal is deemed successful. A wide variety of local merchants, such as restaurants, bakeries, hotels, movie theatres and beauty parlors, offer group buying deals on our websites. Our subscribers enjoy savings from group buying deals on the goods or services, as well as discovering new things to do, eat, or buy in their local areas from the information we provide. Local merchants in turn gain access to a highly effective advertising channel to reach potential new customers without having to pay any advertising fees. Featured group buying deals are also sent to our subscribers daily via our Email Direct Marketing system, or EDM.

        We have experienced rapid growth since December 31, 2010, partially through acquisitions of 23 leading local group buying service providers in second- and third-tier cities throughout China in the period from December 31, 2010 to April 2011. We have established a well-known brand name and built up a large base of subscribers and local merchant clients. As of June 30, 2011, we had 4.5 million subscribers at Wowo Tuan, and over one million daily unique IP address visits to our websites on average. For the three months ended June 30, 2011, we featured over 19,000 group buying deals on Wowo Tuan and sold approximately 3.8 million Wowo Coupons. We generate our revenues primarily from the purchase prices of Wowo Coupons paid by our subscribers. Our gross profit is the portion of the revenues we retain after paying agreed upon fees to the featured merchants. Our net revenues were US$2.6 million for the year ended December 31, 2010 (predecessor).

Operating Metrics

        We measure our business using several operating metrics which directly affect our revenues. The key metrics are as follows:

        Subscribers.    We define subscribers as the total number of individuals who have completed registration by a specific date, less individuals who have deregistered. We can measure our overall growth in the market as well as our potential revenue opportunity using our total subscriber base. The subscriber base does not take into consideration the activity level of the subscriber with our service, nor does it adjust for multiple or unused accounts. Despite these drawbacks, we believe this metric provides valuable insight into the trajectory and scale of our business. Our group buying business depends on our ability to maintain and expand our user base. The growth in the number of subscribers is driven by our ability to continue to, among other things, enhance our brand recognition, increase the number and types of group buying deals offered on our websites and offer high-quality before-, during- and after-sales services to our subscribers.

        Featured deals.    This metric represents the total number of deals featured in a given time period. For a deal offered on a nationwide basis, we count the deal as one. For deals offered by branches or franchise stores of a national merchant on a local or regional basis, we count each deal offered by a branch or franchise store of the national merchant as a separate deal. We consider this metric to be a good indicator of growth as well as an important measure of the effectiveness of our sales and marketing infrastructure. Our revenue growth depends on our ability to continue to attract merchant clients to offer high quality and a wide variety of group buying deals on our websites. We need to retain existing merchant clients and attract potential new merchant clients by providing them access to a broad customer base and helping them attract and retain targeted customers through well-designed group buying deals. As of June 30, 2011, we had over 3,000 merchant consultants and merchant service representatives in 146 cities to source group buying deals. Each consultant focuses on certain areas of specialty, such as Chinese food, Western food, bakeries, travel, health and beauty products and services.

        Wowo Coupons sold.    This metric represents the total number of Wowo Coupons sold in a given time period. This metric is presented net of coupons that are claimed for refund during the same time period. We use this metric to measure our growth and activity level in the aggregate as well as in the individual markets where we operate. We generate substantially all our revenues from the purchase prices of Wowo Coupons sold to our subscribers.

        Average coupon price.    This metric allows us to measure the revenue generating ability of our deals. The revenues we generate from the sales of Wowo Coupons relates directly to the average coupon price for Wowo Coupons. The average coupon price of Wowo Coupon varies greatly depending on the type of goods or services offered by the local merchants. When we enter a new market, we feature low priced deals to attract first-time consumers to try out new goods or services and accumulate new subscribers. When the local market is well penetrated, we include higher priced deals to bring up the average Wowo Coupon price. In addition, the average coupon price may be lower in second- and third-tier cities than in first-tier cities in China, such as Beijing and Shanghai.

        The following table is a summary of our key operating metrics for the periods indicated.

		As of and for the three months ended
	As of and for the year ended December 31, 2010 (predecessor)
		March 31, 2011 (successor)	June 30, 2011 (successor)
Subscribers (in million)(1)	0.4
Featured deals(2)	703
Wowo Coupons sold(3)	328,790
Average coupon price (RMB)(4)	54.75

(1)
Reflects the total number of subscribers on the last day of the applicable period.
(2)
Reflects the total number of featured deals in the applicable period.
(3)
Reflects the total number of Wowo Coupons sold in the applicable period.
(4)
Reflects the average selling price of Wowo Coupons in the applicable period.

Other Factors Affecting Our Results of Operations

        Besides our operating metrics that directly affect our revenues, there are a number of factors that affect our results of operations, including:

        Competitive pressure.    We operate in a highly competitive market. We compete with a number of other group buying service providers that have significant capital and human resources, as well as with major Chinese portal websites and social networking service operators which have also launched initiatives in direct competition with our business. The terms and conditions we offer our merchant clients are affected by our competitors' strategies, which as a result affects our cost of operation. Competition also has a direct effect on our ability to retain existing subscribers and attract new subscribers.

        Cost of revenues.    Our profit margin depends directly on the cost of revenues, which consists of the payments we make to our merchant clients for the Wowo Coupons that are redeemed with them. To maintain our profit margin, we must strike a balance between offering attractive coupon prices to our subscribers to attract a critical mass of coupon purchase, and keeping payments to merchant clients at a level that makes offering group buying deals with us a viable business choice for them.

        Marketing expense.    We plan to engage in a variety of different marketing efforts tailored to our targeted subscribers to expand our subscriber base. Expenses incurred for marketing and other promotional efforts may have a negative impact on our revenues, if they prove to be inefficient and do not expand our subscriber base as intended.

        Continued growth of China's economy and the group buying industry in general.    We conduct all of our business and operations in China. Accordingly, our results of operations have been, and are expected to continue to be, affected by the general performance of China's economy. Since the inception of our business, we have benefited from overall economic growth in China. In addition, as a leading group buying service provider, our financial results have been, and are expected to continue to be, affected by the performance of the group buying industry in China.

Net Revenues

        We currently derive substantially all of our net revenues from the sales of Wowo Coupons to our subscribers. We collect cash upfront when our subscribers purchase Wowo Coupons, and we make payments to the merchant client who provides the goods or services for which the coupons are redeemed on later dates and in several installments, usually proportional to the ratio of the redeemed Wowo Coupons as to the total number of Wowo Coupons sold. We recognize revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to us; and (iii) we have released the electronic coupons for the agreed discounted prices to the participating users. We record the gross amount we receive, excluding taxes where applicable, when (i) the Group is the primary obligor in the transaction; (ii) the Group has latitude in establishing price; (iii) the Group has discretion in supplier selection. In addition, we record revenue on a net basis when (i) we are not the primary obligor in the transaction; (ii) we collect pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. Our net revenues were nil in 2009 (predecessor) and US$2.6 million in 2010 (predecessor), respectively.

Cost of Revenues

        Our cost of revenues consists of direct costs incurred to generate our revenues, primarily the agreed-upon payments to merchant clients. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of Wowo Coupons by subscribers. Our cost of revenues was nil in 2009 (predecessor) and US$2.2 million in 2010 (predecessor), respectively.

Operating Expense

        The following table sets forth our operating expenses by amount and as a percentage of our net revenues for the periods indicated:

	For the years ended December 31,
	2009 (predecessor)		2010 (predecessor)
	US$	%	US$	%
	(in thousands, except for percentages)
Operating Expenses
Selling and marketing	—	—	261	9.9
General and administrative	0.8	N/A	210	8.0

Total operating expenses	0.8	N/A	471	17.9

        Our operating expenses consist of selling and marketing expenses, general and administrative expenses and research and development expenses. Our total operating expenses were US$470,813 in 2010 (predecessor), representing 17.9% of the net revenues of the corresponding periods.

  Selling and marketing expenses

        Our selling and marketing expenses primarily consist of salaries and benefits for our merchant consultants, quality control and merchant service representatives, and editorial staff.

        Our selling and marketing expenses were nil in 2009 (predecessor) and US$260,823 in 2010 (predecessor), respectively, representing nil and 9.9% of the net revenues of that year. Going forward, we expect our selling and marketing expenses to increase in absolute terms, as we increase our marketing and promotional efforts to maintain and enhance our brand recognition.

  General and administrative expenses

        Our general and administrative expenses primarily consist of:

    •
    salaries and benefits for employees, which is the salary and benefit for our management and general administrative staff; and

    •
    office expenses, which consist primarily of office rental, maintenance and utilities expenses, depreciation of office equipment and other office expenses.

        Our general and administrative expenses were US$209,990 in 2010 (predecessor), representing 8.0% of the net revenues of the corresponding periods. Going forward, we expect that our general and administrative expenses will increase as we hire additional personnel and incur additional costs in connection with the expansion of our business and with being a publicly traded company, including the costs of enhancing our internal controls. We expect our general and administrative expenses to increase as we continue to ramp up our operational scale.

Income Tax

        We are subject to PRC EIT on taxable income in accordance with the relevant PRC income tax laws. Our income tax expense was nil in 2009 (predecessor) and US$40,471 in 2010 (predecessor), respectively. We incurred income tax expense in 2010 as we generated taxable income in the PRC.

Critical Accounting Policies

        The preparation of financial statements of Beijing Wowo Tuan and related notes requires us to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, net sales and expenses, and related disclosure of contingent assets and liabilities. We have based our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our management has discussed the development, selection and disclosure of these estimates with our board of directors. Actual results may differ from these estimates under different assumptions or conditions. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

        We believe that the following critical accounting policies are the most sensitive and require more significant estimates and assumptions used in the preparation of our consolidated financial statements.

        You should read the following descriptions of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Revenue Recognition

        We recognize revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to us; and (iii) we have released the electronic coupons for the agreed discounted prices to the participating users. We record the gross amount we receive, excluding taxes where applicable, when (i) the Group is the primary obligor in the transaction; (ii) the Group has latitude in establishing price; (iii) the Group has discretion in supplier selection. In addition, we record revenue on a net basis when (i) we are not the primary obligor in the transaction; (ii) we collect pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount was immaterial.

        We use various customer reward programs to build brand loyalty and provide subscribers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as referring a new subscriber or participating in promotional offers, we grant the customer credits that can be redeemed in the future. We accrue the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the consolidated balance sheets and record the corresponding offset to revenue on the consolidated statements of operations. If our judgments regarding estimated customer refunds and accrued costs associated with customer loyalty and reward programs are inaccurate, actual net revenue could differ from the amount we recognize, directly impacting our results of operations.

Goodwill and Long-Lived Intangible Assets with definite life

        Goodwill represents the cost of an acquired business in excess of the fair value of identifiable tangible and intangible net assets purchased. We generally seek the assistance of independent valuation firm in determining the fair value of the identifiable tangible and intangible net assets of the acquired business.

        There are several methods that can be used to determine the fair value of assets acquired and liabilities assumed. For intangible assets, we typically use the income method. This method starts with a forecast of all of the expected future net cash flows associated with a particular intangible asset. These cash flows are then adjusted to present value by applying an appropriate discount rate that reflects the risk factors associated with the cash flow streams. Some of the more significant estimates and assumptions inherent in the income method or other methods include the amount and timing of projected future cash flows, the discount rate selected to measure the risks inherent in the future cash flows and the assessment of the asset's economic life cycle and the competitive trends impacting the asset, including consideration of any technical, legal, regulatory or economic barriers to entry. Determining the useful life of an intangible asset also requires judgment, as different types of intangible assets will have different useful lives.

        Goodwill is tested for impairment at the latest once annually or more frequently if we believe indications of impairment exist. Impairment is tested using a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. We currently have one reporting unit.

        If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being the discounted cash flow method. During the date of December 31, 2010, we did not realize any impairment loss on goodwill.

        We generally seek the assistance of an independent valuation firm to determine the fair value of the identifiable tangible and intangible net assets of an acquired business.

        We can use several methods to determine the fair value of assets acquired and liabilities assumed. For intangible assets, we typically use the income method. This method starts with a forecast of the expected future net cash flows. We then discount these cash flows to present value by applying an appropriate discount rate that reflects the risk factors associated with the cash flow streams.

        Estimates and assumptions used in the income method or other methods include the amount and timing of projected future cash flows, the discount rate selected to measure the risks of future cash flows, the asset's life cycle and the competitive trends impacting the asset, including any technical, legal, regulatory or economic barriers to entry. Determining the useful life of an intangible asset also requires judgment, as different types of intangible assets have different useful lives.

        Acquired intangible assets are amortized over their useful lives. Useful lives are based on management's estimates of the period that the assets will generate revenue. In particular, Trade name/Domain name acquired is amortized using the straight-line method to over ten years based on the estimated progression of maintenance of their domain name and its future development plan, giving consideration to the revenue and cash flow associated. User base acquired is amortized using the straight-line method over two years based on the estimated progression of the registered customers through the respective products, giving consideration to the revenue and cash flow associated. Operating system acquired is amortized using the straightline method to over three years based on the estimated progression of the group buying business website, giving consideration to the revenue and cash flow associated.

        We amortize intangible assets with determinable useful lives on a straight-line basis. We evaluate intangible assets with determinable useful lives for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. We measure recoverability of long-lived assets to be held and used as part of a cash generating unit by comparing the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If we believe the assets are impaired, the impairment will equal the amount by which the carrying value of the assets exceeds the fair value of the assets.

        Estimates of fair value involve a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. Our judgments in determining an estimate of fair value can materially impact our results of operations. We base these valuations on information available as of the impairment review date and on expectations and assumptions that management deems reasonable. Any changes in key assumptions, including unanticipated events and circumstances, may affect the accuracy or validity of such estimates and could potentially result in impairment charges.

Income Taxes

        In preparing our consolidated financial statements, we must estimate our income taxes in each of the jurisdictions in which we operate. We estimate our actual tax exposure and assess temporary differences resulting from different treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which we include in our consolidated balance sheet. We must then assess the likelihood that we will recover our deferred tax assets from future taxable income. If we believe that recovery is not likely, we must establish a valuation allowance. To the extent we establish a valuation allowance or increase this allowance, we must include an expense within the tax provision in our statement of operations.

        Management must exercise significant judgment to determine our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. We base the valuation allowance on our estimates of taxable income in each jurisdiction in which we operate and the period over which our deferred tax assets will be recoverable. If actual results differ from these estimates or we adjust these estimates in future periods, we may need to establish an additional valuation allowance, which could materially impact our financial position and results of operations.

        U.S. GAAP requires that the impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more likely than not to be sustained upon audit by the relevant tax authority. If we ultimately determine that the payment of these liabilities will be unnecessary, we reverse the liability and recognize a tax benefit during that period. Conversely, we record additional tax charges in a period in which we determine that a recorded tax liability is less than we expect the ultimate assessment to be. We did not recognize any significant unrecognized tax benefits during the periods presented in this prospectus.

Limited Operating History

        We began our current business operations in March 2010 and, accordingly, we have a very limited operating history upon which you can evaluate the viability and sustainability of our business. It may also be difficult to evaluate the viability of our group buying services as a business model because we may not have sufficient experience to address the risks frequently encountered by early stage companies using new business models and entering new and rapidly evolving markets. In addition, certain of our senior management and employees have worked with us for only a relatively short period of time. Our future results and performance are likely to depend on the success of our group buying services, as well as other services we may launch and that remain untested, and on the synergies that may develop among our senior management in implementing our business model.

Internal Control over Financial Reporting

        Prior to this offering, we were a private company and had limited accounting personnel and other resources with which to address our internal control over financial reporting. We and our independent registered public accounting firm, in connection with the preparation and external audit of the consolidated financial statements of Beijing Wowo Tuan for the fiscal years ended December 31, 2009 and 2010 (predecessor), identified three material weaknesses and three significant deficiencies, each as defined in the U.S. Public Company Accounting Oversight Board Standard AU Section 325, Communications About Control Deficiencies in an Audit of Financial Statements, or AU325, in our internal control over financial reporting. As defined in AU325, a "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

        The material weaknesses identified related to (i) lack of accounting personnel with appropriate knowledge of U.S. GAAP; (ii) lack of comprehensive accounting policies and a procedures manual in accordance with U.S. GAAP and (iii) lack of risk assessment documentation. The significant deficiencies identified related to (i) inadequate data management of the group buying management system, or GBM; (ii) insufficient capacity of the GBM system to track sales return information; and (iii) lack of management approval procedures for allocating account access privileges.

        Following the identification of these material weaknesses and significant deficiencies, we have begun taking measures and plan to continue to take measures to remedy these weaknesses and deficiencies. We have (i) hired a financial controller and a vice financial controller in 2011, (ii) improved the GBM system in early 2011, (iii) established a formal plan to adopt an Online Sales Return System by the end of July 2011 and (iii) established formal policies on approval and review of account applications and account access. We are also in the process of (i) recruiting an internal control director who will work on the requirement of section 404 of the Sarbanes-Oxley Act of 2002 and a tax director who will focus on the tax planning and compliance, and strengthening the US GAAP reporting team by hiring more experiences personnel, (ii) preparing a comprehensive accounting manual in accordance with US GAAP and will conduct training for the relevant personnel; and (iii) preparing the risk assessment documentation, and performing the formal evaluation process for evaluating related risks based on such documentation.

        Upon completion of this offering, we will become subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act will require that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2012. See "Risk Factors—Risks Relating to Our Business and Industry—During the course of the audit of our financial statements, we and our independent registered public accounting firm identified three material weaknesses and three significant deficiencies in our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results in accordance with U.S. GAAP may be materially and adversely affected. In addition, investor confidence in us and the market price of our ADSs may decline significantly if we or our independent registered public accounting firm conclude that our internal control over financial reporting is not effective".

Results of Operations

        The following table presents selected financial data from consolidated statements of operations of Beijing Wowo Tuan for the periods indicated. Our limited operating history makes it difficult to predict future operating results. We believe that period-to-period comparisons of results of operations should not be relied upon as indicative of our future performance.

	For the year ended December 31,
	2009 (predecessor)	2010 (predecessor)
	(US$ in thousands)
Consolidated statement of operation data
Net revenues	—	2,633
Cost of revenues	—	2,179

Gross profit	—	454
Other operating income	0.7	—

Operating expenses:
Selling and marketing	—	261
General and administrative	0.8	210
Total operating expenses	0.8	471

Loss from operations	—	(17)

Other expenses	—	0.3

Loss before provision for income tax	(0.1)	(17)
Provision for income tax	—	40

Net loss	(0.1)	(57)

Year ended December 31, 2010 compared to year ended December 31, 2009

  Net revenues

        We commenced our current business operation in March 2010 and had no operations prior to that. We had net revenues of US$2.6 million in 2010 (predecessor). Substantially all of the net revenues in 2010 were attributable to the sales of Wowo Coupons to our subscribers.

  Cost of revenues

        Our cost of revenues was nil in 2009 (predecessor) as we commenced operations in March 2010 and had minimal operations prior to that. Our cost of revenues was US$2.2 million in 2010 (predecessor). Cost of revenue consists of direct costs incurred to generate our revenue, primarily the agreed-upon payments to the merchant clients.

  Operating expenses

        Our total operating expenses were US$758 in 2009 (predecessor), before we commenced our current operations. Our total operating expenses were US$470,813 in 2010 (predecessor), representing 17.9% of the net revenue for the same period. Our operating expenses in 2010 primarily consisted of:

  •
  selling and marketing expenses of US$260,823, representing 9.9% of the net revenues of the same period primarily consist of salaries and benefits for our marketing staff, merchant service representatives, customer service representatives and quality control staff; and

  •
  general and administrative expenses of US$209,990, representing 8.0% of the net revenues of the same period primarily consist of salaries and benefits for our management and general administrative staff.

  Income tax

        Our provision for income tax was US$40,000 in 2010 (predecessor), as we generated taxable income in the PRC.

  Net loss

        As a result of the foregoing, we incurred net losses of US$57,000 for the year ended December 31, 2010 (predecessor).

Acquisitions

        In late 2010 and early 2011, Beijing Wowo Tuan entered into agreements with 23 leading local group buying service providers in second- and third-tier cities in China to jointly establish new companies in which Beijing Wowo Tuan holds controlling interests or to acquire such local group buying service providers' businesses.

        For a new company jointly established with a local group buying service provider, Beijing Wowo Tuan typically forms the new entity first and then transfers 49% of the equity interest of the new entity to the selling shareholders and the key employees of the local group buying businesses, as consideration for their employment with such new entity as executives for a certain number of years after the respective date of acquisition. During the term of their employment, those shares transferred to such selling shareholders and key employees are restricted from transfer to third parties. Beijing Wowo Tuan has repurchase rights over the transferred shares at an agreed-upon price if the selling shareholders and key employees terminate their employment during the agreed employment period. The table below sets forth certain information regarding such 18 acquisitions we made since December 31, 2010:

Name of acquisition target	Date of Acquisition	City of Operations	Consideration (US$)	Name of the newly formed entity	Percentage of Equity Interest Held by Beijing Wowo Tuan(1)
Shenyang 19tuan	December 31, 2010	Shengyang, Liaoning	303,030	Shenyang Shijiu Wowo Tuan Information Technology Co., Ltd.	100	%(2)
Jinan 0531tuan	December 31, 2010	Jinan, Shandong	151,515	Jinan Wuzhiwu Information Technology Co., Ltd.	100%
Shijiazhuang Letuaner	January 2011	Shijiazhuang, Hebei	75,758	Shijiazhuang Wowo Tuan Information Technology Co., Ltd.	100	%(2)
Changzhou Bangketuan	January 2011	Changzhou, Jiangsu	75,758	Changzhou Wowo Tuan Information Technology Co., Ltd.	100%
Changsha Tuankela	January 2011	Changsha, Hunan	374,242	Hunan Wowo Tuan Information Technology Co., Ltd.	100	%(2)
Wuxi Yuzhong	February 2011	Wuxi, Jiangsu	757,576	Wuxi Yuzhong Internet Technology Co., Ltd.	51%
Shenzhen Xunjie	February 2011	Shenzhen, Guangzhou	454,545	Shenzhen Xunjie Time Media Co., Ltd.	51%
Fuzhou Baiketuan	March 2011	Fuzhou, Fujian	45,455	—	100	%(3)
Chengdu Beiguo	March 2011	Chengdu, Sichuan	467,697	Chengdu Beiguo Technology Co., Ltd.	60%
Shanghai Yinqing	March 2011	Shanghai	403,030	—	51	%(3)
Shaoxing Tongchenggou	March 2011	Shaoxing, Zhejiang	75,758	Shaoxing Wowo Tuan Information Technology Co., Ltd.	100	%(2)
Quanzhou Yiwantuan	March 2011	Quanzhou, Fujian	151,515	—	100	%(3)
Jilin Meimeituan	March 2011	Jilin, Jilin	151,515	Jilin Wowo Tuan Technology Co., Ltd.	100	%(2)
Baoding Dulituan	March 2011	Baoding, Hebei	309,091	—	51	%(3)
Guiyang Wowo Tuan	April 2011	Guiyang, Guizhou	60,606	—	100	%(3)
Langfang Wodetuan	April 2011	Langfang, Hebei	75,758	Langfang Wowo Tuan Internet Technology Co., Ltd.	100	%(2)
Xiamen Shantuan	April 2011	Xiamen, Fujian	303,030	Xiamen Wowo Tuan Technology Co., Ltd.	100	%(2)
Ningbo Tangtuan	April 2011	Ningbo, Zhejiang	303,030	Ningbo Wowo Tuan Technology Co., Ltd.	100	%(2)

(1)
Reflects the percentage of equity interest held by Beijng Wowo Tuan as of June 30, 2011, except as otherwise indicated.

(2)
Beijing Wowo Tuan formed the entity and will transfer 49% equity interest of such entity to the original selling shareholders and the key employees of the acquired local group buying businesses. Beijing Wowo Tuan will hold 51% equity interest after the aforementioned transfer is completed.

(3)
The entity is in the process of being formed and the percentage reflects the percentage of equity interest to be held by Beijing Wowo Tuan after the formation of such entity.

        The table below sets forth certain information regarding the five acquisitions of businesses we made since December 31, 2010:

Name of seller	Date of Purchase	City of Operations	Consideration (US$)
Shijiazhuang Jutuaner	February 2011	Shijiazhuang, Hebei	121,212
Hangzhou 54 Tuanzhang	February 2011	Hangzhou, Zhejiang	303,030
Hangzhou Zuituan	February 2011	Hangzhou, Zhejiang	—(1)
Changzhou Jingcaituan	April 2011	Changzhou, Jiangsu	818,182
Guilin Haoletuan	April 2011	Guilin, Guangxi	44,318

(1)
Consideration will be determined based on the future performance of the acquired business.

Liquidity and Capital Resources

        As of December 31, 2010, we had US$180,899 in cash and cash equivalents. Since our inception, we have funded our working capital requirements and expansion primarily through our operation. We generated positive cash flow from operations in the amount of US$612,147 for the year ended December 31, 2010 (predecessor). We expect annual cash flow from operations to remain positive in the foreseeable future. We generally use this cash flow to fund our operations and meet our other cash operating needs. Net cash used in operating activities was US$1,012 for the year ended December 31, 2009 and the net cash provided by operating activities was US$612,147 for the year ended December 31, 2010 (predecessor).

        We believe that our current cash balance, anticipated cash flow from operations, and the net proceeds we expect to receive from this offering will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures, for at least the next 12 months. See "Use of Proceeds." We may require additional cash due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our existing cash balance is insufficient to meet our requirements, we may seek to sell additional equity securities or debt securities or borrow from lending institutions. Financing may be unavailable in the amounts we need or on terms acceptable to us, if at all. The sale of additional equity securities, including convertible debt securities, would dilute our earnings per share. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and our ability to pay dividends to our shareholders. If we are unable to obtain additional equity or debt financing as required, our business operations and prospects may suffer.

        The following table sets forth a summary of our cash flows for the periods indicated:

	For the year ended December 31,
	2009 (predecessor)	2010 (predecessor)
	(US$ in thousands)
Net cash provided by (used in) from operating activities	(1)	612
Net cash used in investing activities	—	(139)
Net cash provided by (used in) financing activities	2	(300)
Effect of exchange rate changes	—	3

Cash at the beginning of the period	4	5

Cash at the end of the period	5	181

  Net cash provided by (used in) operating activities

        Net cash provided by operating activities was US$612,147 for the year ended December 31, 2010 (predecessor), which primarily consisted of an account payable of US$480,534 attributable to obligations to our merchant clients as a result of our operations and accrued expenses and other current liabilities of US$293,220 primarily attributable to unpaid salary and welfare, partially offset by accounts receivable of US$102,821 representing payments receivable from third-party payment processors, and a net loss from operation of US$57,178.

        Net cash used in operating activities was US$1,012 for the year ended December 31, 2009 (predecessor).

  Net cash used in investing activities

        Net cash used in investing activities for the year ended December 31, 2010 (predecessor) was US$138,861, consisting primarily of the purchase of property and equipment for US$93,406 and prepayments for the acquisition of business for US$45,455.

        We did not use any cash in investing activities in the year ended December 31, 2009.

  Net cash provided by (used in) financing activities

        Net cash used in financing activities for the year ended December 31, 2010 (predecessor) was US$300,297, which primarily consisted of an advance to a related party of US$446,882, and was partially offset by an advance for a planned capital injection of US$145,974.

        Cash provided by financing activities in the year ended December 31, 2009 (predecessor) was US$1,683.

        We estimate that we will receive net proceeds of approximately US$             million from this offering, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, based on the initial offering price of US$            per ADS. Assuming that we convert the full amount of the net proceeds from this offering into RMB, a 10% appreciation of the RMB against the U.S. dollar, from a rate of RMB            to US$1.00 to a rate of RMB            to US$1.00, will result in a decrease of RMB             million (US$             million) of the net proceeds from this offering. Conversely, a 10% depreciation of the RMB against the U.S. dollar, from a rate of RMB            to US$1.00 to a rate of RMB            to US$1.00, will result in an increase of RMB             million (US$ million) of the net proceeds from this offering.

Capital Expenditures

        We made capital expenditures of US$138,861 for the year ended December 31, 2010 (predecessor), which primarily consisted of the purchase of property and equipment for US$93,406 and prepayments for the acquisition of business for US$45,455. We did not make any capital expenditures for the year ended December 31, 2009 (predecessor). We expect our capital expenditures in 2011 to primarily consist of the acquisition of businesses and the purchase of property and equipment.

Contractual Obligations and Commercial Commitments

        The following table sets forth our future minimum payments under non-cancelable operating leases of office space with initial terms in excess of one year as of December 31, 2010.

Years ended December 31
(US$ in thousands)
2011	51
2012	—
2013	—
2014	—
2015 and thereafter	—

Total	51

Holding Company Structure

        We are a holding company with no material operations of our own. We conduct our operations primarily through our wholly owned subsidiary in China, Wowo Shi Jie, and our consolidated affiliated entities in China. Under PRC law, Wowo Shi Jie and each of our consolidated affiliated entities in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Wowo Shi Jie is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations.

        After the 13 subsidiaries of Beijing Wowo Tuan make appropriations for their respective statutory reserves and retain any profits, each of their remaining net profits are distributable to Beijing Wowo Tuan, in the form of an RMB dividend. Pursuant to the contractual arrangements between Wowo Shi Jie and Beijing Wowo Tuan, Beijing Wowo Tuan's earnings and cash (including dividends received from its subsidiaries) are used to pay service and license fees in RMB to Wowo Shi Jie, in the manner and amount set forth in these agreements. After paying the withholding taxes applicable to Wowo Shi Jie's revenue and earnings, making appropriations for its statutory reserve requirement and retaining any profits from accumulated profits, the remaining net profits of Wowo Shi Jie would be available for distribution to its sole shareholder, Wowo Holding Limited, and from Wowo Holding Limited to us, although we have not, and do not have any present plan to make such distributions. As of            , the net assets of Wowo Shi Jie and our consolidated affiliated entities which were restricted due to statutory reserve requirements and other applicable laws and regulations, and thus not available for distribution, was in aggregate US$             million, and the net assets of Wowo Shi Jie and our consolidated affiliated entities which were unrestricted and thus available for distribution was in aggregate US$             million. We do not believe that these restrictions on the distribution of our net assets will have a significant impact on our ability to timely meet our financial obligations in the future.

Off-Balance Sheet Commitments and Arrangements

        We do not currently have any outstanding off-balance sheet arrangements or commitments. We have no plans to enter into transactions involving, or otherwise form relationships with, unconsolidated entities or financial partnerships established for the purpose of facilitating off-balance sheet arrangements or commitments.

Inflation

        Since our inception, inflation in China has not materially affected our results of operations. According to the National Bureau of Statistics of China, the annual average percentage changes in the consumer price index in China for 2009 and 2010 were of -0.7% and of +3.3%, respectively. The year-over-year percentage changes in the consumer price index for January 2009, 2010 and 2011 were increases of +1.0%, +1.5% and +4.9%, respectively. Although we have not been materially affected by inflation in the past, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

Quantitative and Qualitative Disclosures about Market Risk

  Foreign Exchange Risk

        Substantially all of our revenues and expenses are denominated in RMB. We do not believe that we currently have any significant direct foreign exchange risk and have not used any derivative financial instruments to hedge our exposure to such risk. Although in general, our exposure to foreign exchange risks should be limited, the value of your investment in our ADSs will be affected by the exchange rate between the U.S. dollar and the RMB because the value of our business is effectively denominated in RMB, while the ADSs will be traded in U.S. dollars.

        The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. The conversion of RMB into foreign currencies, including U.S. dollars, has been based on rates set by the People's Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the revised policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy resulted in a more than 20% appreciation of the RMB against the U.S. dollar in the following three years. Since July 2008, however, the RMB has traded within a narrow range against the U.S. dollar. As a consequence, the RMB has fluctuated significantly since July 2008 against other freely traded currencies, in tandem with the U.S. dollar. On June 20, 2010, the People's Bank of China announced that the PRC government would further reform the RMB exchange rate regime and increase the flexibility of the exchange rate. It is difficult to predict how this new policy may impact the RMB exchange rate. To the extent that we need to convert U.S. dollars we receive from this offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amounts available to us.

  Interest Risk

        Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest-bearing bank accounts. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in market interest rates. However, our future interest income may fall short of expectations due to changes in market interest rates.

Recent Accounting Pronouncements

        In October 2009, the Financial Accounting Standards Board, or FASB, issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence, or VSOE, vendor objective evidence, or VOE, or third-party evidence, or TPE, is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. We do not expect the adoptions of this pronouncement to have a significant impact on our financial position, results of operations or cash flow.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than on a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. We do not expect the adoption of this pronouncement will have a significant effect on our financial position, results of operations or cash flow.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies criteria that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. We do not expect the adoption of this pronouncement to have a significant impact on our financial position, results of operations or cash flow.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. We do not expect the adoption of this pronouncement to have a significant effect on our financial position, results of operations or cash flow.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address the diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. We do not expect the adoption of this pronouncement to have a significant effect on our financial position, results of operations or cash flow.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. We do not expect the adoption of this pronouncement to will have a significant effect on our financial position, results of operations or cash flow.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

        The following unaudited pro forma condensed consolidated financial information is derived from the audited financial statements of (1) Beijing Wowo Tuan as of and for the year ended December 31, 2010; (2) Shijiazhuang Chuanglian Technology Co., Ltd. as of and for the year ended December 31, 2010; (3) Changzhou Bangketuan as of and for the year ended December 31, 2010; (4) Wuxi Yuzhong Internet Technology Co., Ltd. as of and for the year ended December 31, 2010; (5) Shenzhen Xunjie Times Media Co., Ltd. as of December 31, 2010 and for the period from May 5, 2010 (business commencement date) to December 31, 2010; (6) Fuzhou Baiketuan as of and for the year ended December 31, 2010; (7) Chengdu Beiguo Technology Co., Ltd. as of December 31, 2010 and for the period from August 20, 2010 (inception date) to December 31, 2010; (8) Shanghai Yinqing Advertising Co., Ltd. as of and for year ended December 31, 2010; (9) Beijing Kaiyishidai Network Technology Co., Ltd. as of December 31, 2010 and for the period from September 27, 2010 (inception date) to December 31, 2010; (10) Xiamen Shantuan as of December 31, 2010 and for the period from May 17, 2010 (inception date) to December 31, 2010; (11) Changzhou Jingcaituan as of December 31, 2010 and for the period from August 2, 2010 (inception date) to December 31, 2010; (12) Ningbo Tangtuan as of December 31, 2010 and for the period from June 13, 2010 (inception date) to December 31, 2010; (13) Langfang Wodetuan as of December 31, 2010 and for the period from October 18, 2010 (inception date) to December 31, 2010, all appearing elsewhere in the prospectus, after giving effects to the pro forma adjustments described in the notes to such pro forma financial information.

        The preparation of the unaudited pro forma condensed consolidated balance sheet and statements of operations appearing below is based on financial statement prepared in accordance with U.S. GAAP. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. The objective of the unaudited pro forma condensed consolidated balance sheet and statements of operations is to provide information on the impact of the acquisitions of twelve online group buying business including Shijiazhuang Chuanglian Technology Co., Ltd. and Changzhou Bangketuan in January 2011, Wuxi Yuzhong Internet Technology Co., Ltd. and Shenzhen Xunjie Times Media Co., Ltd. in February 2011, Fuzhou Baiketuan, Chengdu Beiguo Technology Co., Ltd., Shanghai Yinqing Advertising Co., Ltd. in March 2011, and Beijing Kaiyishidai Network Technology Co. Ltd. and Xiamen Shantuan, Changzhou Jingcaituan, Ningbo Tangtuan, Langfang Wodetuan in April 2011. We refer these online group buying businesses collectively as the Acquired Businesses.

        The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 presents adjustments as if the acquisitions of Shijiazhuang Chuanglian Technology Co., Ltd., Changzhou Bangketuan, Wuxi Yuzhong Internet Technology Co., Ltd., Shenzhen Xunjie Times Media Co., Ltd., Fuzhou Baiketuan, Chengdu Beiguo Technology Co., Ltd., Shanghai Yinqing Advertising Co., Ltd., Beijing Kaiyishidai Network Technology Co., Limited, Xiamen Shantuan, Changzhou Jingcaituan, Ningbo Tangtuan, Langfang Wodetuan were consummated on December 31, 2010.

        The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 presents adjustments as if the acquisitions of Acquired Businesses had been consummated on the earlier of January 1, 2010, the inception date or business commencement date of the Acquired Businesses.

        The following unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with our consolidated financial statements, unaudited pro forma condensed consolidated balance sheet and statements of operations and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

        While the unaudited pro forma condensed consolidated financial information is helpful in showing the financial characteristics of the consolidated companies, it is not intended to show how the consolidated companies would have actually performed as if the events described above had in fact occurred on the dates acquired or to project the results of operations or financial position for any future date or period. We have included in the unaudited pro forma condensed consolidated statement of operations all adjustments, consisting of normal recurring adjustments, necessary of a fair presentation of the operating results in the historical periods. However, because these adjustments are based on estimates such as the preliminary purchase price allocation and the estimated amortization period for the acquired intangible assets for the Acquired Businesses, the actual consolidated balance sheet and the results of operations may differ significantly from the pro forma amounts reflected below.

Unaudited Pro forma Condensed Consolidated Balance Sheet

	As of December 31, 2010
	Beijing Wowo Tuan(1)	Acquired business(6)	Pro forma Adjustments	Note	Pro forma
Assets
Current assets:
Cash and cash equivalents	$180,899	$555,960	$(12,962)	(5)	$723,897
Accounts receivable	105,318	16,899	(16,899)	(5)	105,318
Prepaid expenses and other current assets	45,735	932,206	(439,904)	(5)	538,037
Amount due from related parties	457,736	1,048,784	—		1,506,520

Total current assets	789,688	2,553,849	(469,765)		2,873,772

Property and equipment, net	102,319	223,974	—		326,293
Acquired intangible assets, net	661,242	—	1,073,789	(2)	1,735,031
Goodwill	1,840,346	—	4,856,221	(2)	6,696,567

Total Assets	3,393,595	2,777,823	5,460,245		11,631,663

Current liabilities:
Accounts payable	492,205	1,312,040	(47,518)	(5)	1,756,727
Accrued expenses and other current liabilities	709,401	375,928	(6,828)	(5)	1,078,501
Amount due to related parties	2,367	1,051,275	—		1,053,642
Income tax payable	41,454	43,125	—		84,579

Total current liabilities	1,245,427	2,782,368	(54,346)		3,973,449

Deferred tax liabilities	135,114	—	—		135,114

Total Liabilities	1,380,541	2,782,368	(54,346)		4,108,563

Registered/Paid-in capital	2,070,501	1,581,836	2,010,832		5,663,169
Accumulated deficit	(58,235)	(1,679,227)	1,679,227		(58,235)
Accumulated other comprehensive income	788	92,846	(92,846)		788

Total Beijing Wowo Tuan's Equity	2,013,054	(4,545)	3,597,213		5,605,722

Noncontrolling interests	—	—	1,917,378	(2)	1,917,378
Total Equity	2,013,054	(4,545)	5,514,591		7,523,100

Total Liabilities and Equity	$3,393,595	$2,777,823	$5,460,245		$11,631,663

Unaudited Pro forma Condensed Consolidated Statement of Operations

	For the year ended December 31, 2010
	Beijing Wowo Tuan(1)	Acquired business(6)	Pro forma Adjustments	Note	Pro forma
Net revenues	$2,633,522	$9,439,101	$—		$12,072,623
Cost of revenues	(2,179,120)	(7,891,633)	(143,974)	(3)	(10,214,727)
Gross profit	454,402	1,547,468	(143,974)		1,857,896
Operating expenses:
Selling and Marketing	(260,823)	(760,943)	(137,420)	(3)	(1,159,186)
General and administrative	(209,990)	(1,097,381)	(10,832)	(3)	(1,318,203)
Total operating expenses	(470,813)	(1,858,324)	(148,252)		(2,477,389)
Loss from operations	(16,411)	(310,856)	(292,226)		(619,493)
Interest income	—	1,608	—		1,608
Other expense	(296)	(514)	—		(810)
Loss before provision for income tax	(16,707)	(309,762)	(292,226)		(618,695)
Provision (benefit) for income tax	40,471	42,100	(73,057)	(3)	9,514
Net loss	(57,178)	(351,862)	(219,169)		628,209
Net loss attributable to noncontrolling interest	—	—	168,063	(4)	168,063
Net loss attributable to Beijing Wowo Tuan's shareholder	$(57,178)	$(351,862)	$(51,106)		$460,146

(1)
Amount reflects Shenyang 19tuan and Jinan 0531tuan as the acquisition of both businesses consummated on December 31, 2010.

(2)
The following table summarizes the fair values of the assets acquired and liabilities assumed for the acquisitions consummated in 2011.

Net tangible assets acquired	$678,278
Acquired intangible assets	1,073,789
Goodwill	4,856,221
Noncontrolling interests	(1,917,378)

Total consideration	$4,690,910

  Note 1:

  Noncontrolling interests arose as a result of following acquisitions:

Wuxi Yuzhong	$727,867
Shenzhen Xunjie	433,238
Chengdu Beiguo	369,048
Shanghai Yinqing	387,225

$1,917,378

  Detail information of each acquisition is as follows:

  a)
  Acquisition of Shijiazhuang Letuaner

    This reflects the preliminary purchase price allocation in relation to the acquisition of 100% online group buying service business of Shijiazhuang Chuanglian Technology Co., Ltd., or Shijiazhuang Letuaner, that was consummated in January 2011. Pursuant to the acquisition agreements, Beijing Wowo Tuan promised to transfer 49% of the interest of Shijiazhuang Letuaner to the original shareholder and key employees of Shijiazhuang Chuanglian Technology Co., Ltd. for their continuing employment with Shijiazhuang Letuaner for the next three years from the acquisition date. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $75,758 (RMB0.5 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$13,389
Acquired intangible assets	61,819
Goodwill	550

Total consideration	$75,758

    The intangible assets include domain name, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Shijiazhuang Letuaner, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example, if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $3,232.

  b)
  Acquisition of Changzhou Bangketuan

    This reflects the preliminary purchase price allocation in relation to the acquisition of 100% interest in Changzhou Bangketuan that was consummated in January 2011. Pursuant to the acquisition agreements, Beijing Wowo Tuan promised to transfer 49% of the interest of Changzhou Bangketuan to the original shareholders and key employees of Changzhou Bangketuan for their continuing employment with Changzhou Bangketuan for the next three years from the acquisition date. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $75,758 (RMB0.5 million) is comprised of cash payment only.

    The purchase price for the acquisitions was preliminarily allocated as follows:

Net tangible assets acquired	$26,833
Acquired intangible assets	28,031
Goodwill	20,894

Total consideration	$75,758

    The intangible assets include domain name, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Changzhou Bangketuan, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $1,316.

  c)
  Acquisition of Wuxi Yuzhong

    This reflects the preliminary purchase price allocation in relation to the acquisition of 51% equity interest in Wuxi Yuzhong Internet Technology Co., Ltd. ("Wuxi Yuzhong") that was consummated in February 2011. Beijing Wowo Tuan newly injected capital of $303,030 (RMB2 million) into Wuxi Yuzhong, and paid $454,546 (RMB3 million) to Wuxi Yuzhong's previous shareholders as the equity purchase consideration. As a result of these two transactions, the Company held 51% equity interest of Wuxi Yuzhong. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $757,576 (RMB5 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$211,212
Acquired intangible assets	194,546
Goodwill	1,079,685
Noncontrolling interests	(727,867)

Total consideration	$757,576

    The intangible assets include domain name, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Wuxi Yuzhong, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $4,326.

  d)
  Acquisition of Shenzhen Xunjie

    This reflects the preliminary purchase price allocation in relation to the acquisition of 51.2% equity interest in Shenzhen Xunjie Times Media Co., Ltd. ("Shenzhen Xunjie") that was consummated in February 2011. Beijing Wowo Tuan newly injected capital of $454,545 (RMB3 million) to Shenzhen Xunjie to acquire 51.2% equity interest of Shenzhen Xunjie. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and no intangible assets in relation to this acquisition were noted.

    The purchase price of $454,545 (RMB3 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$266,689
Goodwill	621,094
Noncontrolling interest	(433,238)

Total consideration	$454,545

  e)
  Acquisition of Fuzhou Baiketuan

    This reflects the preliminary purchase price allocation in relation to the acquisition of 100% business of Fuzhou Baiketuan that was consummated in March 2011. Pursuant to the acquisition agreements, Beijing Wowo Tuan transferred 49% of the interest of Fuzhou Baiketuan to the original shareholder and the key employees for their continuing employment with Fuzhou Baiketuan for the next three years from the acquisition date. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $45,455 (RMB0.3 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$1,061
Acquired intangible assets	44,394
Goodwill	—

Total consideration	$45,455

    The intangible assets include domain name, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Fuzhou Baiketuan, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $2,798.

  f)
  Acquisition of Chengdu Beiguo

    This reflects the preliminary purchase price allocation in relation to the acquisition of 56% equity interest in Chengdu Beiguo Technology Co., Ltd. ("Chengdu Beiguo") that was consummated in March 2011. Beijing Wowo Tuan newly injected capital of $227,273(RMB1.5 million) into Chengdu Beiguo , and paid $242,424 (RMB1.6 million) to Chengdu Beiguo's previous shareholders as the equity purchase consideration. As a result of these two transactions, the Company held 56% equity interest of Chengdu Beiguo. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $469,697 (RMB3.1 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$73,939
Acquired intangible assets	126,818
Goodwill	637,988
Noncontrolling interest	(369,048)

Total consideration	$469,697

    The intangible assets include domain name, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Chengdu Beiguo, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $4,416.

  g)
  Acquisition of Shanghai Yinqing

    This reflects the preliminary purchase price allocation in relation to the acquisition of 51% equity interest in Shanghai Yinqing Advertising Co., Ltd. ("Shanghai Yinqing") that was consummated in March 2011. Beijing Wowo Tuan newly injected capital of $303,030 (RMB2 million) into Shanghai Yinqing, and paid $100,000 (RMB0.66 million) to Shanghai Yinqing's previous shareholders as the equity purchase consideration. As a result of these two transactions, the Company held 51% equity interest of Shanghai Yinqing. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and no intangible assets in relation with this acquisition were noted.

    The purchase price of $403,030 (RMB2.66 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$(274,724)
Goodwill	1,064,979
Noncntrolling interest	(387,225)

Total consideration	$403,030

  h)
  Acquisition of Beijing Kaiyishidai

    This reflects the preliminary purchase price allocation in relation to the acquisition of 100% equity interest of Beijing Kaiyishidai Network Technology Co., Ltd. ("Beijing Kaiyishidai") that was consummated in March 2011. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $909,091 (RMB6 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$63,636
Acquired intangible assets	121,818
Goodwill	723,637

Total consideration	$909,091

    The intangible assets include domain name, customer relationship, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Beijing Kaiyishidai, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $3,860.

  i)
  Acquisition of Langfang Wodetuan

    This reflects the preliminary purchase price allocation in relation to the acquisition of Langfang Wodetuan that was consummated in April 2011. Pursuant to the acquisition agreements, Beijing Wowo Tuan transferred 49% of the interest of Langfang Wodetuan to the original shareholder and the key employees for their continuing employment with Langfang Wodetuan for the next three years from the acquisition date. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $75,758 (RMB0.5 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$1,908
Acquired intangible assets	32,727
Goodwill	41,123

Total consideration	$75,758

    The intangible assets include domain name, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Langfang Wodetuan, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $1,668.

  j)
  Acquisition of Xiamen Shantuan

    This reflects the preliminary purchase price allocation in relation to the acquisition of 100% interest of Xiamen Shantuan that was consummated in April 2011. Pursuant to the acquisition agreements, Beijing Wowo Tuan transferred 49% of the interest of Xiamen Shantuan to the original shareholder and the key employees for their continuing employment with Xiamen Shantuan for the next three years from the acquisition date. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $303,030 (RMB2 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$9,242
Acquired intangible assets	169,091
Goodwill	124,697

Total consideration	$303,030

    The intangible assets include domain name, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Xiamen Shantuan, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $6,383.

  k)
  Acquisition of Changzhou Jingcaituan

    This reflects the preliminary purchase price allocation in relation to the acquisition of 100% interest of Changzhou Jingcaituan that was consummated in April 2011. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $818,182 (RMB5.4 million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$283,788
Acquired intangible assets	131,818
Goodwill	402,576

Total consideration	$818,182

    The intangible assets include domain name, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Changzhou Jingcaituan, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $6,367.

  l)
  Acquisition of Ningbo Tangtuan

    This reflects the preliminary purchase price allocation in relation to the acquisition of 100% interest Ningbo Tangtuan that was consummated in April 2011. Pursuant to the acquisition agreements, Beijing Wowo Tuan transferred 49% of the interest of Ningbo Tangtuan to the original shareholder and the key employees for their continuing employment with Ningbo Tangtuan for the next three years from the acquisition date. The allocation of the purchase price was based on preliminary internal studies and discussions with an independent third party valuation firm and is subject to refinement regarding the value assigned to the intangible assets acquired.

    The purchase price of $303,030 (RMB2million) is comprised of cash payment only and is preliminarily allocated as follows:

Net tangible assets acquired	$1,305
Acquired intangible assets	162,727
Goodwill	138,998

Total consideration	$303,030

    The intangible assets include domain name, user base and operating system.

    Upon finalization of the purchase price allocation regarding the acquisition of Ningbo Tangtuan, the value of acquired intangible assets and the related amortization expenses on the acquired intangible assets may materially be modified. For example if the value of intangible assets were to increase by approximately 15%, the amortization expense for the year ended December 31, 2010 would increase by approximately $4,555.

(3)
Adjustments comprise of the following

•
Adjustments of $174,721 reflects amortization of intangible assets as if the Acquired Businesses were acquired on the earlier of January 1, 2010, the inception date or business commencement date of the Acquired Businesses. Tax effects of amortization charges of $43,680 were adjusted based on respective statutory tax rate of 25%.

  •
  Beijing Wowo Tuan was incorporated on May 26, 2008 and commenced its group buying business in March 2010. Mr. Maodong Xu and his wife, Ms. Fang Zhou, who subsequently transferred her interest in the company to Mr. Tianqing Xu, the brother of Mr. Maodong Xu, acquired the online group buying services of Beijing Wowo Tuan, on December 30, 2010. As a result of Beijing Wowo Tuan became wholly owned by two shareholders acting in collaboration, Beijing Wowo Tuan has applied the push down accounting to the transaction. Under this basis of accounting, the cost of the acquisition of Beijing Wowo Tuan to Mr. Maodong Xu and Mr. Tingqing Xu has been allocated to the identifiable assets and liabilities of Beijing Wowo Tuan using the fair value of those assets and liabilities and the excess has been recorded as goodwill was reflected in the consolidated balance sheet of Beijing Wowo Tuan as of December 31, 2010, including elsewhere in this prospectus. Accordingly, adjustments of $117,505 reflects amortization of intangible assets of Beijing Wowo Tuan as if push down accounting to the transaction applies on January 1, 2010. Tax effects of amortization charges of $29,377 were adjusted based on respective statutory tax rate of 25%.

  •
  The adjustments of the amortization of intangible assets as described above are included in the pro forma as follows:

Cost of revenues	$143,974
Selling and marketing	137,420
General and administrative	10,832

292,226
(4)
Adjustments of $168,063 reflects net loss attributable to noncontrolling interests which are due to the operating results of acquired businesses during 2010.

(5)
Adjustment to eliminate the specified assets and liabilities not acquired or assumed by Beijing Wowo Tuan in connection with acquisition of Shijiazhuang Letuaner:

As of December 31
2010
Cash and cash equivalents	$12,962
Accounts receivable	16,899
Prepaid expenses and other current assets	439,904

469,765

Accounts payable	47,518
Accrued expenses and other current liabilities	6,828

$54,346

(6)    Historical financial information of the Acquired Businesses is as follows:

Balance sheet as of December 31, 2010

	Acquired businesses
Assets	Shijiazhuang Chuanglian Technology Co., Ltd.	Wuxi Yuzhong Internet Technology Co., Ltd.	Shenzhen Xunjie Times Media Co., Ltd.	Fuzhou Baiketuan	Chengdu Beiguo Technology Co., Ltd.	Shanghai Yinqing Advertising Co., Ltd.	Beijing Kaiyishidai Network Technology Co., Ltd.	Langfang Wodetuan	Changzhou Jingcaituan	Changzhou Bangketuan	Xiamen Shantuan	Ningbo Tangtuan	Total acquired business
Current assets:
Cash and cash equivalents	33,692	249,197	4,295	—	2,284	102,450	118,512	—	38,360	—	—	7,170	555,960
Accounts receivable	16,899	—	—	—	—	—	—	—	—	—	—	—	16,899
Prepaid expenses and other current assets	454,758	2,006	—	—	32,076	265,242	—	—	172,883	—	4,847	394	932,206
Amount due from related parties	—	136,079	229,513	—	295,142	388,050	—	—	—	—	—	—	1,048,784

Total current assets	505,349	387,282	233,808	—	329,502	755,742	118,512	—	211,243	—	4,847	7,564	2,553,849

Property and equipment, net	21,495	50,779	38,081	7,535	—	25,479	6,344	4,926	51,084	5,812	8,689	3,750	223,974

Total Assets	526,844	438,061	271,889	7,535	329,502	781,221	124,856	4,926	262,327	5,812	13,536	11,314	2,777,823

Current liabilities:
Accounts payable	77,750	351,783	102,937	—	152,775	296,569	—	—	—	—	241,521	88,705	1,312,040
Accrued expenses and other current liabilities	29,095	47,659	25,332	7,815	9,893	130,621	103,606	8,703	22,480	6,220	18,545	10,873	375,928
Amount due to related parties	—	—	—	—	—	1,006,361	—	—	—	—	—	—	1,051,275
Income tax payable	—	—	—	1,222	22,769	—	1,525	8,892	7,425	1,292	—	—	43,125

Total current liabilities	106,845	399,442	128,269	9,037	185,437	1,433,551	105,131	17,595	29,905	7,512	260,066	99,578	2,782,368

Deferred tax liability	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Liabilities	106,845	399,442	128,269	9,037	185,437	1,433,551	105,131	17,595	29,905	7,512	260,066	99,578	2,782,368

Registered/Paid-in capital	372,777	146,501	147,189	73,806	75,284	60,410	14,945	75,256	295,247	146,479	146,469	14,637	1,581,836
Accumulated deficit/Retain earnings	(34,971)	(110,102)	(7,709)	(77,347)	66,687	(706,987)	4,465	(89,059)	(71,136)	(153,308)	(397,299)	(102,462)	(1,679,227)
Accumulated other comprehensive income	82,193	2,220	4,140	2,039	2,094	(5,753)	315	1,134	8,311	5,129	4,300	(439)	92,846
Total Equity	419,999	38,619	143,620	(1,502)	144,065	(652,330)	19,725	(12,669)	232,422	(1,700)	(246,530	(88,264)	(4,545)

Total Liabilities and Equity	526,844	438,061	271,889	7,535	329,502	781,221	124,856	4,926	262,327	5,812	13,536	11,314	2,777,823

        Statement of operation for the period from the earlier of January 1, 2010, the inception date or business commencement date of the Acquired Businesses:

	For the year ended December 31, 2010
	Acquired businesses
	Shijiazhuang Chuanglian Technology Co., Ltd.	Wuxi Yuzhong Internet Technology Co., Ltd.	Shenzhen Xunjie Times Media Co., Ltd.	Fuzhou Baiketuan	Chengdu Beiguo Technology Co., Ltd.	Shanghai Yinqing Advertising Co., Ltd.	Beijing Kaiyishidai Network Technology Co., Ltd.	Langfang Wodetuan	Changzhou Jingcaituan	Changzhou Bangketuan	Xiamen Shantuan	Ningbo Tangtuan	Total acquired business
Net revenues	$777,774	$1,296,305	$662,877	$285,361	$1,121,553	$1,231,737	$65,210	$410,619	$1,245,805	$450,644	$1,035,692	$697,429	$9,439,101
Cost of revenues	575,425	1,110,086	526,771	236,950	970,857	935,110	22,265	327,439	1,114,373	373,368	910,777	630,117	7,891,633
Gross profit	202,349	186,219	136,106	48,411	150,696	296,627	42,945	83,180	131,432	77,276	124,915	67,312	1,547,468
Operating expenses:
Selling and Marketing	87,184	49,598	78,222	11,597	12,923	313,363	14,797	19,382	41,068	26,864	61,962	54,514	760,943
General and administrative	121,407	235,322	65,593	32,042	48,857	279,777	22,195	29,073	61,603	45,369	93,569	52,043	1,097,381
Total operating expenses	208,591	284,920	143,815	43,639	61,780	593,140	36,992	48,455	102,671	72,233	155,531	106,557	1,858,324
Loss from operations	(6,242)	(98,701)	(7,709)	4,772	88,916	(296,513)	5,953	34,725	28,761	5,043	(30,616)	(39,245)	(310,856)
Interest income	1,101	274	—	—	—	—	—	—	233	—	—	—	1,608
Other expense	(148)	(250)	—	—	—	—	—	—	—	—	(116)	—	(514)
Loss before provision for income tax	(5,289)	(98,677)	(7,709)	4,772	88,916	(296,513)	5,953	34,725	28,994	5,043	(30,732)	(39,245)	(309,762)
Provision (benefit) for income tax	—	—	—	(1,193)	(22,229)	—	(1,488)	(8,681)	(7,248)	(1,261)	—	—	(42,100)
Net loss	$(5,289)	$(98,677)	$(7,709)	$3,579	$66,687	$(296,513)	$4,465	$26,044	$21,746	$3,782	$(30,732)	$(39,245)	$(351,862)

 OUR BUSINESS

Overview

        We are a leading provider of local social e-commerce services in China, focusing on group buying deals of life style products and services and subsequent long-term customer relationship management solutions for our local merchant clients. We offer to our online subscribers deep discounts on goods and services, or group buying deals, provided by our local merchant clients, through the integrated operations of Wowo Tuan and our nationwide network of over 3,000 merchant consultants and merchant service representatives in 146 cities in China as of June 30, 2011. According to web traffic data on Alexa.Chinaz.com, for the week ended on June 30, 2011, Wowo Tuan had more than one million daily unique IP address visits on average, ranking us among the top three pure group buying service providers in China.

        Wowo Tuan typically features one to five new deals per day per city, or for large metropolitan areas, per district, each such deal being available for purchase for a limited amount of time. A typical deal offers a 50% to 80% discount through coupons that can be redeemed at face value with local merchants. When the number of subscribers who purchase a particular Wowo Coupon exceeds a predetermined minimum threshold based on our agreement with the local merchant, the group buying deal is deemed successful. A wide variety of local merchants, such as restaurants, bakeries, hotels, movie theatres and beauty parlors, offer group buying deals on Wowo Tuan. Our subscribers enjoy savings from group buying deals on the goods or services, as well as discovering new things to do, eat, or buy in their local areas from the information we provide. Local merchants in turn gain access to a highly effective advertising channel to reach potential new customers without having to pay any advertising fees. Featured group buying deals are also sent to our subscribers daily via our Email Direct Marketing system, or EDM.

        In order to provide long-term customer relationship management solutions to our local merchant clients who participate in group buying deals, we have developed, and are in the process of implementing GEM, which includes a table-top hardware device installed at a local merchant's site and a web-based software system. Local merchants can verify Wowo Coupons electronically with GEM when such coupons are presented to them for redemption, which greatly simplifies their verification processes and enables them to track customer behavior on a real-time basis. The combination of GEM and our subscriber database also provides our merchant clients with additional options to manage their customer relationships, such as the interactive marketing capability to offer follow-on promotional deals after their featured group buying deals on Wowo Tuan expires.

        In addition, we have recently launched Wowo Platform, which provides a group buying aggregate service to address a consumer need previously underserved by the typical group buying business model. Wowo Platform is an open platform through which group buying service providers, commissioned agents and local merchants may place their daily group buying deal offerings. Compared to Wowo Tuan, where only a limited number of new group buying deals are featured each day in a given city or district, Wowo Platform offers our subscribers much greater varieties and choices, enabling them to search for a specific type of discounted deals of life style products and services. On a typical day, there are over 22,000 group buying deals available on Wowo Platform. By the end of August 2011, we plan to launch LBS, which enables consumers to search for group buying deals or promotional offers on Wowo Platform in their immediate proximity using the GPS function on their mobile devices.

        We have experienced rapid growth since December 31, 2010, partially through acquisitions of 23 leading local group buying service providers in second- and third-tier cities throughout China in the period from December 31, 2010 to April 2011. We have established a well-known brand name and built up a large base of subscribers and local merchant clients. As of June 30, 2011, we had 4.5 million subscribers at Wowo Tuan, and over one million daily unique IP address visits to our websites on average. For the three months ended June 30, 2011, we featured over 19,000 group buying deals on

Wowo Tuan and sold approximately 3.8 million Wowo Coupons. We generate our revenues primarily from the purchase prices of Wowo Coupons paid by our subscribers. Our gross profit is the portion of the revenues we retain after paying agreed upon fees to the featured merchant clients. Our net revenues were US$2.6 million for the year ended December 31, 2010 (predecessor).

Our Competitive Advantages

        We believe the following strengths differentiate us from our competitors and provide us with competitive advantages:

        Superior User Experience and Strong Brand Recognition.    We believe that keeping our subscribers satisfied with our services is critical to our success. Each day, we try to select the most attractive discounted local goods and service deals for our subscribers, and our editorial staff provides informative and engaging descriptions to highlight the featured group buying deals. We have a completely open return policy for unused Wowo Coupons or if our subscribers are dissatisfied with their experience with us or the local merchants. We have on-the-ground merchant service representatives and quality control staff in each local market we operate to ensure customer satisfaction when Wowo Coupons are redeemed with local merchants. Our localized merchant consultant, merchant service and quality control teams, call center team, GEM and tailor-made service plans for local merchant clients are all measures we have taken to ensure customer satisfaction. To help local merchants improve the quality of their future deals, we assist merchant clients in coming up with their deal structure at the initial stage, help the local merchant manage coupon redemption during a deal, and provide detailed analysis and feedback to them after a group buying deal is completed. In addition, we have built two centralized 24 × 7 call centers that employ advanced and scalable technology dedicated to subscriber and merchant support, respectively. Our call centers provide a variety of services, such as service and product refunds, complaint processing and general information services. In February 2011, we were the first Chinese group buying service provider to meet ISO9001 standard, an internationally recognized certificate for quality management of business published by the International Organization for Standardization. Through our focus on subscriber experience and satisfaction, our subscribers have come to trust us for our quality deals. According to the Analysys Report, Wowo Tuan ranked first among group buying service providers in seven of the eight major markets surveyed including Beijing, Guangzhou, Chengdu, Shenyang, Xiamen, Jinan, Wuxi, and ranked second in Shanghai, in a market survey of brand recognition among local merchants in these cities.

        Extensive Local Knowledge and Presence.    The group buying service business is a localized business by nature. Almost all of our subscribers purchase deals from businesses in close proximity to where they live or work. Because of China's diversified culture and population, strong local knowledge and presence are extremely important to the long-term success of our business. Our local operation teams in 146 cities have extensive local knowledge and experience, which we believe provide us with a unique competitive advantage and enable us to establish a favorable working relationship with local merchants. In addition, in order to secure the best talent in certain local markets, Beijing Wowo Tuan has entered into agreements with 23 leading local group buying service providers in second- and third-tier cities in China to jointly establish new companies in which Beijing Wowo Tuan holds controlling equity interests or to acquire such local group buying service providers' businesses. We formulate the overall business strategy for these newly established companies or acquired businesses, while the local service providers manage the daily operations in their respective cities. This strategy allows us to quickly penetrate into such local market where a local group buying business leader has already emerged. We provide the local operators with the necessary capital, nationwide brand recognition, management expertise and a centralized technology platform, and in exchange, we acquired their in-depth knowledge of the local community and culture, their dedicated sales team and their established subscriber bases.

        Proprietary Guest Electronic Management System Facilitating Long-term Customer Relationship Management.    To further strengthen our ability to provide effective and differentiated marketing solutions to local merchants, we have developed GEM which combines a table-top hardware device installed at local merchants' sites with proprietary software system. Our GEM provides two important functions to local merchants who participate in our group buying deals. First, GEM simplifies and increases the efficiency of Wowo Coupon redemption process by enabling the local merchants to process the Wowo Coupons electronically when they are submitted for redemption. The instant coupon verification reduces queues during peak business hours and improves subscriber experience. Secondly, the combination of GEM and our subscriber database provides our merchant clients with additional options to manage their customer relationships, such as the interactive marketing capability to offer follow-on promotional deals after their featured group buying deals on Wowo Tuan expired. For example, our merchant clients may send short messages of promotional deals through our system to their customers who have previously participated in their group buying deals. We believe our GEM is a unique solution which differentiates us from our competitors and promotes long-term relationships with our merchant clients.

        Management Team with Strong Online and Offline Track Record.    Our Chairman and Chief Executive Officer, Mr. Maodong Xu, is a highly regarded entrepreneur in the retail and new media industries in China. Mr. Xu has over two decades of experiences in managing China-based technology companies. He founded and managed Qilu Supermarket, the largest supermarket chain in Shandong province, between 1992 and 2000. He also founded one of the largest wireless messaging businesses in China in which Telstra is currently a majority shareholder. In addition, Mr. Xu has personally invested in several start-up companies including Meixun, which operates one of the largest mobile newspaper platforms in China. Our Chief Financial Officer, Mr. Daniel Mingdong Wu, has over fifteen years of experiences in managing technology and advertising companies, and in investment banking and finance. He is the former Chief Financial Officer of Focus Media, a digital media company that operates the largest out-of-home advertising network in China and is listed on NASDAQ. In addition, many of our senior management team and engineers have prior working experiences with well-known companies in China such as Alibaba, Baidu, China Mobile, Google China and Focus Media.

Our Strategies

        Our goal is to become the largest local social e-commerce service provider in China. Key elements of our strategies include the following:

        Continue to focus on enhancing subscriber experience by adding new features to our services.    Our brand and large subscriber base are the key factors to local merchants that make them choose to do business with us. We have made and will continue to make substantial investments to acquire new subscribers through innovative marketing initiatives, such as offline promotional events and redesigning our websites to make it more user friendly for new subscribers, among other things. In addition, we plan to maintain a high retention rate of existing subscribers by continuing to focus on maximizing customer satisfaction. We plan to enhance user experience by improving our EDM distribution with more targeted coupon information to our subscribers based on their location and personal preferences. Moreover, we have launched and will continue to develop new social media functions on our websites to facilitate information sharing and improve user experience.

        Build Long-Term Relationships With Our Merchant Clients Through Innovation.    In order to build and maintain long-term relationships with our local merchant clients, we will continue to provide innovative marketing solutions to them. Our merchant consultants have first-hand knowledge of the local communities they serve, speak the local dialects, and are experts in the respective service sectors in which they specialize. We will continue to find new ways to attract additional subscribers and merchants to transact business over our websites. For example, we work closely with local food services industry associations to promote quality and safety among our local restaurant merchants. We have also designed innovative marketing programs for large multinational corporations, such as Nestle, to promote their brand by hosting charity events sponsored by them exclusively for our subscribers.

        In addition, we plan to maximize the potential of our GEM devices to help our merchant clients to develop long-term relationships with their customers. One of the most pressing needs of local merchants is to enhance long-term returns on their advertising investments, whether through offering deeply discounted services on our websites, placing an advertisement in local newspapers, buying a banner on an Internet website or purchasing key words from Internet search service providers. The combination of our GEM devices and subscriber database enables our merchant clients to reach their target customers with new promotional deals. In the future, we plan to add additional functions to our hardware and software solutions for our local merchant clients.

        Leverage Rapidly Growing 3G Mobile Penetration in China with Wowo Platform and LBS.    We believe offering LBS-based discounted deals of life style products and services on consumers' mobile devices will be well received by consumers and have great growth potentials in the foreseeable future. Currently, a challenge of group buying services in China is the lack of variety of available discount offerings in the proximity of a given location at a given time. We are unique among Chinese group buying service providers in offering a complementary group buying aggregation service through Wowo Platform. We plan to introduce a great variety and choices of group buying deals to our subscribers on Wowo Platform by aggregating deals from other group buying service providers, commissioned agents and local merchants. Our local merchant clients may initiate their own promotional deals on Wowo Platform through our proprietary GEM. As a result, our LBS applications on Wowo Platform will provide more choices and deliver more relevant discounted deals to our subscribers based on their needs.

        Increase Our Market Penetration With Vertical Channel Offerings.    We have recently launched four vertical group buying channels on Wowo Tuan for travel, hotels, beauty products and services, and other life style goods. We believe the vertical channels will allow our subscribers to easily find the deal information they seek. Vertical channels will also increase the number of local merchant clients we can serve beyond the ones that offer featured new deals every day. We will continue to evaluate our vertical market strategy and may expand our group buying channels to other attractive life style products and services.

Our Business

Wowo Tuan

        Wowo Tuan provides our subscribers Wowo Coupons for "good deals everyday at very low prices" and enables local merchants to reach a large number of potential online consumers without paying any advertising fees. A typical Wowo Coupon offers our subscribers a deal at 50% to 80% off the original price. A Wowo Coupon normally has a redemption period of one to three months from the date of the deal is offered. To enhance the effectiveness of our group buying deals and provide the merchant clients who offer such deals with the most value of their investment, we only feature a limited number of new deals, typically one to five per city, or for large metropolitan areas, per district, each day on our websites. To better manage our deals and facilitate our subscribers' search, we categorize our group buying deals into four vertical channels: travel, hotels, beauty products and services, and other life style goods. Local merchants from a wide variety of industries offer group buying deals on Wowo Tuan. The composition of our deals in terms of contribution to total revenues for 2010 was as follows: 35% for food services, 19% for beauty products and services, 19% for entertainment, 10% for retail goods, 9% for travel and hotels, and the remaining 8% for others. The composition of our deals is affected by factors such as seasonality. For example, during summer season, Wowo Coupons for movie tickets may sell better while Wowo Coupons for outdoor activities may be in higher demand during spring and fall.

In choosing featured group buying deals, we take such factors into consideration and offer deals that attract a critical mass of subscribers the local merchants desire.

  Case Study: Sushi Buffet at Tian Lu Sushi Shops in Tianjin

        The Merchant:    Tian Lu Sushi is a premier sushi shop in Tianjin. It has eight chain stores in local areas and one of the stores had just opened for business in a newly developed shopping center. It needed advertising to bring in new customers.

        The Deal:    On April 26, 2011, our website showed the following deal in Tianjin that offered a RMB114 sushi buffet including soft drinks for RMB49, a 57% discount. The Wowo Coupon could be redeemed at any of the eight stores of Tian Lu Sushi.

        The Results:    Over 4,000 Wowo Coupons were sold within three days. The store manager was extremely pleased with the number of new customers we brought to the stores within a short period of time. Subsequently, the merchant client offered two more group buying deals through us, one in May 2011 and another in June 2011. As of June 30, 2011, over 6,000 purchasers of Wowo Coupons on Tian Lu Sushi's group buying deals signed up for memberships offered by Tian Lu Sushi.

  Case Study: Fresh Fruit Dessert at Tanglau Shan in Guangzhou

        The Merchant:    Tanglau Shan is a popular dessert destination in Southern China. It has nine stores in Guangzhou. To jump-start summer sales, Tanglau Shan offered 50% discount Wowo Coupons on our website between May 30 and June 2, 2011.

        The Deal:    On May 30, 2011, our website show-cased the following deal in Guangzhou that offered a RMB7.5 Wowo Coupon for a fresh fruit dessert which had a face value of RMB15 and was redeemable at any of Tanglau Shan stores between May 30 and June 25, 2011.

        The Results:    Over 10,000 Wowo Coupons were sold. Our GEMs were installed at each of the nine Tanglau Shan stores to expedite the coupon verification process. Because most of the redemptions happened during the first week and between the peak time of 5pm to 7pm, our GEMs greatly shortened the waiting time at the cashier for our subscribers and enhanced the customer experience for Tanglau Shan. In addition, Tanglau Shan gained valuable customer information such as the stores at which our subscribers redeemed the Wowo Coupons. This information allowed Tanglau Shan to plan subsequent store-specific promotions through our database to a subset of group buying customers we helped to attract to its stores.

Wowo Platform

        Because local merchants value the focused attention of our subscribers, Wowo Tuan only offers a limited number of new deals per day per city or, for a large metropolitan area, per district. However, when our subscribers come to Wowo Tuan to look for a specific type of deal, they may not find such type of deal on a given day or at the proximity of their locations. To provide our subscribers with more varieties and choices, we have recently launched Wowo Platform. Wowo Platform is an open platform where group buying companies and commissioned agents may place their daily group buying deal offerings. Local merchants can initiate and upload their promotional deals such as e-coupons to Wowo Platform through our GEM system. Wowo Platform offers several search functions for consumers to find a deal for the exact type of product or service they seek. By the end of August 2011, we plan to launch LBS through which our subscribers can access and search over 22,000 group buying deals available on Wowo Platform on a typical day.

Our Guest Electronic Management System

        We recently developed the GEM system which consists of a table-top hardware device that is installed at a local merchant's cashier as well as a web-based application that a local merchant may access through the Internet. GEM is connected to our central servers via the Internet or the 3G wireless network. GEM provides two important functions to our local merchant clients who offer group buying deals on our website. First, GEM enables immediate coupon verification when our subscribers redeem Wowo Coupons with the local merchants. When popular group buying deals such as discounted movie tickets are redeemed, customers may wait in line for a long time while cashiers verify the coupon security code with the group buying service provider. GEM can complete the coupon verification within seconds thereby greatly reducing queue time. Second, GEM provides local merchants with interactive marketing capability for tracking user redemption activities. Through our centralized server, the local merchants may reach such existing customers with follow-up deals or promotions after their group buying deals on Wowo Tuan are completed.

        The key hardware components include a numerical key board, a two-dimensional barcode reader, a touch screen and a small printer.

        When a subscriber purchases a Wowo Coupon, an SMS message is sent to the subscriber's mobile phone. The message contains coupon information, the description of the goods or services purchased, a two-dimensional barcode and a back-up security code. When redeeming the Wowo Coupon, a subscriber can simply swipe the two-dimensional barcode on the GEM and the coupon verification is completed within seconds. In case of unexpected network failure, the local merchant may always use our service hotline to verify the Wowo Coupons with the back-up security code.

An Illustration of Two-dimensional Barcode

        The main function of our web-based software is to provide interactive marketing solutions to our merchant clients. After the expiration of a featured Wowo Coupon, the local merchant may continue to use our software to send promotional messages to group buying customers through our centralized server. We plan to offer additional interactive marketing solutions to our merchant clients to enable them to reach new customers using our data mining technology.

Our Consolidated Affiliated Entities

        In late 2010 and early 2011, Beijing Wowo Tuan entered into agreements with 23 local group buying service providers in second- and third-tier cities in China to establish new companies in which Beijing Wowo Tuan holds controlling equity interests or to acquire such local group buying service providers' businesses. Beijing Wowo Tuan typically forms a new entity first and transfers 49% or less of the equity interest of the new entity to the selling shareholders of the local group buying businesses as considerations for their continuing employment with the new entity as executives for a certain number years after the date of acquisition. During the term of their employment, those shares transferred to the selling shareholders are restricted from transfer to third-parties. Beijing Wowo Tuan has repurchase rights over the transferred shares at an agreed-upon price if the selling shareholders terminate their employment before the end of the required employment period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Acquisitions."

        This strategy allows us to quickly establish a leadership presence in selected local markets by teaming up with the best local talents. In identifying these local operating teams, we evaluated nearly 300 different local group buying businesses throughout China. Our selection of these teams was based on their local market position and quality of management.

        We provide the local operating teams with the necessary capital, nationwide brand recognition, management expertise and a centralized technology platform, and in exchange, we acquire their in-depth knowledge of the local community and culture, their dedicated sales team and established subscriber database.

Our Subscribers and Subscriber Acquisition

        Our subscriber base has increased significantly from 0.4 million as of December 31, 2010 to 4.5 million as of June 30, 2011, due to our organic growth as well as the acquisition of subscribers from the local group buying service providers.

        We grow our subscriber base through word-of-mouth and online and other marketing initiatives. In the first six months of 2011, offline marketing programs, including digital outdoor media advertisements, bus advertisements and metro walkway advertisements, accounted for the majority of our advertising activities. Our marketing strategy in the early development stage of the group buying industry is to build brand awareness among consumers and local merchants. As our subscriber base continues to grow, we are spending an increasingly larger part of our advertising budget on online marketing programs such as search engine marketing, group buying portal marketing, Internet display advertisements, online promotional activities and most importantly, email direct marketing, or EDM. We believe that going forward, online marketing and our EDM operation will account for most of our advertising spending. We have invested and will continue to invest in data mining technology in order to provide the most relevant information to our subscribers through EDM.

        We also distribute our coupon deals through our online affiliates, mobile messaging applications and social networks. For example, in June 2011, we entered into a distribution agreement with Tencent to increase our reach to online consumers in China.

Our Merchant Clients

        The group buying deals we offer to our subscribers are provided by our local merchant clients. We typically do not enter into long-term contractual relationships with our local merchant clients. Our merchant consultants are responsible for developing and maintaining deal-based cooperative relationships with our local merchant clients. Our merchant clients are from a wide range of retail and service industries, including restaurants, hotels, beauty products merchants and life style products and services providers. Since the inception of our business on March 20, 2010 to June 30, 2011, we had served approximately 14,000 local merchant clients in 146 cities throughout China. Having a large number and a wide variety of merchant clients enables us to continue to offer high-quality group buying deals to our subscribers on a daily basis.

Our Operations

        Our organization is built to serve the needs of our subscribers and our local merchant clients. Besides administrative personnel, our operation teams include:

        Merchant Consultants.    We believe that maintaining strong relationships with our local merchant clients is critical to the long-term success of our business model. We have built a team of over 2,800 merchant consultants nationwide to develop cooperative relationships with new merchant clients and serve our existing merchant clients. Our merchant consultants are based in each local market where we operate and are responsible for providing innovative sales and marketing solutions to our local merchant clients. We place particular emphasis on our merchant consultants' local and specialized knowledge. Our merchant consultants know the local community they serve and can speak the local dialect with the local merchant clients. In addition, each merchant consultant typically focuses on a few particular business sectors, and is able to provide valuable advices to local merchants on operations and advertising strategy in his specialized business sectors.

        Quality Control Staff and Merchant Service Representatives.    Our quality control department is responsible for checking the quality of the local merchant services prior to the signing of a group buying contract and for ensuring subscriber satisfaction when they redeem Wowo Coupons. Once a contract for a group buying deal is signed, one of our merchant service representatives visits the local merchant client to introduce our services and provides a plan for the Wowo Coupon redemption process. The merchant consultant on the deal also assists the merchant before, during and after the entire coupon redemption period.

        Editorial Staff.    As local merchants in China are typically not experienced in producing high quality marketing materials on their own, our editorial department works with local merchants to create editorial descriptions and graphic designs for the group buying deals we feature on our websites. Our editorial staff include designers who create the web presentation and descriptive content of the featured deal and professional photographers who take pictures for the web presentation at the merchants' sites. We have implemented a strict internal control and review process to ensure the quality of the content shown on our websites. Because of the cultural diversity in China, our editorial staff is based locally in the cities in which we operate, and is capable of producing editorial content based on the local culture and dialect.

        Customer Service Representatives.    Our customer service representatives in our call centers are available via phone or e-mail 24 hours a day. We have two centralized locations for our call center services, in Rizhao, Shangdong Province and in Beijing. Our customer service team provides a variety of services such as complaint processing, service or product refunds and general information services.

        Technology.    We have a team of engineers with various expertise to support our websites and our GEM operations. We devote significant resources to improve the functions of our website and create new social functions to improve the subscriber experience. By providing the most relevant discount information to our subscribers through targeted EDM using data mining technology, we can increase the efficiency of our marketing campaigns.

        Local Logistics Staff.    We outsource most of our product deliveries to local logistics companies. We offer group buying of retail goods as a means to increase subscriber stickiness to our website. As of June 30, 2011, we employed 68 local logistics personnel.

Network Security

        Our data center serves the important functions of supporting transactions on our websites. We have installed a disaster-recovery system at a separate location as a backup plan in case of unexpected network failures. We use leading commercial antivirus and firewall technology to protect and maintain the systems located at our data center, our offices and our local merchant clients. We use leading encryption technology to protect the safety of our data during data transmission. We have designed our website to be always available and secured using a variety of propretary software and commerically available tools. We believe our network infrastructure is scalable and can support our growing subscriber base and transaction volume with relatively inexpensive expansion.

Competition

        The group buying business is an emerging market in China, characterized by both fast growth and intense competition. Currently, according to the Analysys Report, there were approximately 3,500 group buying service businesses in China as of December 31, 2010. We compete with other group buying platform providers for online user traffic. The group buying business has a low entry barrier. However, like many other Internet-based businesses, we anticipate online users will gradually converge to well-known brands, and smaller service providers will not have the subscriber bases large enough to compete with larger players for local merchants.

        We believe we are well positioned to take advantage of the industry consolidation trend and maintain our primary position in the industry. As one of the market leaders and a nationwide operator, we will benefit from the ongoing consolidation in the industry as capital and customers are converging to the few largest operators. Our strong local presence, our Wowo Platform, and our proprietary GEM also provide us with unique competitive advantages.

        As a form of advertising and marketing service, we also compete with other traditional and new media advertising and marketing firms for advertising budgets. We believe our well targeted marketing solutions will continue to gain traction with local merchants. See "Risk Factors—Risks Relating to Our Business and Industry—We operate in an intensely competitive environment, which may lead to declining revenue growth or other circumstances that would negatively affect our business, financial condition and results of operations."

Employees

        Our ability to retain experienced management and employees is critical to the success of our business. As of June 30, 2011, we had a total of 4,829 employees, consisting of 2,804 merchant consultants, 387 administrative and operational staff, 338 editorial staff, 239 customer service representatives, 185 quality control and merchant service representatives, 93 engineers in our technology department, 68 local logistics personnel, and 715 employees at our consolidated affiliated entities. The number of our employees has grown significantly to accommodate the growth of our business since our inception.

        Because we aim to build one of the largest online businesses in China, we are highly committed to systematic and on-going employee training. Our internal training program, known as "Wowo University," offers our employees regular trainings in a wide variety of subjects such as industry review, business development skills, corporate culture building and case studies.

        The remuneration package of our employees includes salary, sales commissions and employee stock option programs. In accordance with applicable regulations in China, we participate in a number of social insurance schemes, namely, a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a personal injury insurance plan, and maternity insurance and a housing reserve fund for the benefit of all of our employees. We have not experienced any material labor disputes or disputes with the labor department of the PRC government since our inception.

Intellectual Property

        As of June 30, 2011, we had received notification of the acceptance of trademarks issued by the Trademark Office of the State Administration for Industry and Commerce on 20 of our applications, and we had registered 24 domain names, including 55tuan.com and 55.com.

Facilities

        Our executive offices are located at Building No. 9, Guigu Liang Cheng, 1 Nongdananlu, Haidian District, Beijing, China and occupy a total of 4,839 square meters. We lease our premises from unrelated third parties. In addition, we have leased office space in local cities in which we operate.

Legal Proceedings

        We are currently not a party to any material legal or administrative proceedings and are not aware of any pending or threatened material legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

 REGULATIONS

        This section sets forth a summary of the most significant regulations or requirements that affect our business activities in China or our shareholders' rights to receive dividends and other distributions from us.

        As the online services industry is at an early stage of development in China, new laws and regulations may be adopted from time to time that will require us to obtain additional licenses and permits in addition to those that we currently have, and will address new issues that arise from time to time. As a result, substantial uncertainties exist regarding the interpretation and implementation of current and any future Chinese laws and regulations applicable to the online services industry. See "Risk Factors—Risks Relating to Doing Business in China."

Regulation on Telecommunication and Internet Information Services

        The telecommunication industry, including the Internet sector, is highly regulated in China. Regulations issued or implemented by the State Council of China, the MIIT, and other relevant government authorities cover many aspects of the operation of telecommunication and Internet information services, including entry into the telecommunication industry, the scope of permissible business activities, licenses and permits for various business activities and foreign investment.

        The principal regulations governing the telecommunication and Internet information services that we provide in China include:

        Telecommunication Regulations (2000), or the Telecom Regulations.    The Telecom Regulations categorize all telecommunication businesses in the PRC as either "basic" or "value-added." Value-added telecommunication services are defined as telecommunication and information services provided through public network infrastructures. The "Catalog of Telecommunication Business," an attachment to the Telecom Regulations and updated by the MIIT's Notice on Adjusting the Catalog of Telecommunication Business effective from April 1, 2003, categorizes various types of telecommunication and telecommunication-related activities into basic or value-added telecommunication services. According to the "Catalog of Telecommunication Business", Internet information services, or ICP services, are classified as value-added telecommunication businesses. Under the Telecom Regulations, commercial operators of value-added telecommunication services must first obtain an operating license for value-added telecommunication services, or the ICP license, from the MIIT or its provincial level counterparts.

        Administrative Measures on Internet Information Services (2000), or the Internet Measures.    According to the Internet Measures, a commercial Internet information service operator must obtain an ICP license from the relevant government authorities before engaging in any commercial Internet information service within China. When the Internet information service involves news, publications, education, medicine, health, pharmaceuticals, medical equipment and other industries and if required by law or relevant regulations, prior approval from the respective regulating authorities must be obtained prior to applying for the ICP license from MIIT or its local branch at the provincial level. Moreover, an Internet information service operator must display its ICP license number in a conspicuous location on its website and must monitor its website to remove categories of harmful content that are broadly defined. Internet content providers are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes the lawful rights and interests of others. Internet content providers that violate the prohibition may face criminal charges or administrative sanctions by PRC security authorities. In addition, relevant authorities may suspend their services, revoke their licenses or temporarily suspend or close down their websites.

        Regulations for Administration of Foreign-Invested Telecommunication Enterprises (2008, revised), or the FITE Regulations.    The FITE Regulations set forth detailed requirements with respect to, among others, capitalization, investor qualifications and application procedures in connection with the establishment of a foreign-invested telecommunication enterprise. Under the FITE Regulations, a foreign entity is prohibited from owning more than 50% of the total equity interest in any value-added telecommunication service business in China and the major foreign investor in any value-added telecommunication service business in China is required to have a good track record in such industry.

        Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunication Business (2006).    Under this circular, a domestic PRC company that holds an ICP license is prohibited from leasing, transferring or selling the ICP license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors that engaged in value-added telecommunication business illegally in China. Further, the domain names and registered trademarks used by an operating company providing value-added telecommunication services are required to be legally owned by such company and/or its shareholders. In addition, such company's operating premises and equipment should comply with its approved ICP license, and such company should establish and improve internal Internet and information security policies and standards and emergency management procedures.

        Under various laws and regulations governing ICP services, ICP service operators are required to monitor their websites. They may not produce, duplicate, post or disseminate any content that falls within prohibited categories and must remove any such content from their websites, including any content that:

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  opposes the fundamental principles determined in China's Constitution;

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  compromises state security, divulges state secrets, subverts state power or damages national unity;

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  harms the dignity or interests of the State;

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  incites ethnic hatred or racial discrimination or damages inter-ethnic unity;

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  sabotages China's religious policy or propagates heretical teachings or feudal superstitions;

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  disseminates rumors, disturbs social order or disrupts social stability;

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  propagates obscenity, pornography, gambling, violence, murder or fear or incites the commission of crimes;

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  insults or slanders a third party or infringes upon the lawful rights and interests of a third party; or

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  includes other content prohibited by laws or administrative regulations.

        The PRC government may shut down the websites of ICP license holders that violate any of such content restrictions and requirement, revoke their ICP licenses or impose other penalties pursuant to applicable law.

Regulations Relating to Privacy Protection

        As an Internet content provider, we are subject to regulations relating to the protection of privacy. Under the Internet Measures, Internet content providers are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes on the lawful rights and interests of others. Internet content providers that violate the prohibition may face criminal charges or administrative sanctions by PRC security authorities. In addition, relevant authorities may suspend their services, revoke their licenses or temporarily suspend or close down their websites.

Regulations Relating to Taxation

        In January 2008, the New EIT Law took effect. The New EIT Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Under the New EIT Law and the Implementation Rules, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate.

        Under the New EIT Law, an enterprise established outside China with "de facto management bodies" within China is considered a "resident enterprise" for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as "resident enterprises" clarified that dividends and other income paid by such PRC "resident enterprises" may be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC "resident enterprises" to various reporting requirements with the PRC tax authorities.

        Under the Implementation Rules, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the tax circular mentioned above specifies that certain PRC-invested overseas enterprises controlled by a Chinese enterprise or a Chinese enterprise group in China will be classified as PRC resident enterprises if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders' meetings; and half or more of the senior management or directors having voting rights.

        Please see "Risk Factors—Risks Related to Doing Business in China—Under the PRC enterprise income tax law, we may be classified as a "resident enterprise" of China. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders."

Regulations on Dividend Distribution

        Wholly foreign-owned companies in China may pay dividends only out of their accumulated profits after tax as determined in accordance with PRC accounting standards. Remittance of dividends by a wholly foreign-owned enterprise out of China is subject to examination by the commercial banks. Wholly foreign-owned companies may not pay dividends unless they set aside at least 10% of their respective accumulated profits after-tax each year, if any, to fund certain reserve funds, until such time as the accumulative amount of such fund reaches 50% of the wholly foreign-owned company's registered capital. In addition, these companies also may allocate a portion of their after-tax profits based on PRC accounting standards to other funds at their discretion. These statutory reserve funds and other funds are not distributable as cash dividends.

Regulations Relating to Labor

        Pursuant to the PRC Labor Law effective in 1995 and the PRC Labor Contract Law effective in 2008, a written labor contract is required when an employment relationship is established between an employer and an employee. Other labor-related regulations and rules of China stipulate the maximum number of working hours per day and per week as well as the minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work and reduce occupational hazards.

        An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts with certain exceptions. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract, with certain exceptions. Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires. Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, an employee who has served an employer for more than one year and less than ten years is entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation. An employee who does not use such vacation time at the request of the employer shall be compensated at three times their normal salaries for each waived vacation day.

        Pursuant to the Regulations on Occupational Injury Insurance effective in 2004, as amended in 2010, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees. Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance and unemployment insurance are collectively referred to as social insurance. Both PRC companies and their employees are required to contribute to the social insurance plans. The aforesaid measures are reiterated in the Social Insurance Law of China effective in July 2011, which stipulates the system of social insurance of China, including basic pension insurance, medical insurance, unemployment insurance, occupational injury insurance and maternity insurance. Pursuant to the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds.

Regulations on Foreign Exchange

  SAFE Circular 75

        In October 2005, SAFE issued the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE Circular 75 states that PRC citizens or residents must register with the relevant local SAFE branch or central SAFE in connection with their establishment or control of an offshore entity established for the purpose of overseas equity financing involving a roundtrip investment whereby the offshore entity acquires or controls onshore assets or equity interests held by PRC citizens or residents. In addition, such PRC citizens or residents must amend their SAFE registrations when the offshore special purpose company undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments, external guarantees, or other material events that do not involve roundtrip investments. Since May 2007, SAFE has issued guidance to its local branches regarding the operational procedures for such registration, which provides more specific and stringent requirements on the registration relating to SAFE Circular 75. The guidance imposes obligations on onshore subsidiaries of the offshore special purpose company to coordinate with and supervise the beneficial owners of the offshore entity who are PRC citizens or residents to complete the SAFE registration process. If the beneficial owners fail to comply, the onshore subsidiaries are required to report the noncompliance to the local branch of SAFE.

        We are committed to complying, and to ensuring that our shareholders and beneficial owners who are PRC citizens or residents comply, with SAFE Circular 75 requirements. We understand that most of our PRC citizen or resident beneficial owners have completed initial registration with the local counterpart of SAFE in Beijing, and will apply for updated registration under SAFE Circular 75. The rest of our PRC shareholders and beneficial owners will also apply for foreign exchange registrations with the relevant local counterparts of SAFE under SAFE Circular 75. However, we may not be fully informed of the identities of all our beneficial owners who are PRC citizens or residents, and we cannot compel our beneficial owners to comply with SAFE Circular 75 requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC citizens or residents have complied with and will in the future make or obtain any applicable registrations or approvals required by SAFE Circular 75 or other related regulations. Failure by such shareholders or beneficial owners to comply with SAFE Circular 75, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. See "Risk Factors—Risk Factors Relating to Our Corporate Structure—We may rely principally on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC and Hong Kong subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business."

  Employee Stock Option Plans

        In December 2006, the People's Bank of China promulgated the Administrative Measures on Individual Foreign Exchange, or the Individual Foreign Exchange Regulations, setting forth the requirements for foreign exchange transactions by individuals (both PRC and non-PRC citizens) under the current account and the capital account. In January 2007, SAFE issued the implementation rules for the Individual Foreign Exchange Regulations which, among other things, specified the approval and registration requirement for certain capital account transactions such as a PRC citizen's participation in employee share ownership and share option plans of overseas listed companies.

        On March 28, 2007, SAFE promulgated the Operating Procedures on Administration of Foreign Exchange for PRC Individuals' Participation in Employee Share Ownership Plans and Employee Share Option Plans of Overseas Listed Companies, or the Share Option Rules. Under the Share Option Rules, PRC citizens who are granted shares or share options by an overseas-listed company according to its employee share option or share incentive plan are required, through the PRC subsidiary of such overseas-listed company or other qualified PRC agents, to register with SAFE and complete certain other procedures related to the share option or other share incentive plan. In addition, the overseas-listed company or its PRC subsidiary or any other qualified PRC agent is required to appoint an asset manager or administrator and a custodian bank, and open special foreign currency accounts to handle transactions relating to the share option or other share incentive plan. Under the Foreign Currency Administration Rules, as amended, the foreign exchange proceeds of domestic entities and individuals can be remitted into China or deposited abroad, subject to the terms and conditions to be issued by SAFE. However, the implementation rules in respect of depositing the foreign exchange proceeds abroad have not been issued by SAFE. Currently, the foreign exchange proceeds from the sales of shares or dividends distributed by the overseas-listed company can be converted into RMB or transferred to such individuals' foreign exchange savings account after the proceeds have been remitted back to the special foreign currency account opened at the PRC domestic bank. If share options are exercised in a cashless exercise, the PRC domestic individuals are required to remit the proceeds to special foreign currency accounts. We and our PRC citizen employees who have been granted share options will be subject to these rules upon the listing and trading of our ADSs on the Nasdaq Global Market.

Regulation on Overseas Listings

        On August 8, 2006, six PRC regulatory agencies, including the CSRC, jointly promulgated the 2006 M&A Rules, which became effective on September 8, 2006 and were amended on June 22, 2009. Under the 2006 M&A Rules, the prior approval of the CSRC is required for the overseas listing of offshore special purpose vehicles that are directly or indirectly controlled by PRC companies or individuals and used for the purpose of listing PRC onshore interests on an overseas stock exchange.

        Although the application of the 2006 M&A Rules remains unclear to a certain extent, we believe, based on the advice of our PRC counsel, Commerce & Finance Law Offices, that we are not required to obtain CSRC approval for the listing and trading of our ADSs on the Nasdaq Global Market. There remains some uncertainty as to how this regulation will be interpreted or implemented in the context of an overseas offering. If the CSRC or another PRC regulatory agency subsequently determines that approval is required for this offering, we may face sanctions by the CSRC or another PRC regulatory agency. See "Risk Factors—Risk Factors Relating to Doing Business in China—The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering. Any requirement to obtain prior CSRC approval could delay, or create uncertainties regarding, this offering, and our failure to obtain this approval, if required, could have a material adverse effect on our business, results of operations, reputation and trading price of our ADSs."

        The 2006 M&A Rules also establish procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise. See "Risk Factors—Risks Factors Relating to Doing Business in China—PRC laws and regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China."

Product Quality Law of China

        Pursuant to the Product Quality Law of China promulgated by the National People's Congress Standing Committee in 1993 and amended in 2000 and 2009 respectively, a seller must establish and practice a check-for-acceptance system for replenishment of his stock, and examine the quality certificates and other marks and must also adopt measures to keep the products for sale in good quality. Violation of the Product Quality Law of China may result in various penalties, including the imposition of fines, suspension of business operations, revocation of business licenses and criminal liabilities.

Consumer Protection Law

        The Consumer Protection Law of China, which was promulgated by the National People's Congress Standing Committee on October 31, 1993, and became effective on 1 January 1994, prescribes that businesses must comply with laws and regulations in relation to personal safety and protection of property, and customers must be provided with truthful information on the goods and services. Consumers who suffer personal injury or property damage due to product defects may demand compensation from either the manufacturer or the seller.

Tort Liability Law

        Pursuant to the Tort Liability Law of China which was promulgated by the National People's Congress Standing Committee on December 30, 2009 and became effective on July 1, 2010, producers are liable for damages caused by defects in their products and sellers are liable for damages attributable to their fault. If the defects are caused by the fault of third parties such as the transporter or storekeeper, producers and sellers are entitled to claim for compensation from these third parties after paying the compensation amount. The producers and sellers are obligated to take remedial measures such as issuing warnings or recalling the products in a timely manner if defects are found in products that are in circulation. If the products are manufactured and sold with known defects that cause death or severe personal injury to others, the injured person has the right to claim punitive compensation.

Online Commodities Trading and Relevant Services Laws and Regulations

        Interim Measures for the Administration of Online Commodities Trading and Relevant Services was promulgated by the State Administration of Industry and Commerce on May 31, 2010 and became effective on July 1, 2010. This interim measure regulates online commodities trading and relevant services engaged in by online commodity vendors and online service providers. Pursuant to the interim measure, legal persons, other economic organizations or sole proprietors that have registered with the administrative department in charge of industry and commerce and obtained business licenses shall, when engaging in online commodities trading and relevant services, make available to the public the information stated in their business license or the link to their business license online at a conspicuous place on their homepages or the websites where their online stores are located. Violations of the foregoing provisions are subject to a warning and order to make rectifications within a specified time limit, and in case of failure to rectify the wrongdoing within the specified time limit, a fine of no more than RMB10,000 may be imposed.

 MANAGEMENT

Directors and Executive Officers

        The following table sets forth certain information relating to our directors and executive officers upon closing of this offering. The business address of each of our directors and executive officers is Building No. 9, 1 Nongdananlu, Haidian District, Beijing, People's Republic of China.

Directors and Executive Officers	Age	Position/Title
Maodong Xu	43	Chairman of the Board of Directors, Chief Executive Officer
Wenjiang Chen	42	Director
Daniel Mingdong Wu	45	Chief Financial Officer

        Mr. Maodong Xu has served as the chairman of our board of directors and the Chief Executive Officer since December 2010. Mr. Xu is the founder of L-Mobile Media Technology Co., Ltd., a leading wireless advertising service company in which Telstra acquired a majority stake in 2009. Between 2006 and 2008, Mr. Xu served as a senior vice president of Focus Media Limited after Focus Media acquired Dotad Media Limited, a China-based wireless advertising service provider founded by Mr. Xu in 2000. Mr. Xu was also the founder and CEO of Qilu Supermarket, one of the largest chain supermarkets in Shandong province in late 1990s. Mr. Xu received a bachelor's degree from Wuhan University of Technology in 1990.

        Ms. Wenjiang Chen has served as our non-executive director since May 2011. Since January 2006, Ms. Chen has been serving as the Partner of CDH Venture. From February 2001 to December 2005, she served as assistant vice president of Walden International Investment Group. From February 2000 to January 2001, Ms. Chen served as manager of the research department of China International Capital Corporation Limited. Prior to that, Ms. Chen was an investment manager of China Light Industry Fund from August 1993 to April 1998. Ms. Chen obtained a bachelor degree in International Economy from Renmin University of China in July 1992, and obtained a MBA degree from China Europe International Business School in December 1999.

        Mr. Daniel Mingdong Wu has served as our chief financial officer since January 2011. Mr. Wu has served as a director of VanceInfo Limited since 2006. From 2009 to 2011, Mr. Wu served as a venture partner at SAIF Partners, a leading private equity firm in China. Mr. Wu served as the chief financial officer of Focus Media Limited, China's largest digital media group, between 2005 and 2009. Mr. Wu served as the chief financial officer of Harbor Networks Limited in 2004. Prior to that, he worked in media and technology investment banking in New York and Hong Kong for Merrill Lynch & Co., Inc. and Lehman Brothers Holdings Inc. Mr. Wu received a MBA degree from Columbia Business School in 1996 and a bachelor's degree (summa cum laude) from State University of New York at Buffalo in 1988.

Duties of Directors

        Under Cayman Islands law, our directors have a statutory duty of loyalty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our                amended and restated memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

        The functions and powers of our board of directors include, among others:

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  convening shareholders' annual general meetings and reporting its work to shareholders at such meetings;

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  issuing authorized but unissued shares;

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  declaring dividends and distributions;

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  exercising the borrowing powers of our company and mortgaging the property of our company;

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  approving the transfer of shares of our company, including the registering of such shares; and

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  exercising any other powers conferred by the shareholders' meetings or under our        amended and restated memorandum and articles of association.

Terms of Directors and Executive Officers

        We will initially have                directors,                 of whom will be independent directors, on our board of directors upon the closing of this offering. Any director on our board may be removed by way of an ordinary resolution of shareholders. Any vacancies on our board of directors or additions to the existing board of directors can be filled by the affirmative vote of a majority of the remaining directors. All of our directors hold office until the next annual general meeting of shareholders or until their successors have been duly elected and qualified. Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by our board of directors, in which case such director holds office until the next following annual shareholders meeting.

        All of our executive officers are appointed by and serve at the discretion of our board of directors. Our executive officers are elected by and may be removed by a majority vote of our board of directors.

Board Committees

        Our board of directors will establish an audit committee and a compensation committee.

  Audit Committee

        Our audit committee will initially consist of                ,                 and                .                 will be the chairman of our audit committee.                satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC.                and                 satisfy the requirements for an "independent director" within the meaning of Nasdaq Marketplace Rule 4350 and will meet the criteria for independence set forth in Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Our audit committee will consist solely of independent directors within one year of this offering.

        The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our audit committee is responsible for, among other things:

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  selecting the independent auditor;

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  pre-approving auditing and non-auditing services permitted to be performed by the independent auditor;

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  annually reviewing the independent auditor's report describing the auditing firm's internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors and all relationships between the independent auditor and our company;

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  setting clear hiring policies for employees and former employees of the independent auditors;

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  reviewing with the independent auditor any audit problems or difficulties and management's response;

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  reviewing and approving all related party transactions on an ongoing basis;

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  reviewing and discussing the annual audited financial statements with management and the independent auditor;

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  reviewing and discussing with management and the independent auditors major issues regarding accounting principles and financial statement presentations;

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  reviewing reports prepared by management or the independent auditors relating to significant financial reporting issues and judgments;

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  discussing earnings press releases with management, as well as financial information and earnings guidance provided to analysts and rating agencies;

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  reviewing with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements;

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  discussing policies with respect to risk assessment and risk management with management, internal auditors and the independent auditor;

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  timely reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company, all alternative treatments of financial information within U.S. GAAP that have been discussed with management and all other material written communications between the independent auditor and management;

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  establishing procedures for the receipt, retention and treatment of complaints received from our employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

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  annually reviewing and reassessing the adequacy of our audit committee charter;

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  such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

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  meeting separately, periodically, with management, internal auditors and the independent auditor; and

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  reporting regularly to the full board of directors.

  Compensation Committee

        Our compensation committee will initially consist of        ,        , and        .        is the chairman of our compensation committee.        and        satisfy the requirements for an "independent director" within the meaning of Nasdaq Marketplace Rule 4350.

        Our compensation committee is responsible for, among other things:

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  reviewing and approving our overall compensation policies;

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  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer's performance in light of those goals and objectives, reporting the results of such evaluation to the board of directors, and determining our Chief Executive Officer's compensation level based on this evaluation;

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  determining the compensation level of our other executive officers;

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  making recommendations to the board of directors with respect to our incentive-compensation plan and equity-based compensation plans;

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  administering our equity-based compensation plans in accordance with the terms thereof; and

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  such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Corporate Governance

        Our board of directors has adopted a code of ethics, which is applicable to our senior executive and financial officers. In addition, our board of directors has adopted a code of conduct, which is applicable to all of our directors, officers and employees. We will make our code of ethics and our code of conduct publicly available on our website.

        In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board's structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our        amended and restated memorandum and articles of association.

Remuneration and Borrowing

        [The directors may determine remuneration to be paid to the directors. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures or other securities whether outright or as security for any debt obligations of our company or of any third party.]

Qualification

        [There is no requirement for our directors to own any shares in our company in order for them to qualify as a director.]

Employment Agreements

        We have entered into employment agreements with each of our executive officers. We may terminate an executive officer's employment for cause, at any time, without notice or remuneration, for certain acts of the officer, including, but not limited to, a conviction or plea of guilty to a felony, willful misconduct to our detriment or a failure to perform agreed duties. We may also terminate an executive officer's employment under certain conditions, including, but not limited to, incapacity or disability of the officer, by a one-month prior written notice. An executive officer may terminate his or her employment with us for cause, at any time for certain reasons, or by a one-month prior written notice.

        Our executive officers have also agreed not to engage in any activities that compete with us, or to directly or indirect solicit the services of our employees, during employment or for a period of two years after termination of employment. Each executive officer has agreed to hold in strict confidence any confidential information or trade secrets of our company. Each executive officer also agrees to comply with all material applicable laws and regulations related to his or her responsibilities at our company as well as all material corporate and business policies and procedures of our company.

Compensation of Directors and Executive Officers

Share Incentive Plan

        We have adopted our 2011 share incentive plan to attract and retain the best available personnel, provide additional incentives to our employees, directors and consultants, and promote the success of our business. The 2011 share incentive plan provides for the grant of options, restricted shares, and other share-based awards, collectively referred to as "awards." Our board of directors has authorized the issuance of up to [10%] ordinary shares upon the exercise of awards granted under our 2011 share incentive plan.

        Plan Administration.    Our compensation committee, or prior to such committee's formation, our board of directors, will administer the 2011 share incentive plan. The committee or the full board of directors, as appropriate, will determine the participants to receive awards, the type and number of awards to be granted, and the terms and conditions of each award grant.

        Award Agreements.    Awards granted under our 2011 share incentive plan are evidenced by an award agreement that sets forth the terms, conditions and limitations for each grant, which may include the term of the award, the provisions applicable in the event that the grantee's employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

        Transfer Restrictions.    The right of a grantee in an award granted under our 2011 share incentive plan may not be transferred in any manner by the grantee other than by will or the laws of succession and, with limited exceptions, may be exercised during the lifetime of the grantee only by the grantee.

        Option Exercise.    The term of options granted under the 2011 share incentive plan may not exceed five years from the date of grant. The consideration to be paid for our ordinary shares upon exercise of an option or purchase of ordinary shares underlying the option may include cash, check or other cash-equivalent, ordinary shares, consideration received by us in a cashless exercise, or any combination of the foregoing methods of payment.

        Acceleration upon a Change of Control.    If a change of control of our company occurs, (i) the compensation committee may determine that any outstanding unexercisable, unvested or lapsable awards shall automatically be deemed exercisable, vested and not subject to lapse immediately prior to the event triggering the change of control and (ii) the compensation committee may cancel such awards for fair value, provide for the issuance of substitute awards or provide that for a period of at least 15 days prior to the event triggering the change of control, such options shall be exercisable and that upon the occurrence of the change of control, such options shall terminate and be of no further force and effect.

        Termination and Amendment.    Unless terminated earlier, our share incentive plan will expire after five years. Our board of directors has the authority to amend or terminate our share incentive plan subject to shareholder approval to the extent necessary to comply with applicable laws. Shareholders' approval is required for any amendment to the 2011 share incentive plan that (i) increases the number of ordinary shares available under the 2011 share incentive plan or changes the maximum number of shares for which awards may be granted to any participant, or (ii) diminishes any of the rights of the participant under any award previously granted to such participant under the plan without such participant's consent.

        The table below sets forth, as of June 30, 2011, the options that we granted to our directors and executive officers, under our 2011 share incentive plan:

Name	Options Awarded	Exercise Price or Purchase Price (US$/Share)	Date of Grant	Date of Expiration
Maodong Xu	2,700,000	0.4	February 1, 2011	January 31, 2016
Other individuals as a group	14,978,170	0/0.4	February 1, 2011	January 31, 2016
Total	17,678,170

 PRINCIPAL SHAREHOLDERS

        The following table sets forth information as of the date of this prospectus with respect to the beneficial ownership of our ordinary shares, by:

  •
  each person known to us to own beneficially more than 5.0% of our ordinary shares; and

  •
  each of our directors and executive officers.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The percentage of beneficial ownership for each of the persons listed below is determined by dividing (i) the number of ordinary shares beneficially owned by such person, including ordinary shares such person has the right to acquire within 60 days after the date of this prospectus, by (ii) the total number of ordinary shares outstanding plus the number of ordinary shares such person has the right to acquire within 60 days after the date of this prospectus. The total number of ordinary shares outstanding as of the date of this prospectus is 380,715,708. The total number of ordinary shares outstanding after completion of this offering will be                , assuming no change in the number of ADSs offered by us as set forth on the cover page of this prospectus. The underwriters may choose to exercise the over-allotment option in full, in part or not at all.

	Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	Percent	Number	Percent
Directors and Executive Officers*:
Maodong Xu(1)	226,105,708	59.4%
Wenjiang Chen	—	—
Daniel Mingdong Wu(2)	13,175,050	3.5%
Principal Shareholders:
CDH Barley Limited(3)	30,803,678	8.1%
Yongming Zhang(4)	24,117,578	6.3%

*
The address of our directors and executive officers is 108 Yi Beiyuan Road, North America Business Center, Beijing 100012, China.

(1)
representing (i) 11,286,619 ordinary shares owned by Link Crossing Limited, a BVI company wholly owned by Maodong Xu, the registered address of which is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands and (ii) 214,819,089 ordinary shares owned by New Field Worldwide Limited, a BVI company wholly owned by Maodong Xu, the registered address of which is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(2)
representing 13,175,050 ordinary shares owned by Mountain Peak Enterprises Limited, a BVI company wholly owned by Daniel Mingdong Wu, the registered address of which is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

(3)
representing 30,803,678 ordinary shares issuable upon conversion of 30,803,678 Series A-2 Preferred Shares owned by CDH Barley Limited, a BVI company wholly owned by CDH Venture Partners II L.P. The address of CDH Barley Limited is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(4)
including 16,194,332 ordinary shares and 7,923,246 ordinary shares issuable upon conversion of 7,923,246 Series A-2 Preferred shares owned by Yongming Zhang.

        As of the date of this prospectus, no ordinary share is held by record holder resident in the United States. Except as stated in the footnotes to the table above, we are not aware of any of our shareholders being affiliated with a registered broker-dealer or being in the business of underwriting securities.

        None of our existing shareholders has voting rights that will differ from the voting rights of other shareholders after the completion of this offering. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

 RELATED PARTY TRANSACTIONS

Contractual Arrangements with Our Consolidated Affiliated Entities and Their Shareholders

        Due to certain restrictions under PRC law on foreign ownership of businesses engaged in Internet businesses, we conduct our operations in China principally through contractual arrangements among our wholly-owned PRC subsidiary, Wowo Shi Jie, our consolidated affiliated entities in China, Beijing Wowo Tuan, Kai Yi Shi Dai, and Yi You Bao and their subsidiaries and shareholders. For a description of these contractual arrangements, see "Our History and Corporate Structure."

Related Party Loans and Other Payments

        Mr. Yunming Wang, a former shareholder of Beijing Wowo Tuan, owed us US$279,756 as of December 31, 2010 in connection with certain cash payment collected by Mr. Wang on behalf of Beijing Wowo Tuan. In addition, we owed Mr. Yunming Wang amounts of US$1,683 and US$2,367 as of December 31, 2009 and 2010, respectively, in connection with certain cash payment collected by Beijing Wowo Tuan on behalf of Mr. Wang. The largest amount outstanding of this loan was US$2,367 on December 31, 2010.

        As of December 31, 2010, Beijing Baifen Tonglian Information Technology Co., Ltd., or Lmobile, a company controlled by our chairman Mr. Maodong Xu, owed us US$177,980 in connection with cash collected by Lmobile on behalf of Beijing Wowo Tuan. This amount was repaid in full by Lmobile in January 2011.

        All the amount due from/to related parties are unsecured, non-interest bearing and payable on demand.

Employment Agreements

        See "Management—Employment Agreements."

Share Options

        See "Management—Compensation of Directors and Executive Officers—Share Incentive Plan."

 DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Law (2010 Revision), as amended, of the Cayman Islands, which is referred to as the Companies Law below.

        As of the date of this prospectus, our authorized share capital was US$            consisting of US$            divided into            shares of par value of $0.01 each, comprised of            ordinary shares,            Series A-1 Preferred Shares and            Series A-2 Preferred Shares. As of the date of this prospectus, there were             ordinary shares issued and outstanding. Upon the completion of this offering, we will have            ordinary shares issued and outstanding. All of our ordinary shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid. Our authorized share capital post-offering will consist of ordinary shares with a par value of US$            each and            preferred shares with a par value of US$            each.

        Our            amended and restated memorandum and articles of association will become effective upon completion of this offering. The following are summaries of material provisions of our            amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

  General

        All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

  Dividends

        The holders of our ordinary shares are entitled to such dividends as may be declared by our shareholders or board of directors subject to the Companies Law and to the            amended and restated articles of association.

  Voting Rights

        Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of votes cast attached to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

  Transfer of Ordinary Shares

        Subject to the restrictions contained in our            amended and restated articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

  •
  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of ordinary shares;

  •
  the instrument of transfer is properly stamped, if required;

  •
  the ordinary shares transferred are fully paid and free of any lien in favor of us;

  •
  any fee related to the transfer has been paid to us; and

  •
  the transfer is not to more than four joint holders.

        If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

  Liquidation

        On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

  Calls on Ordinary Shares and Forfeiture of Ordinary Shares

        Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

  Redemption of Ordinary Shares

        Subject to the provisions of the Companies Law and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.

  Variations of Rights of Shares

        If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

  General Meetings of Shareholders

        [Shareholders' meetings may be convened by a majority of our board of directors or our chairman. Additionally, on the requisition of shareholders representing not less than [40]% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting.] Advance notice of at least ten days is required for the convening of our annual general shareholders' meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

  Election and Removal of Directors

        Unless otherwise determined by the company in the general meeting, our            amended and restated articles of association provide that our board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

        The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or, subject to authorization by the members in the general meeting, as an addition to the existing board, but so that the number of directors so appointed will not exceed any maximum number determined from time to time by the members in general meeting.

        Our            amended and restated articles of association provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum are appointed by shareholders by a simple majority of the votes cast on the resolution.

        A director may be removed with or without cause by a shareholder resolution which has been passed by at least a simple majority of the votes cast by the shareholders having a right to attend and vote at such meeting provided that notice of the shareholders' meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than ten days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

  Proceedings of Board of Directors

        Our            amended and restated articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

        Our articles provide that the board may from time to time at its discretion exercise all powers of the company to raise or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company and, subject to the Companies Law, issue debentures, bonds and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

  Inspection of Books and Records

        [Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in our            amended and restated articles of association provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements. See "Where You Can Find More Information."]

  Changes in Capital

        We may from time to time by ordinary resolution:

  •
  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

  •
  sub-divide our existing shares, or any of them into shares of a smaller amount; or

  •
  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

History of Securities Issuances

        The following is a summary of the securities issuances of Wowo Group Limited in the past three years, and have been adjusted to give effect to a share split effected on January 15, 2011 by Wowo Group Limited which resulted in the sole ordinary share held by New Field Worldwide Ltd. becoming 300,000,000 ordinary shares.

  Ordinary Shares

        On March 8, 2011, Wowo Group Limited issued 16,194,332 ordinary shares to Mr. Yongming Zhang, for total consideration of US$7,894,657 in cash.

  Preferred Shares

        On April 1, 2011, Wowo Group Limited issued 5,489,604 Series A-1 Preferred Shares to Zero2IPO China Fund II L.P., for total consideration of US$5,000,00 in cash.

        On June 17, 2011, Wowo Group Limited issued 30,803,678 and 2,053,579 Series A-2 Preferred Shares to CDH Barley Limited and Zero2IPO China Fund II L.P., respectively, for total consideration of US$30,000,000 and US$2,000,000 in cash, respectively.

        On July 7, 2011, Wowo Group Limited issued 7,923,246, 5,133,947, 4,398,225, and 1,026,789 Series A-2 Preferred Shares to Mr. Yongming Zhang, Besto Holdings Limited, Mr. Xiangqing Lin and Mr. David Tse Young Chou, respectively, for total consideration of US$7,716,526, US$5,000,000, US$4,283,474, and US$1,000,000 in cash, respectively.

  Option granted

        As of June 30, 2011, We have granted to certain of our directors, officers and employees options to purchase an aggregate of 17,577,670 ordinary shares. See "Management—Share Incentive Plan."

Exempted Company

        We are an exempted company with limited liability under the Companies Law of the Cayman Islands. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

  •
  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

  •
  an exempted company's register of members is not open to inspection;

  •
  an exempted company does not have to hold an annual general meeting;

  •
  an exempted company may issue no par value, negotiable or bearer shares;

  •
  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

  •
  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

  •
  an exempted company may register as a limited duration company; and

  •
  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we currently intend to comply with the Nasdaq Listing Rules in lieu of following home country practice after the closing of this offering. The Nasdaq Listing Rules require that every company listed on the Nasdaq Global Market hold an annual general meeting of shareholders. In addition, our            amended and restated articles of association allow directors to call a special meeting of shareholders pursuant to the procedures set forth in our            amended and restated articles of association.

Differences in Corporate Law

        The Companies Law is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States.

  Mergers and Similar Arrangements

        A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company's articles of association.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his or her shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the required majority vote have been met;

  •
  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

  •
  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

  Shareholders' Suits

        In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

  •
  a company acts or proposes to act illegally or ultra vires;

  •
  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

  •
  those who control the company are perpetrating a "fraud on the minority."

  Indemnification of Directors and Executive Officers and Limitation of Liability

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our            amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our            amended and restated memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Anti-Takeover Provisions in the Memorandum and Articles of Association

        Some provisions of our                amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

  Directors' Fiduciary Duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

  Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law,

Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        There are no statutory requirements under Cayman Islands law allowing our shareholders to requisition a shareholders' meeting. However, under our                amended and restated articles of association, on the requisition of shareholders representing not less than 40% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. However, our                amended and restated articles of association require us to call such meetings every year.

  Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under Cayman Islands law, our                amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

  Removal of Directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our                amended and restated articles of association, directors may be removed by ordinary resolution.

  Transactions with Interested Shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

  Dissolution; Winding Up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Under the Companies Law of the Cayman Islands and our                amended and restated articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting.

  Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our                amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

  Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. As permitted by Cayman Islands law, our                amended and restated memorandum and articles of association may only be amended by special resolution or the unanimous written resolution of all shareholders.

  Rights of Non-Resident or Foreign Shareholders

        There are no limitations imposed by our                amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our                amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

  Directors' Power to Issue Shares

        Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

  Registration Rights Under Investors' Rights Agreement

        Pursuant to our shareholders' agreement entered into in June 2011, we have granted certain registration rights to holders of our registrable securities, which include our Series A-1 and A-2 preferred shares and ordinary shares convertible from our preferred shares. Set forth below is a description of the registration rights granted under this agreement.

        Demand Registration Rights.    Holders of at least 20% of the registrable securities then outstanding have the right to demand that we file a registration statement covering the offer and sale of their securities. We, however, are not obligated to effect a demand registration if, among other things, we have already effected three demand registrations. We have the right to defer filing of a registration statement for up to 90 days upon reception of request from the initiating holders if our board of directors determine in good faith that filing of a registration will be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any twelve-month period.

        Piggyback Registration Rights.    If we propose to file a registration statement in connection with a public offering of securities of our company other than relating to any employee benefit plan or corporate reorganization, then we must offer each holder of the registrable securities the opportunity to include all or any part of their shares in the registration statement. We must use our reasonable best efforts to cause the underwriters in any underwritten offering to permit any such shareholder who so requests to include their shares. Such requests for registrations are not counted as demand registrations.

        Form F-3 Registration Rights.    When we are eligible for use of Form F-3, holders of at least 20% of the registrable securities then outstanding have the right to request in written form that we file a registration statement under Form F-3. We, however, are not obligated to effect a registration on Form F-3 if, among other things, we have already effected a registration within any six-month period preceding the date of the registration request. We have the right to defer filing of a registration statement for up to 90 days upon receipt of request from the initiating holders if our board of directors determines in good faith that filing of a registration will be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any twelve-month period.

        Expenses of Registration.    We will pay all expenses relating to any demand, piggyback or Form F-3 registration, except for underwriting discounts and commissions relating to the sale of registrable securities, unless, subject to a few exceptions, a registration request is subsequently withdrawn at the request of the holders of registrable securities.

        Termination of Our Obligation.    Notwithstanding the foregoing, we will have no obligations to effect the demand registration, piggyback registration and Form F-3 registration with respect to any registrable securities proposed to be sold by a holder of registrable securities in a registered public offering (1) two years after the consummation of a qualified initial public offering, or (2) if, in the opinion of our counsel, all such registrable securities proposed to be sold by a holder may then be sold without registration in any 90 day period pursuant to Rule 144 under the Securities Act.

 DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        Citibank, N.A. has agreed to act as the depositary for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A.—Hong Kong, located at 10/F, Harbour Front (II), 22, Tak Fung Street, Hung Hom, Kowloon, Hong Kong.

        We appoint Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov).

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The first paragraph under "—Issuance of ADSs Upon Deposit of ordinary shares describe matters that may be relevant to the ownership of the ADSs sold in this offering but that may not be contained in the deposit agreement.

        Each ADS represents the right to receive            ordinary shares on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

        In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on behalf of you to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the "direct registration system", or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

        As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the Cayman Islands laws and regulations.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

        Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

        Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

        The depositary will not distribute the rights to you if:

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  We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

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  We fail to deliver satisfactory documents to the depositary; or

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  It is not reasonably practicable to distribute the rights.

        The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

        The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a holder of ordinary shares would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

        Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

        The depositary will not distribute the property to you and will sell the property if:

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  We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

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  We do not deliver satisfactory documents to the depositary; or

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  The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

        The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs Upon Deposit of Ordinary Shares

        Upon the completion of this offering, the ordinary shares that are being offered for sale pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the underwriters named in this prospectus.

        After the completion of this offering, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and the Cayman Islands legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

        When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

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  The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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  All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

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  You are duly authorized to deposit the ordinary shares.

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  The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

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  The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

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  ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

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  provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

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  provide any transfer stamps required by the State of New York or the United States; and

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  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian's offices. Your ability to withdraw the ordinary shares may be limited by U.S. and Cayman Islands legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

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  Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends.

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  Obligations to pay fees, taxes and similar charges.

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  Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. For description of the voting rights of holders of ordinary shares, see "Description of Share Capital—Voting Rights."

        At our request, the depositary will distribute to you (by mail or, if you have designated such means as acceptable, e-mail) any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder's ADSs in accordance with such voting instructions.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

        As an ADS holder, you will be required to pay the following service fees to the depositary:

Service	Fees
• Issuance of ADSs	Up to US$0.05 per ADS issued
• Cancellation of ADSs	Up to US$0.05 per ADS canceled
• Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to stock dividends, free stock distributions or exercise of rights	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary Services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary
• Transfer of ADRs	US$ $1.50 per certificate presented for transfer

        As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

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  Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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  Expenses incurred for converting foreign currency into U.S. dollars.

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  Expenses for cable, telex and fax transmissions and for delivery of securities.

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  Taxes and duties upon the transfer of securities (i.e., when ordinary shares are deposited or withdrawn from deposit).

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  Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

        Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividend, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

        The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary may agree from time to time.

Amendments and Termination

        We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders [30] days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

        After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

        The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary's obligations to you. Please note the following:

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  We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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  The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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  The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

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  We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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  We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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  We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our memorandum and articles of association or in any provisions of or governing the securities on deposit.

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  We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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  We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of [ordinary shares] but is not, under the terms of the deposit agreement, made available to you.

  •
  We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

  •
  We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Pre-Release Transactions

        Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions," and are entered into between the depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the shares or deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

  •
  Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

  •
  Distribute the foreign currency to holders for whom the distribution is lawful and practical.

  •
  Hold the foreign currency (without liability for interest) for the applicable holders.

 SHARES ELIGIBLE FOR FUTURE SALE

        Upon closing of this offering, we will have        ADSs outstanding representing approximately      % of our ordinary shares. All of the ADSs sold in this offering and the ordinary shares they represent will be freely transferable by persons other than our "affiliates" without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an "affiliate" of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our company. All outstanding ordinary shares prior to this offering are "restricted securities" as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities, in the form of ADSs or otherwise, may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 or 701 promulgated under the Securities Act, which rules are summarized below. Restricted ordinary shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Act. This prospectus may not be used in connection with any resale of our ADSs acquired in this offering by our affiliates.

        Sales of substantial amounts of our ADSs in the public market could adversely affect prevailing market prices of our ADSs. Prior to this offering, there has been no public market for our ordinary shares or ADSs, and while our application has been made to list our ADSs on the Nasdaq Global Market, we cannot assure you that a regular trading market will develop in the ADSs. We do not expect that a trading market will develop for our ordinary shares not represented by ADSs.

Lock-up Agreements

        We, our directors, executive officers, existing shareholders and certain option holders have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares, in the form of ADSs or otherwise, or any securities convertible into or exchangeable or exercisable for our ordinary shares, in the form of ADSs or otherwise, for a period of 180 days after the date this prospectus becomes effective. After the expiration of the 180-day period, the ordinary shares or ADSs held by our directors, executive officers or our other existing shareholders or certain option holders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to certain restrictions. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

  •
  1% of the number of our ordinary shares then outstanding, in the form of ADSs or otherwise, which will equal approximately       shares immediately after this offering, or        shares if the underwriters exercise in full their option to purchase additional ADSs; and

  •
  the average weekly trading volume of our ADSs on the Nasdaq Global Market during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. The manner-of-sale provisions require the securities to be sold either in "brokers' transactions" as such term is defined under the Securities Act, through transactions directly with a market maker as such term is defined under the Exchange Act or through a riskless principal transaction as described in Rule 144. In addition, the manner-of-sale provisions require the person selling the securities not to solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transaction or make any payment in connection with the offer or sale of the securities to any person other than the broker or dealer who executes the order to sell the securities. If the amount of securities to be sold in reliance upon Rule 144 during any period of three months exceeds 5,000 shares or other units or has an aggregate sale price in excess of US$50,000, three copies of a notice on Form 144 should be filed with the SEC. If such securities are admitted to trading on any national securities exchange, one copy of such notice also must be transmitted to the principal exchange on which such securities are admitted. The Form 144 should be signed by the person for whose account the securities are to be sold and should be transmitted for filing concurrently with either the placing with a broker of an order to execute a sale of securities or the execution directly with a market maker of such a sale.

        Persons who are not our affiliates and have beneficially owned our restricted securities for more than six months but not more than one year may sell the restricted securities without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our restricted securities for more than one year may freely sell the restricted securities without registration under the Securities Act.

Rule 701

        Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased ordinary shares under a written compensatory plan or contract may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

        Upon closing of this offering, the holders of        of our ordinary shares or their transferees will be entitled to request that we register their ordinary shares under the Securities Act, following the expiration of the lock-up agreements described above. See "Description of Share Capital—Registration Rights Under Investors' Rights Agreement."

 TAXATION

        The following is a general summary of the material Cayman Islands, People's Republic of China and U.S. federal income tax consequences relevant to an investment in our ADSs and ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People's Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our ADSs and ordinary shares.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Pursuant to Section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Council:

          (1)   that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

          (2)   that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

        The undertaking for us is for a period of twenty years from                .

People's Republic of China Taxation

        We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends from our PRC subsidiary. The New EIT Law and the Implementation Rules, both of which became effective on January 1, 2008, provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its foreign investor, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement.

        Under the New EIT Law, enterprises established under the laws of jurisdictions outside China with their "de facto management bodies" located within China may be considered to be PRC resident enterprises for tax purposes. If we are considered a PRC resident enterprise under the above definition and if dividends from Wowo Shi Jie are not excluded from our taxable income, then our global income will be subject to PRC enterprise income tax at the rate of 25%. See "Risk Factors—Risks Relating to Doing Business in China—Under the PRC enterprise income tax law, we may be classified as a "resident enterprise" of China. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders."

        The Implementation Rules provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC, or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how

"domicile" may be interpreted under the New EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered to be a PRC resident enterprise for tax purposes, any dividends we pay to our overseas corporate shareholders or ADS holders as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs may be regarded as China-sourced income and as a result subject to PRC withholding tax at a rate of up to 10%, subject to the provisions of any applicable tax treaty.

Material United States Federal Income Tax Considerations

        The following summary describes the material United States federal income tax consequences to United States Holders (as defined below) of the ownership of our ordinary shares and ADSs as of the date hereof. Except where noted, this summary deals only with ordinary shares and ADSs held as capital assets. As used herein, the term "United States Holder" means a beneficial owner of an ordinary share or ADS that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary does not represent a detailed description of all of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution of certain types;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding our ordinary shares or ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who owns or is deemed to own 10% or more of our voting stock;

  •
  a partnership or other pass-through entity for United States federal income tax purposes; or

  •
  a person whose "functional currency" is not the United States dollar.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final and proposed regulations thereunder, rulings and judicial decisions as of the date hereof, and such authorities may be replaced, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        If a partnership holds our ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our ordinary shares or ADSs, you should consult your tax advisors.

        This summary does not contain a detailed description of all the United States federal income tax consequences that may be applicable to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ordinary shares or ADSs, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

  ADSs

        If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

  Taxation of Dividends

        Subject to the discussion under "—Passive Foreign Investment Company" below, the gross amount of any distributions on the ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

        With respect to non-corporate United States Holders, certain dividends received in taxable years beginning before January 1, 2013 from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. We have applied to list the ADSs on the Nasdaq Global Market. Provided that the listing is approved, United States Treasury Department guidance indicates that our ADSs will be readily tradable on an established securities market in the United States. Thus, we believe that dividends we pay on our ADSs will meet the conditions required for the reduced tax rate. Since we do not expect that our ordinary shares will be listed on an established securities market, we do not believe that dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for these reduced tax rates. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in later years. A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we may be eligible for the benefits of the income tax treaty between the United States and the PRC, or the Treaty, and if we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by ADSs or are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation. See "Taxation—People's Republic of China Taxation". Non-corporate United States Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules given your particular circumstances.

        Non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us in taxable years beginning prior to January 1, 2013, if we are a passive foreign investment company, or PFIC, for United States federal income tax purpose for the taxable year in which such dividends are paid or for the preceding taxable year.

        In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, you may be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs or ordinary shares. See "Taxation—People's Republic of China Taxation." In that case, subject to certain conditions and limitations, PRC withholding taxes on dividends, to the extent not exceeding the applicable rate under the Treaty, generally will be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. Furthermore, in certain circumstances, if you have held the ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on dividends paid on the ADSs or ordinary shares. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. However, we do not expect to calculate our earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend (as discussed above).

        Distributions of ADSs, ordinary shares or rights to subscribe for ordinary shares that are received as part of a pro rata distribution to all of our shareholders generally will not be subject to United States federal income tax.

  Passive Foreign Investment Company

        In general, we will be a PFIC for any taxable year in which:

  •
  at least 75% of our gross income is passive income, or

  •
  at least 50% of the value (determined on a quarterly basis) of our assets is attributable to assets that produce or are held for the production of passive income.

        For this purpose, passive income generally includes dividends, interest, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Furthermore, cash is categorized as a passive asset and our goodwill is generally taken into account unless, for United States federal income tax purposes, we are a "controlled foreign corporation," or CFC, that is not a "publicly traded corporation for the taxable year." If we are a CFC for the 2011 taxable year (which we believe will be the case), it is not clear whether we will be treated as a "publicly traded corporation for the taxable year" as a result of this offering for 2011 and, accordingly, the extent, if any, that our goodwill (or any portion thereof) may be taken into account for the 2011 taxable year is also unclear. We anticipate, however, that we will qualify as a "publicly traded corporation" for the 2012 taxable year and future taxable years and therefore we would be able to take into account our goodwill for such taxable years. In estimating the value of our goodwill, we generally take into account our anticipated market capitalization. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation's assets and receiving our proportionate share of the other corporation's income.

        We do not believe we were a PFIC for our most recent taxable year. However, in light of our significant cash balances (taking into account the expected proceeds from this offering) and, as discussed above, the uncertainty as to the extent, if any, that our goodwill may be taken into account for the 2011 taxable year, we may be a PFIC for the 2011 taxable year. With respect to the 2012 taxable year and foreseeable future taxable years, and subject to the uncertainty regarding the treatment of our contractual arrangements with our consolidated affiliated entities (discussed below), we presently do not anticipate that we will be a PFIC based upon the expected composition of our income and assets and the expected value of our assets, including goodwill (determined, in part, based on the expected price of our ADSs in the offering). The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may be a PFIC for the 2012 taxable year or any foreseeable future taxable year due to changes in our asset or income composition. Because the value of our assets may be determined by reference to our market capitalization, and because the market price of our ADSs may be volatile, a decrease in the price of our ADSs may also result in our becoming a PFIC. The composition of our income and our assets will also be affected by how, and how quickly, we spend the cash raised in this offering. Under circumstances where the cash is not deployed for active purposes, our risk of becoming a PFIC may increase. In addition, it is not entirely clear how the contractual arrangements between us and our consolidated affiliated entities will be treated for purposes of the PFIC rules. If it is determined that we do not own the stock of our consolidated affiliated entities for United States federal income tax purposes, we may be treated as a PFIC. If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares, we generally will continue to be treated as a PFIC as to you for all succeeding taxable years during which you hold our ADSs or ordinary shares, and you will be subject to the special tax rules discussed below, except if you have made a mark-to-market election as discussed below. However, if we are a PFIC for any taxable year (such as the 2011 taxable year) and subsequently cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election, or a Purging Election, to recognize gain (but not loss) in the manner described below as if your ADSs or ordinary shares had been sold on the last day of the last taxable year during which we were a PFIC. After the Purging Election, your ADSs or ordinary shares will not be treated as shares in a PFIC unless we subsequently become a PFIC. You are urged to consult your own tax advisors about the availability of this election, and whether making the election would be advisable in your particular circumstances.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares, you will be subject to special tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a Purging Election or pledge, of ADSs or ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares,

  •
  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC with respect to you, will be treated as ordinary income, and

  •
  the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

You will be required to file Internal Revenue Service Form 8621 if you hold our ADSs or ordinary shares in any year in which we are classified as a PFIC. In addition, under recently enacted legislation, if you hold ADSs or ordinary shares in any year in which we are a PFIC, you are required to file an annual report containing such information as the U.S. Treasury may require.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and any of our non-United States subsidiaries is also a PFIC, a United States Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

        In certain circumstances, in lieu of being subject to the excess distribution rules discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is regularly traded on a qualified exchange. Under current law, the mark-to-market election may be available to holders of ADSs if the ADSs are listed on the Nasdaq Global Market, which constitutes a qualified exchange, although there can be no assurance that the ADSs will be "regularly traded" for purposes of the mark-to-market election. It should also be noted that it is intended that only the ADSs and not the ordinary shares will be listed on the Nasdaq Global Market. Consequently, if you are a holder of ordinary shares that are not represented by ADSs, you generally will not be eligible to make a mark-to-market election if we are or were to become a PFIC.

        If you make an effective mark-to-market election, you will include in each year that we are a PFIC as ordinary income the excess of the fair market value of your ADSs at the end of the year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted tax basis in the ADSs over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

        Your adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

        A U.S. investor in a PFIC generally can mitigate the consequences of the rules described above by electing to treat the PFIC as a "qualified electing fund" under Section 1295 of the Code. However, this option is not available to you because we do not intend to comply with the requirements necessary to permit you to make this election.

        You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding ADSs or ordinary shares if we are considered a PFIC in any taxable year.

  Taxation of Capital Gains

        For United States federal income tax purposes you will recognize taxable gain or loss on any sale or exchange of ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and your tax basis in the ADSs or ordinary shares. Subject to the discussion under "—Passive Foreign Investment Company" above, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Any gain or loss recognized by you will generally be treated as United States source gain or loss. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain under the Treaty. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you generally would not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. You will be eligible for the benefits of the Treaty if, for purposes of the Treaty, you are a resident of the United States, and you meet other factual requirements specified in the Treaty. Because qualification for the benefits of the Treaty is a fact-intensive inquiry which depends upon the particular circumstances of each investor, you are specifically urged to consult your tax advisors regarding your eligibility for the benefits of the Treaty. You are also urged to consult your tax advisor regarding the tax consequences if PRC tax is imposed on gain on a disposition of our ordinary shares or ADSs, including the availability of the foreign tax credit and the election to treat any gain as PRC source under your particular circumstances.

  Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of our ADSs or ordinary shares and the proceeds from the sale, exchange or redemption of our ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient such as a corporation. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

 UNDERWRITING

        We intend to offer the ADSs through the underwriters named below. Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS AG are acting as the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement entered into on                    , 2011 among us and the underwriters, each of the underwriters has severally agreed to purchase, and we have agreed to sell to them, the number of ADSs indicated in the following table.

Underwriters	Number of ADSs
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS AG

Total

        The underwriters are committed to take and pay for all of the ADSs offered by us if any ADSs are taken, other than the ADSs covered by the over-allotment option described below unless and until this option is exercised. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ADSs offered by this prospectus are subject to certain conditions, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and the independent accountants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering may be terminated.

        Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS AG are acting as the joint global coordinators and joint book runners for this offering.

        Some of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC. UBS AG is expected to make offers and sales in the United States through its registered broker/dealer affiliate, UBS Securities LLC.

Over-allotment Option

        We have granted to the underwriters an option to purchase up to            additional ADSs at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each of the underwriters will become obligated, subject to certain conditions contained in the underwriting agreement, to purchase a number of additional ADSs proportionate to the underwriters' initial amount specified in the table above.

Commissions and Discounts

        ADSs sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount of up to US$        per ADS from the initial public offering price. Any of these securities dealers may resell any ADSs purchased from the underwriters to certain other brokers or dealers at a discount of up to US$        per ADS from the initial public offering price. After the initial public offering of the ADSs, the offering price and other selling terms may be changed by the underwriters. If all the ADSs are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The representatives have advised us that the underwriters do not intend to confirm sales to discretionary accounts in excess of      % of the ADSs offered in this offering.

        The total underwriting discounts and commissions that we will pay to the underwriters will be      % of the total offering price of the ADSs. The following table shows the public offering price, underwriting discount and proceeds before expenses to us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase the additional ADSs.

	Per ADS	No Exercise	Full Exercise
	US$	US$	US$
Initial Public offering price
Underwriting discounts
Proceeds, before expenses, to us

        We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately US$         million.

No Sales of Similar Securities

        We, our directors, executive officers and shareholders and [all/certain] of our optionholders have agreed not to, for a period of 180 days following the date of this prospectus, without the prior written consent of the representatives on behalf of the underwriters, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of our ADSs or ordinary shares or any securities convertible into or exchangeable or exercisable for our ADSs or ordinary shares, (2) file or cause to be filed any registration statement in connection with any such securities under the Securities Act of 1933, as amended, or, in the case of our directors, executive officers and all of our shareholders and optionholders, exercise any right with respect to the registration of any such securities or (3) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any such securities, whether any such swap or transaction is to be settled by delivery of our ADSs, ordinary shares or other securities, in cash or otherwise.

        The 180-day lock-up period will be automatically extended if (1) during the last 17 days of the 180-day lock-up period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 180-day lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period. In either case, the lock-up period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representatives waive, in writing, such an extension. At any time, the representatives may, in their sole discretion, provide consent to release some or all the securities described above from these lock-up agreements.

        In addition, we will instruct Citibank N.A., as depositary, not to accept any deposit of our ordinary shares or issue any of our ADSs for 180 days after the date of this prospectus (other than in connection with this offering), unless we instruct the depositary otherwise.

[Reserved ADSs

        At our request, the underwriters have reserved            of the ADSs being offered, at the initial public offering price, through a directed share program, for our vendors, employees, family members of employees, customers and other third parties.]

Price Determination and Listing on the Nasdaq Global Market

        Prior to this offering, there has been no public market for the ADSs. The initial public offering price was negotiated between us and the representatives. In additional to prevailing market conditions, the factors considered in determining the initial public offering price included our historical performance, estimates of our business potential and earnings prospects, the valuation multiples of publicly traded companies that the representatives believed to be comparable to us, the history of, and the prospects for, the industry in which we compete and other factors deemed relevant by the representatives and us. It is also possible that after this offering, our ADSs will not trade in the public market at or above the initial public offering price.

        We have applied to have our ADSs listed on the Nasdaq Global Market under the symbol "WOWO."

Price Stabilization, Short Positions and Penalty Bids

        The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our ADSs, including stabilizing transactions, short sales, purchases to cover positions created by short sales, imposition of penalty bids and syndicate covering transactions, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our ADSs while this offering is in progress. These transactions may also include making short sales of our ADSs.

        Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional ADSs from us in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase additional ADSs pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions. The imposition of a penalty bid may also affect the price of ADSs in that it discourages the resales of those ADSs.

        Syndicate covering transactions involve purchases of the ADSs in the open market after the distribution has been completed in order to cover syndicate short positions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Nasdaq Global Market or otherwise.

        None of us and any of our underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ADSs. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations and Other Relationships

        Certain of the underwriters and their respective affiliates have, from time to time, engaged in, and may in the future engage in, various investment banking services and other commercial dealings with us in the ordinary course of business, for which they received or will receive customary fees and expenses.

        The underwriters and their affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the applicable securities laws, and to contribute to payments the underwriters may be required to make in respect of these liabilities, losses and expenses.

Electronic Prospectus

        In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the representatives will be facilitating Internet distribution for this offering to certain of their respective Internet subscription customers. An electronic prospectus may be made available on the Internet website maintained by one or more of the representatives. Other than the prospectus in electronic format, the information contained on, or that may be accessed through, the website of any of the representatives is not part of this prospectus.

        The addresses of the representatives of the underwriters are as follows:

        Merrill Lynch, Pierce, Fenner & Smith Incorporated's address is One Bryant Park, New York, New York 10036, United States.

        UBS AG's address is 52/F Two International Finance Center, 8 Finance Street, Central, Hong Kong.

Selling Restrictions

  General

        No action has been or will be taken by us or by any underwriter in any jurisdiction except in the United States that would permit a public offering of our ADSs, or the possession, circulation or distribution of a prospectus or any other material relating to us and our ADSs in any country or jurisdiction where action for that purpose is required. Accordingly, our ADSs may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with this offering may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        This prospectus may be used by the underwriters and other dealers in connection with offers and sales of the ADSs, including sales of ADSs initially sold by the underwriters in the offering being made outside of the United States, to persons located in the United States.

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of ADSs may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

        provided that no such offer of ADSs shall require the company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any ADSs acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the ADSs acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any ADSs being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        The company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

        This prospectus has been prepared on the basis that any offer of ADSs in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of ADSs. Accordingly, any person making or intending to make an offer in that Relevant Member State of ADSs which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of ADSs in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

  Switzerland

        The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the company, the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

  Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ADSs to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the content of this prospectus you should consult an authorized financial advisor.

  Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the ADSs are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the ADSs under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

  Hong Kong

        This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The ADSs will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ADSs which is directed at, or the content of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

  Japan

        The ADSs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

  Cayman Islands

        This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the ADSs, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any ADSs in the Cayman Islands.

  People's Republic of China

        This prospectus has not been and will not be circulated or distributed in China, and ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

  United Arab Emirates

        This prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the United Arab Emirates (UAE). The ADSs have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

        The offering, the ADSs and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

        In relation to its use in the UAE, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the ADSs may not be offered or sold directly or indirectly to the public in the UAE.

  Kingdom of Bahrain

        The offering is restricted in the Kingdom of Bahrain to banks, financial institutions and professional investors and any person receiving this prospectus in the Kingdom of Bahrain and not falling within those categories is ineligible to purchase the ADSs.

  State of Kuwait

        The ADSs have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus and the offering and sale of the ADSs in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus comes are required by us and the underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ADSs.

  Kingdom of Saudi Arabia

        No action has been or will be taken in the Kingdom of Saudi Arabia that would permit a public offering or private placement of the ADSs in the Kingdom of Saudi Arabia, or possession or distribution of any offering materials in relation thereto. The ADSs may only be offered and sold in the Kingdom of Saudi Arabia in accordance with Part 5 (Exempt Offers) of the Offers of Securities Regulations dated 20/8/1425 AH corresponding to 4/10/2004 (the "Regulations") and, in accordance with Part 5 (Exempt Offers) Article 17(a)(3) of the Regulations, the ADSs will be offered to no more than 60 offerees in the Kingdom of Saudi Arabia with each such offeree paying an amount not less than Saudi Riyals one million or its equivalent. Investors are informed that Article 20 of the Regulations places restrictions on secondary market activity with respect to the ADSs. Any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by us.

 EXPENSES RELATED TO THIS OFFERING

        Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, which are expected to be incurred in connection with the offer and sale of the ADSs by us. With the exception of the SEC registration fee and the Financial Industry Regulatory Authority filing fee, all amounts are estimates.

SEC registration fee	US$
Nasdaq Global Market listing fee
Financial Industry Regulatory Authority filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous

Total	US$

        These expenses will be borne by us, except for underwriting discounts and commissions, which will be borne by us in proportion to the numbers of ADSs sold in the offering by us.

 LEGAL MATTERS

        We are being represented by Simpson Thacher & Bartlett LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters of United States federal securities and New York State law in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices and for the underwriters by Global Law Offices.

EXPERTS

        The consolidated financial statements of Beijing Wowo Tuan Information Technology Co., Ltd. for the years ended December 31, 2009 and 2010 (predecessor) and as of December 31, 2009 (predecessor) and 2010 (successor), included in this prospectus, have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu CPA Ltd. are located at 8/F, Deloitte Tower, The Towers, Oriental Plaza, 1 East Changan Avenue, Beijing 100738, the People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to underlying ordinary shares represented by the ADSs, to be sold in this offering. A related registration statement on F-6 will be filed with the SEC to register the ADSs. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement and its exhibits and schedules for further information with respect to us and our ADSs.

        Immediately upon closing of this offering, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC's web site at www.sec.gov.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 WOWO LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS	PAGE(S)
CONSOLIDATED FINANCIAL STATEMENTS OF BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-5
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2009 (PREDECESSOR) AND DECEMBER 31, 2010 (SUCCESSOR)	F-6
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (PREDECESSOR)	F-7
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME/(LOSS) FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (PREDECESSOR)	F-8
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (PREDECESSOR)	F-9
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-10 - F-30
FINANCIAL STATEMENTS OF SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-31
BALANCE SHEET AS OF DECEMBER 31, 2010	F-32
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2010	F-33
STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2010	F-34
STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2010	F-35
NOTES TO FINANCIAL STATEMENTS	F-36 - F-43
FINANCIAL STATEMENTS OF CHANGZHOU BANGKETUAN
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-44
BALANCE SHEET AS OF DECEMBER 31, 2010	F-45
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2010	F-46
STATEMENT OF CHANGES IN DEFICIT AND COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2010	F-47
STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2010	F-48
NOTES TO FINANCIAL STATEMENTS	F-49 - F-55
FINANCIAL STATEMENTS OF SHENZHEN XUNJIE TIMES MEDIA CO., LTD.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-56
BALANCE SHEET AS OF DECEMBER 31, 2010	F-57

CONTENTS	PAGE(S)
STATEMENT OF OPERATIONS FOR THE PERIOD FROM MAY 5, 2010 (BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010	F-58
STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE LOSS FOR THE PERIOD FROM MAY 5, 2010 (BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010	F-59
STATEMENT OF CASH FLOWS FOR THE PERIOD FROM MAY 5, 2010 (BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010	F-60
NOTES TO FINANCIAL STATEMENTS	F-61 - F-68
FINANCIAL STATEMENTS OF WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-69
BALANCE SHEETS AS OF DECEMBER 31, 2009 AND 2010	F-70
STATEMENTS OF OPERATIONS FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE) TO DECEMBER 31, 2009 AND FOR THE YEAR ENDED DECEMBER 31, 2010	F-71
STATEMENTS OF CHANGES IN EQUITY AND COMPREHENSIVE LOSS FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE) TO DECEMBER 31, 2009 AND FOR THE YEAR ENDED DECEMBER 31, 2010	F-72
STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE) TO DECEMBER 31, 2009 AND FOR THE YEAR ENDED DECEMBER 31, 2010	F-73
NOTES TO FINANCIAL STATEMENTS	F-74 - F-81
FINANCIAL STATEMENTS OF CHENGDU BEIGUO TECHNOLOGY CO., LTD
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-82
BALANCE SHEET AS OF DECEMBER 31, 2010	F-83
STATEMENT OF OPERATIONS FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE) TO DECEMBER 31, 2010	F-84
STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE)TO DECEMBER 31, 2010	F-85
STATEMENT OF CASH FLOWS FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE) TO DECEMBER 31, 2010	F-86
NOTES TO FINANCIAL STATEMENTS	F-87 - F-93
FINANCIAL STATEMENTS OF FUZHOU BAIKETUAN
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-94
BALANCE SHEET AS OF DECEMBER 31, 2010	F-95
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2010	F-96
STATEMENT OF CHANGES IN DEFICIT AND COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2010	F-97

CONTENTS	PAGE(S)
STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2010	F-98
NOTES TO FINANCIAL STATEMENTS	F-99 - F-105
FINANCIAL STATEMENTS OF SHANGHAI YINQING ADVERTISING CO., LTD.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-106
BALANCE SHEETS AS OF DECEMBER 31, 2009 AND 2010	F-107
STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010	F-108
STATEMENTS OF CHANGES IN DEFICIT AND COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010	F-109
STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010	F-110
NOTES TO FINANCIAL STATEMENTS	F-111 - F-118
FINANCIAL STATEMENTS OF BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-119
BALANCE SHEET AS OF DECEMBER 31, 2010	F-120
STATEMENT OF OPERATIONS FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE) TO DECEMBER 31, 2010	F-121
STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE) TO DECEMBER 31, 2010	F-122
STATEMENT OF CASH FLOWS FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE) TO DECEMBER 31, 2010	F-123
NOTES TO FINANCIAL STATEMENTS	F-124 - F-130
FINANCIAL STATEMENTS OF CHANGZHOU JINGCAITUAN
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-131
BALANCE SHEET AS OF DECEMBER 31, 2010	F-132
STATEMENT OF OPERATIONS FOR THE PERIOD FROM AUGUST 2, 2010 (INCEPTION DATE) TO DECEMBER 31, 2010	F-133
STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME FOR THE PERIOD FROM AUGUST 2, 2010 (INCEPTION DATE) TO DECEMBER 31, 2010	F-134
STATEMENT OF CASH FLOWS FOR THE PERIOD FROM AUGUST 2, 2010 (INCEPTION DATE) TO DECEMBER 31, 2010	F-135
NOTES TO FINANCIAL STATEMENTS	F-136 - F-142
FINANCIAL STATEMENTS OF LANGFANG WODETUAN
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-143

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
 BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

        We have audited the accompanying consolidated balance sheets of Beijing Wowo Tuan Information Technology Co., Ltd., and its subsidiaries (the "Group") as of December 31, 2009 (predecessor), and December 31, 2010 (successor) and the related consolidated statements of operations, changes in equity and comprehensive income/(loss), and cash flows for the years ended December 31, 2009 and 2010 (predecessor). These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Group is not required to have, nor were we engaged to perform, an audit of the Group's internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2009 (predecessor) and December 31, 2010 (successor) and the results of its operations and its cash flows for the years ended December 31, 2009 and 2010, (predecessor) in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars)

	As of December 31,
	2009 (predecessor)	2010 (successor)
ASSETS
Current assets:
Cash and cash equivalents	$5,064	$180,899
Accounts receivable	—	105,318
Prepaid expenses and other current assets	—	45,735
Amounts due from related parties	—	457,736

Total current assets	5,064	789,688

Property and equipment, net	—	102,319
Acquired intangible assets, net	—	661,242
Goodwill	—	1,840,346

TOTAL ASSETS	5,064	3,393,595

Current liabilities:
Accounts payable	—	492,205
Accrued expenses and other current liabilities	41	709,401
Amount due to related party	1,683	2,367
Income tax payable	2	41,454

Total current liabilities	1,726	1,245,427

Deferred tax liabilities	—	135,114

Total liabilities	1,726	1,380,541

Commitments and contingency (Note 13)
Equity:
Beijing Wowo Tuan Information Technology Co., Ltd. shareholders' equity:
Paid-in capital	4,323	2,070,501
Accumulated deficit	(1,057)	(58,235)
Accumulated other comprehensive income	72	788

Total equity	3,338	2,013,054

TOTAL LIABILITIES AND EQUITY	$5,064	$3,393,595

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In U.S. dollars)

	Years ended December 31,
	2009 (predecessor)	2010 (predecessor)
Net revenues	$—	$2,633,522
Cost of revenues	—	2,179,120

Gross profit	—	454,402

Other operating income	709	—

Operating expenses:
Selling and marketing	—	260,823
General and administrative	758	209,990

Total operating expenses	758	470,813

Loss from operations	(49)	(16,411)

Other expenses	4	296

Loss before provision for income tax	(53)	(16,707)
Provision for income tax	—	40,471

Net loss	$(53)	$(57,178)

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME/(LOSS)

(In U.S. dollars, except share and share related data)

Predecessor	Paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total Beijing Wowo Tuan Information Technology Co., Ltd.'s equity	Total comprehensive income/(loss)
Balance as of January 1, 2009	$4,323	$(1,004)	$—	$3,319
Net loss	—	(53)	—	(53)	$(53)
Foreign currency translation adjustments	—	—	72	72	72

Balance as of December 31, 2009	4,323	(1,057)	72	3,338	19

Net loss	—	(57,178)	—	(57,178)	(57,178)
Foreign currency translation adjustments	—	—	716	716	716
Capital injection	145,974	—	—	145,974
Share-based compensation	128	—	—	128

Balance as of December 31, 2010 (pre-change in basis)	150,425	(58,235)	788	92,978	(56,462)

Successor
Capital contribution in relation to the push down accounting applied to the acquisition of Beijing Wowo Tuan	1,920,076	—	—	1,920,076	—

Balance as of December 31, 2010 (post-change in basis)	$2,070,501	$(58,235)	$788	$2,013,054	$(56,462)

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars)

	Years ended December 31,
	2009 (predecessor)	2010 (predecessor)
Cash flows from operating activities:
Net loss	$(53)	$(57,178)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Share-based compensation	—	128
Depreciation and amortization	—	2,446
Changes in operating assets and liabilities:
Accounts receivable	—	(102,821)
Prepaid expenses and other current assets	—	(44,651)
Accounts payable	—	480,534
Accrued expenses and other current liabilities	(961)	293,220
Income tax payable	2	40,469

Net cash (used in) provided by operating activities	(1,012)	612,147

Cash flows from investing activities:
Purchase of property and equipment	—	(93,406)
Payments for acquisition of business	—	(45,455)

Cash used in investing activities	—	(138,861)

Cash flows from financing activities:
Capital injection	—	145,974
Advances to related parties	—	(446,882)
Received cash from a related party	1,683	611

Net cash provided by (used in) financing activities	1,683	(300,297)

Effect of exchange rate changes	—	2,846

Increase in cash	671	175,835
Cash and cash equivalents, beginning of year	4,393	5,064

Cash and cash equivalents, end of year	$5,064	$180,899

Supplement disclosure of cash flow information:
Income taxes paid	—	$2

Share consideration to be issued in relation to the push down accounting applied to the acquisition of Beijing Wowo Tuan	—	$1,363,637

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Beijing Wowo Tuan Information Technology Co., Ltd., ("Beijing Wowo Tuan" or "the Company") was established by two shareholders in Beijing, the People's Republic of China ("PRC") as a limited liability company on May 26, 2008 and commenced its operation in March 2010. Beijing Wowo Tuan is principally engaged in the provision of online group buying services relating to local e-commerce services in the foodservice, health and beauty, leisure, recreation and retail sectors in the PRC.

        On December 30, 2010, Mr. Maodong Xu and his wife, Ms. Fang Zhou ("Ms. Zhou"), acquired the Company ("the change in basis") from its two shareholders for a total consideration of $1,863,637 (equal to RMB12.3 million) including cash of $500,000 (equal to RMB3.3 million) and an undertaking to issue shares in Wowo Group Limited which was intended to become the parent company of a group of companies which would ultimately include Beijing Wowo Tuan. The undertaking to issue shares in Wowo Group Limited was valued at $1,363,637 (equal to RMB9 million).

        Wowo Group Limited is a limited company subsequently incorporated on January 11, 2011 in the British Virgins Islands of which Mr. Maodong Xu and his brother, Mr. Tianqing Xu, are the majority shareholders.

        Shortly after the completion of the acquisition of the Company, Ms. Zhou transferred her shares in Beijing Wowo Tuan to Mr. Tianqing Xu at no consideration. Thereafter, the equity interest of Beijing Wowo Tuan was 60% and 40% held by Mr. Maodong Xu and Mr. Tianqing Xu, respectively.

        Because Beijing Wowo Tuan became wholly owned by two shareholders acting in collaboration, the Company has applied push down accounting to the transaction. Under this basis of accounting, the cost to Mr. Maodong Xu and Mr. Tianqing Xu of the acquisition of the Company has been allocated to the identifiable assets and liabilities of the Company using the fair value of those assets and liabilities and the excess has been recorded as goodwill.

        Consequently, the pre-change in basis financial statements of the Company("predecessor") and its post-change in basis financial statements ("successor") are not comparable in certain significant respects since the relevant periods are presented on different accounting bases. However, because the date of the change in basis was December 30, 2010, the statements of operations and cash flow statements of Beijing Wowo Tuan are presented through December 31, 2010 with no adjustments to the historical basis since adjustments to the amounts required for the one day of December 31, 2010 would not be material.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

        The Xu family cost of acquiring the Company was allocated as follows:

		Amortization period
Cash	$124,145
Accounts receivable	298,090
Other current assets	325,491
Property and equipment	93,180
Prepayment for acquisition of business	45,455
Intangible assets:
Trade name/domain name	381,362	10 years
User base	158,030	2 years
Operating system	1,061	3 years
Accounts payable	(456,927)
Other current liabilities	(486,866)
Deferred tax liability	(135,114)
Goodwill	1,515,730

Total consideration	$1,863,637

        On December 31, 2010, Beijing Wowo Tuan acquired 100% interests in two online group buying services entities, namely Shenyang19tuan and Jinan0531tuan (see note 4 for details) and hence, it consolidated the financial position of the two entities since December 31, 2010. Beijing Wowo Tuan, Shenyang19tuan and Jinan0531tuan were collectively referred to as the Group.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Group have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Basis of consolidation

        The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions and balances are eliminated upon consolidation.

Revenue recognition

        The Group recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Group; and (iii) the Group has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

applicable, when (i) the Group is the primary obligor in the transaction; (ii) the Group has latitude in establishing price; (iii) the Group has discretion in supplier selection. In addition, the Group records revenue on a net basis when (i) the Group is not the primary obligor in the transaction; (ii) the Group collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the years ended December 31, 2009 and 2010 were nil and $58,803, respectively.

Business tax

        The Group is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business taxes deducted in arriving net revenue for the years ended December 31, 2009 and 2010 totaled $41 and $29,462, respectively.

Rewards programs

        The Group uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Group grants the customer credits that can be redeemed in the future. The Group accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets (see Note 9 "Accrued expenses and other current liabilities") and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Group's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Group's consolidated financial statements include useful lives and impairment for property and equipment and intangible assets, customer returns and refunds, valuation allowance for deferred tax assets and purchase price allocation for business acquisition. Actual results could differ from those estimates.

Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and term deposits, which are unrestricted as to withdrawal and use, and have original maturities of three months or less when purchased.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years

Acquired intangible assets

        Acquired intangible assets with finite lives are carried at cost less accumulated amortization and impairment. Amortization of finite-lived acquired intangible assets is calculated on a straight-line basis over the shorter of the contractual terms or the expected useful lives of the acquired assets. The amortization periods by major intangible asset classes are as follows:

Trade name/domain name	10 years
User base	2 years
Operating system	3 years

Impairment of intangible assets with definite life

        The Group evaluates the recoverability of its intangible assets with definite life, whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the intangible assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss based on the excess of carrying amount over the fair value of the assets.

        The Group has determined to perform the annual impairment tests on December 31 of each year. There was no impairment loss incurred for the year ended December 31, 2010.

Impairment of goodwill

        The Group annually, or more frequently if the Group believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

        Specifically, goodwill impairment is determined using a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of the affected reporting unit's goodwill to the carrying value of that goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

        The Group has determined to perform the annual impairment tests on December 31 of each year. There was no impairment loss incurred for the year ended December 31, 2010.

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Income taxes

        Current income taxes are provided in accordance with the laws and regulations applicable to the Company as enacted by the relevant tax authorities. Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on the characteristics of the underlying assets and liabilities.

        The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes will be classified as a component of the provisions for income taxes.

Foreign currency translation

        The functional currency of the Company and the Group is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Share-based payments

        Shares of acquired entities were granted to employees, who were also the selling shareholders of the acquired entities as the compensation of their future services (see Note 4 for details). Share-based payment transactions with employees are measured based on the grant date fair value of equity instrument, and recognized as compensation expenses over the requisite service periods based on a straight-line method.

Comprehensive income

        Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of changes in equity and comprehensive income.

Concentration of credit risk

        Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash. The Group places its cash and cash equivalents with financial institutions with high-credit ratings and quality.

Business combinations

        Business combinations are recorded using the purchase method of accounting. The assets acquired, the liabilities assumed, and any noncontrolling interest of the acquiree at the acquisition date, if any, are measured at their fair values as of that date. Goodwill is recognized and measured as the excess of the total consideration transferred plus the fair value of any noncontrolling interests of the acquiree, if any, at the acquisition date over the fair values of the identifiable net assets acquired.

        Cash is the common forms of the consideration made in acquisitions. Consideration transferred in a business acquisition is measured at the fair value as at the date of acquisition.

        Where the consideration in an acquisition includes contingent consideration the payment of which depends on the achievement of certain specified conditions post-acquisition, the contingent consideration is recognized and measured at its fair value at the acquisition date and if recorded as a liability it is subsequently carried at fair value with changes in fair value reflected in earnings.

Fair value

        Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Authoritative literature provides a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

  •
  Level 1-inputs are based upon quoted prices for instruments traded in active markets.

  •
  Level 2-inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based calculation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

  •
  Level 3-inputs are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, cash flow models, and similar techniques.

Fair value of financial instruments

        Financial instruments include cash and cash equivalents, amount due from/to a related party, accounts receivable and accounts payable. The carrying values of cash and cash equivalents, amount due from/to related parties, accounts receivable and accounts payable approximate their fair values reported in the consolidated balance sheets due to the short-term maturities.

        Financial assets and liabilities measured at fair value on a non-recurring basis include acquired assets and liabilities based on Level 3 inputs in connection with the push down accounting applied to the acquisition of Beijing Wowo Tuan by Mr. Maodong Xu and Mr. Tianqing Xu and business acquisitions of Shenyang19tuan and Jinan0531tuan.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Group does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Group does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Group does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. The Group does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Group does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Group does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     SEGMENT INFORMATION

        The Group is mainly engaged in online group buying services throughout the PRC.

        The Group chief operating decision maker has been identified as the Chief Executive Officer, who reviews operation results when making decisions about allocating resources and assessing performance of the Company; hence, the Company has only one operating segment. The Group has internal reporting that does not distinguish between markets or segments.

Geographic information

        The Group primarily operates in the PRC and substantially all of the Group's long-lived assets are located in the PRC.

4.     BUSINESS ACQUISITIONS

(a)   Acquisition of Shenyang19tuan

        On December 31, 2010, Beijing Wowo Tuan acquired online group buying services business under the domain name of www.19tuan.com ("Shenyang19tuan") from Shenyang Liaoyi Internet Co., Ltd. for a cash consideration of $303,030 (RMB2 million), which was not settled as of December 31, 2010. The

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

4.     BUSINESS ACQUISITIONS (Continued)

consideration payable in connection with the acquisition was recorded in accrued expenses and other current liabilities as set out in Note 9. In conjunction with the agreements, Beijing Wowo Tuan promised to transfer 49% equity interest of Shenyang Wowo Shijiu Internet Technology Co., Ltd. a newly incorporated company by Beijing Wowo Tuan on April 1, 2011 for the online group buying service business of Shenyang19tuan, to the certain key employees for their continuing employment with Shenyang19tuan for the next three years from the acquisition date. Those shares will not be vested until the maturity of the three years employment. The employees' ability to sell or transfer the share is contingent upon the employee providing three years of service. Accordingly, all the related cost would be considered compensation for post-combination services.

        The transaction was considered as an acquisition of a business and accordingly the purchase method of accounting has been applied. The acquired net assets were recorded at their estimated fair values on the acquisition date. The acquired goodwill is not deductible for tax purposes.

        The purchase price for the acquisition was allocated as follows:

		Amortization period
Property and equipment	$4,393
Intangible assets:
Trade name/domain name	40,909	10 years
User base	25,712	2 years
Operating system	4,016	3 years
Goodwill	228,000

Total consideration	$303,030

        The following unaudited pro forma information summarizes the results of operations for the year ended December 31, 2010 of the Group as if the acquisition of Shenyang19tuan had occurred on January 1, 2010. The following unaudited pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition been completed at the beginning of the period indicated, nor is it indicative of future operating results.

For the year ended December 31, 2010
(unaudited)
Pro forma net revenues	3,226,226
Pro forma net loss	(40,578)

(b)   Acquisition of Jinan0531tuan

        On December 31, 2010, Beijing Wowo Tuan acquired online group buying services business under the domain name of www.Jinan0531tuan.com ("Jinan0531tuan") from Jinan Meituan Information Consulting Co., Ltd. for a cash consideration of $151,515 (RMB1 million). The Group made the first installment of $45,455 to the selling shareholders on the acquisition date, and the consideration payable

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

4.     BUSINESS ACQUISITIONS (Continued)

of $106,061 in connection with the acquisition was recorded in accrued expenses and other current liabilities as set out in Note 9. In conjunction with the agreements, Beijing Wowo Tuan promised to transfer 49% of the equity interest of Jinan Wuzhiwu Information Technology Co., Ltd., a newly incorporated subsidiary by Beijing Wowo Tuan on April 2, 2011 for the online group buying service business of Jinan0531tuan, to the key employee for his continuing employment with Jinan0531tuan for the next three years after the acquisition date. Those shares will not be vested until the maturity of the three years employment. The employee's ability to sell or transfer the share is contingent upon the employee providing three years of service. Accordingly, all the related cost would be considered compensation for post-combination services.

        The transaction was considered as an acquisition of a business and accordingly the purchase method of accounting has been applied. The acquired net assets were recorded at their estimated fair values on the acquisition date. The acquired goodwill is not deductible for tax purposes.

        The purchase price for the acquisition was allocated as follows:

		Amortization period
Property and equipment	$4,747
Intangible assets:
Trade name/domain name	16,667	10 years
User base	27,121	2 years
Operating system	6,364	3 years
Goodwill	96,616

Total consideration	$151,515

        The following unaudited pro forma information summarizes the results of operations for the year ended December 31, 2010 of the Group as if the acquisition of Jinan0531tuan had occurred on January 1, 2010. The following unaudited pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition been completed at the beginning of the period indicated, nor is it indicative of future operating results.

For the year ended December 31, 2010
(unaudited)
Pro forma net revenues	$3,435,439
Pro forma net income	$17,627

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

5.     PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

	December 31,
	2009 (predecessor)	2010 (successor)
Advance to suppliers	$—	$16,242
Short-term deposits	—	12,038
Advances to employees	—	8,372
Prepaid rental expenses	—	8,106
Other current assets	—	977

	$—	$45,735

6.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

	December 31,
	2009 (predecessor)	2010 (successor)
Furniture and fixtures	$—	$8,718
Computer and software	—	96,106

Total	—	104,824
Less: accumulated depreciation	—	(2,505)

Property and equipment, net	$—	$102,319

        Depreciation expenses for the year ended December 31, 2009 and 2010 were nil and $2,446, respectively.

7.     ACQUIRED INTANGIBLE ASSETS, NET

        Acquired intangible assets, net, consisted of the following:

December 31 2010 (successor)
Trade name/domain name	$438,938
User base	210,863
Operating system	11,441

Total	661,242
Less: Accumulated amortization	—

Acquired intangible assets, net	$661,242

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

7.     ACQUIRED INTANGIBLE ASSETS, NET (Continued)

        The amortization expenses were nil for the year ended December 31, 2010. Estimated amortization expenses of the existing intangible assets for the next five years ending December 31, 2011, 2012, 2013, 2014, 2015 and thereafter are $153,138, $153,138, $47,707, $43,894 and $263,365, respectively.

8.     GOODWILL

        The movement of the goodwill for the date of December 31, 2010 is as follows:

Balance as of January 1, 2010	$—
Goodwill recognized in connection with acquisitions of:
Beijing Wowo Tuan (Note 1)	1,515,730
Shenyang 19tuan (Note 4(a))	228,000
Jinan 0531tuan (Note 4(b))	96,616
Exchange differences	—

Balance as of December 31, 2010	$1,840,346

9.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2009 (predecessor)	2010 (successor)
Consideration payable in connection
with business acquisitions (Note 4)	$—	$409,091
Accrued payroll and welfare	—	172,241
Other tax payable	41	35,628
Accrued refunds	—	26,076
Advance from customers	—	6,979
Advance from rewards to customers	—	2,326
Other current liabilities	—	57,060

Total accrued expenses and other current liabilities	$41	$709,401

10.   INCOME TAXES

        Beijing Wowo Tuan and its subsidiaries were subject to PRC Enterprise Income Tax (EIT) on the taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People's Congress adopted the Enterprise Income Tax Law (the "New EIT Law"), which became effective from January 1, 2008 and replaced the then-existing separate income tax laws for domestic enterprises and foreign-invested enterprises, by adopting a unified income tax rate of 25%. The Group was subject to the income tax rate of 25% in the years of 2009 and 2010.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

10.   INCOME TAXES (Continued)

        Under the New EIT Law effective from January 1, 2008, the rules for determining whether an entity is resident in the PRC for tax purposes have changed and the determination of residence depends amongst other things on the "place of actual management".

	Years ended December 31
	2009 (predecessor)	2010 (predecessor)
Income tax expenses:
Current	$—	$40,471
Deferred	—	—

Total	$—	$40,471

        The significant components of the Group's deferred tax assets and liabilities were as follows:

	December 31,
	2009 (predecessor)	2010 (successor)
Deferred tax assets
Current
Accrued payroll	$—	$43,060

Total current deferred tax assets	—	43,060

Non-current
Net operating loss carry forwards	264	—

Total deferred tax assets	264	43,060
Less: valuation allowance	(264)	(43,060)

Net deferred tax assets	$—	$—

Deferred tax liabilities
Non-current
Acquired intangible assets	$—	$135,114

Total deferred tax liabilities	$—	$135,114

        The Group had net operating losses of $264 and nil as of December 31, 2009 and 2010, respectively. As of December 31, 2009 and 2010, valuation allowance was $264 and $43,060, respectively, which were provided against deferred tax assets arising from net operating losses due to the uncertainty of realization.

        The net operating loss carry forwards for the Group as of December 31, 2010 will expire in 2014.

        The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

10.   INCOME TAXES (Continued)

sustained. Interest and penalties on income taxes will be classified as a component of the provisions for income taxes. The Group has concluded that there are no significant uncertain tax positions requiring recognition in financial statements for the year ended December 31, 2009 and 2010, respectively. The Group did not incur any interest and penalties related to potential underpaid income tax expenses and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months. The Group has no material unrecognized tax benefits which would favorably affect the effective income tax rate in future periods. The years of 2009 and 2010 remain subject to examination by the PRC tax authorities.

        A reconciliation between the provision for income tax computed by applying statutory PRC enterprise income tax rate of 25% in 2009, 2010 and thereafter, and the actual provision of income taxes is as follows:

	Years ended December 31
	2009 (predecessor)	2010 (predecessor)
Net loss before provision for income taxes	$(53)	$(16,707)
Statutory tax rates in the PRC	25%	25%
Income tax at statutory tax rate	(13)	(4,177)
Expenses not deductible for tax purposes	—	1,852
Changes of valuation allowance	13	42,796

Income tax expenses	$—	$40,471

11.   FAIR VALUE MEASUREMENT

        The Company measured fair value of assets and liabilities acquired in business acquisitions using various valuation methods, primarily consisting of the "cost," "income approach-excess earnings" and "with & without" valuation methods. These purchased assets and liabilities are considered Level 3 assets and liabilities because the Company used unobservable inputs, reflecting the Company's assessment of the assumptions that market participants would use in valuing these assets and liabilities (Note 4).

12.   RELATED PARTY BALANCES AND TRANSACTIONS

        Nature of the relationships with related parties:

Name	Relationship with the Company
Beijing Baifen Tonglian Information Technology Co., Ltd. ("Lmobile")	Controlled by Mr. Maodong Xu
Mr. Yunming Wang	Shareholder of Jihe Weilai

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

12.   RELATED PARTY BALANCES AND TRANSACTIONS (Continued)

        As of December 31, 2009 and 2010, the following balances were due from/to the related party:

	December 31,
	2009 (predecessor)	2010 (successor)
Amount due from Lmobile	$—	$177,980	(i)
Amount due from Mr. Yunming Wang	$—	$279,756	(ii)

Total	$—	$457,736

(i)
The amount represents cash collected by Lmobile on behalf of Beijing Wowo Tuan which was received in January 2011.

(ii)
The amount represents cash collected by Mr. Yunming Wang on behalf of the Group. This amount is expected to be received in the year of 2011.

	December 31,
	2009 (predecessor)	2010 (successor)
Amount due to Mr. Yunming Wang	$1,683	$2,367

Total	$1,683	$2,367

        All the amounts due from/to related party are unsecured and non-interest bearing.

13.   COMMITMENTS AND CONTINGENCY

Operating lease

        The Group leases certain office premises under non-cancellable leases, which will expire in 2011. Rental expenses under operating leases for the year ended December 31, 2009 and 2010 were nil and $15,961, respectively.

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$51,493
2012	—
2013	—
2014	—
2015 and thereafter	—

Total	$51,493

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

13.   COMMITMENTS AND CONTINGENCY (Continued)

Consideration for business acquisition

        The Group has entered into two acquisition agreements as of December 31, 2010 for Shijiazhuang Letuaner and Changzhou Bangketuan (see Note 15 for details) of which the acquisitions were completed in the year 2011. The payments for the acquisition consideration were $151,515 in total and were paid in 2011.

Business tax

        The Group is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Group believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Group's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Group believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Group's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Group's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Group's business taxes to be paid on the gross revenue, this would result in an increase of the Group's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Group for any unpaid business taxes.

14.   MAINLAND CHINA CONTRIBUTION PLAN

        Full time PRC employees of the Group are eligible to participate in a government-mandated multi-employer defined contribution plan under which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to these employees. The PRC labor regulations require the Group to accrue for these benefits based on a percentage of each employee's income. Total provisions for employee benefits were nil and $105,299 for the years ended December 31, 2009 and 2010, respectively, were reported as a component of general and administrative expenses when incurred.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

15.   SUBSEQUENT EVENTS

        The Group has evaluated events subsequent to the balance sheet date of December 31, 2010 through August 5, 2011, the date the consolidated financial statements were available to be issued.

Reorganization of the Group

        On May 31, 2011, the shareholders of Beijing Wowo Tuan entered into a series of contractual arrangements with Beijing Wowo Shijie Information Technology Co., Ltd ("WOFE"), an entity established on May 19, 2011 in Beijing, the PRC, of which Wowo Group Limited, a company that Mr. Maodong Xu and Mr. Tianqing Xu are collectively held more than 50% equity interest, holds 100% equity interest. Through entering into these contractual arrangements between WOFE and Beijing Wowo Tuan, Wowo Group Limited effectively control over and entitled to the residual returns of Beijing Wowo Tuan and its subsidiaries and considered as the primary beneficiary of Beijing Wowo Tuan and its subsidiaries.

Business Acquisitions

        Subsequent to the balance sheet date, Beijing Wowo Tuan acquired entities which operate group buying businesses in different provinces in the PRC.

(a)   Acquisition of Shijiazhuang Letuaner

        In January 2011, Beijing Wowo Tuan acquired 100% interest in Shijiazhuang Letuaner which operates the group buying business in Shijiazhuang for a total consideration of $75,758 (RMB0.5 million). Pursuant to the acquisition agreements, Beijing Wowo Tuan promised to transfer 49% of the interest of Shijiazhuang Letuaner to the original shareholder and the key employees for their continuing employment with Shijiazhuang Letuaner for the next three years from the acquisition date.

(b)   Acquisition of Changzhou Bangketuan

        In January 2011, Beijing Wowo Tuan acquired 100% interest in Changzhou Bangketuan which operates the group buying business in Changzhou for a total consideration of $75,758 (RMB0.5 million). Pursuant to the acquisition agreements, Beijing Wowo Tuan promised to transfer 49% of the interest of Changzhou Bangketuan to the original shareholders and the key employees for their continuing employment with Changzhou Bangketuan for the next three years from the acquisition date.

        On July 18, 2011, Beijing Wowo Tuan and the original shareholders of Changzhou Bangketuan entered into a supplemental agreement to the acquisition agreements entered into in January 2011. Based on the supplemental agreement, Beijing Wowo Tuan will not transfer 49% of the interest of Changzhou Bangketuan and will pay cash consideration of US$154,715 (RMB1 million) to the original shareholders.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

15.   SUBSEQUENT EVENTS (Continued)

(c)   Acquisition of Wuxi Yuzhong

        In February 2011, Beijing Wowo Tuan acquired 51% equity interest of Wuxi Yuzhong Internet Technology Co., Ltd.'s ("Wuxi Yuzhong") and paid to Wuxi Yuzhong's existing shareholders for $303,030 (RMB2 million). In addition, Beijing Wowo Tuan injected $454,546 (RMB3 million) into Wuxi Yuzhong as capital. Wuxi Yuzhong operates the group buying business in Wuxi.

        On July 1, 2011, 49% equity interest of Wuxi Yuzhong from the original shareholders was transferred to Beijing Wowo Tuan with cash consideration of US$252,185 (RMB1.63 million) and certain stock options of its parent's company to be issued to the original shareholders for future service with the Company over the next four years.

(d)   Acquisition of Shenzhen Xunjie

        In February 2011, Beijing Wowo Tuan Information Technology Co., Ltd. acquired 51.2% equity interest of Shenzhen Xunjie Times Media Co., Ltd ("Shenzhen Xunjie") by injecting $454,545 (RMB3 million) into Shenzhen Xunjie as capital. Shenzhen Xunjie operates the group buying business in Shenzhen.

(e)   Acquisition of Fuzhou Baiketuan

        In March 2011, Beijing Wowo Tuan acquired 100% interest of Fuzhou Baiketuan, which operates the group buying business in Fuzhou for a total consideration of $45,455 (RMB0.3 million). Pursuant to the acquisition agreements, Beijing Wowo Tuan promised to transfer 49% of the interest of Fuzhou Baiketuan to the original shareholder and the key employees for their continuing employment with Fuzhou Baiketuan for the next three years from the acquisition date.

(f)    Acquisition of Chengdu Beiguo

        In March 2011, Beijing Wowo Tuan acquired 56% equity interest of Chengdu Beiguo Technology Co., Ltd ("Chengdu Beiguo") and paid to Chengdu Beiguo's existing shareholders for $242,424 (RMB1.6 million). In addition, Beijing Wowo Tuan injected $227,273 (RMB1.5 million) into Chengdu Beiguo as capital. Chengdu Beiguo operates the group buying business in Chengdu.

        On July 1, 2011, 44% equity interest of Chengdu Beiguo from the original shareholders was transferred to Beijing Wowo Tuan. As consideration, 150,000 stock options of its parent's company will be issued to the original shareholders for future service with the Company over the next four years.

(g)   Acquisition of Shanghai Yinqing

        In March 2011, Beijing Wowo Tuan acquired 51% equity interest of Shanghai Yinqing Advertising Co., Ltd ("Shanghai Yinqing") and paid to the Shanghai Yinqing's existing shareholders for $100,000 (RMB0.66 million). In addition, Beijing Wowo Tuan injected $303,030 (RMB 2 million) into Shanghai Yinqing as capital. Shanghai Yinqing operates the group buying business in Shanghai.

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

15.   SUBSEQUENT EVENTS (Continued)

(h)   Acquisition of Langfang Wodetuan

        In April 2011, Beijing Wowo Tuan acquired 100% interest in Langfang Wodetuan, which operates the group buying business in Langfang for a total consideration of $75,758 (RMB0.5 million). Pursuant to the acquisition agreements, Beijing Wowo Tuan promised to transfer 49% of the interest of Langfang Wodetuan to the original shareholder and the key employees for their continuing employment with Langfang Wodetuan for the next three years from the acquisition date.

(i)    Acquisition of Xiamen Shantuan

        In April 2011, Beijing Wowo Tuan acquired 100% interest in Xiamen Shantuan which operates the group buying business in Xiamen for a cash consideration of $303,030 (RMB2 million). In conjunction with the sales and purchase agreements entered into between Beijing Wowo Tuan and the shareholders of Xiamen Juwang relating to this acquisition, Beijing Wowo Tuan promised to transfer 49% of the interest of Xiamen Shantuan to the original shareholders and the key employee for their continuing employment with Xiamen Shantuan for the next three years after the acquisition date.

(j)    Acquisition of Changzhou Jingcaituan

        In April 2011, Beijing Wowo Tuan acquired 100% interest in of Changzhou Jingcaituan, which operates the group buying business in Changzhou for a total consideration of $818,182 (RMB5.4 million).

(k)   Acquisition of Ningbo Tangtuan

        In April 2011, Beijing Wowo Tuan acquired 100% interest in Ningbo Tangtuan, which operates the group buying business in Ningbo for a total consideration of $303,030 (RMB2 million). Pursuant to the acquisition agreements, Beijing Wowo Tuan transferred 49% of the interest of Ningbo Tangtuan to the original shareholder and the key employee for their continuing employment with Ningbo Tangtuan for the next three years from the acquisition date.

(l)    Acquisition of other group buying businesses

        In February 2011, Wowo Holding Limited (HongKong) ("Wowo HK") acquired 100% interest in Shijiazhuang Jutuaner, which operate the searching platform for group buying business in Shijiazhuang, for a total consideration of $121,212 (RMB0.8 million), including cash of $60,606 (equal to RMB0.4 million) and shares of Wowo HK valued at $60,606 (equal to RMB0.4 million). In July 2011, Wowo HK transferred its interest of Shijiazhuang Jutuaner to Beijing Wowo Tuan for no consideration.

        In February 2011, Beijing Wowo Tuan acquired 100% interest in Hangzhou Zuituan for contingent consideration based on performance of the original shareholders for the next two years.

        In February, March and April 2011, Beijing Wowo Tuan acquired 100% interest in Changsha Tuankela, Hangzhou 54tuanzhang, Shaoxing Tongchenggou, Quanzhou Yiwantuan, Jilin Meimeituan, and Guiyang Shantuan, which operate the group buying business in Xiamen, Hangzhou, Shaoxing, Quanzhou, Jilin and Guiyang, respectively, for a total consideration of $1,056,060 (RMB6.97 million).

BEIJING WOWO TUAN INFORMATION TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010 (predecessor)

(In U.S. dollars, except share and share related data)

15.   SUBSEQUENT EVENTS (Continued)

Pursuant to the acquisition agreements, Beijing Wowo Tuan transferred 49% of the interest of Changsha Tuankela, Hangzhou 54tuanzhang, Shaoxing Tongchenggou, Quanzhou Yiwantuan, Jilin Meimeituan, and Guiyang Shantuan to the original shareholders for their continuing employment with Changsha Tuankela, Hangzhou 54tuanzhang, Shaoxing Tongchenggou, Quanzhou Yiwantuan, Jilin Meimeituan, and Guiyang Shantuan, respectively, for the next three years from the acquisition date.

        In March 2011, Beijing Wowo Tuan, together with two other unrelated companies, set up a company named Baoding Dulituan with paid-in capital of $606,061 (RMB4 million), Beijing Wowo Tuan held 51% equity shares of Baoding Dulituan with capital injection of $309,091(RMB2.04 million). Baoding Dulituan is engaged in group buying business in Baoding.

        In April 2011, Beijing Wowo Tuan acquired 100% business of Guilin Haoletuan, which operates the group buying business in Guilin for a total consideration of $44,318 (RMB0.2925 million).

        The above transactions were considered as acquisition of businesses and accordingly the purchase method of accounting has been applied. The acquired net assets were recorded at their estimated fair values on the acquisition date. The acquired goodwill is not deductible for tax purposes. The allocations of price purchase of above acquisitions as of the respective acquisition date are in process.

        On July 1, 2011, Beijing Wowo Tuan and the original shareholders of Jinan0531tuan entered into a supplemental agreement to the acquisition agreements in December 2010. Based on the supplemental agreement, Beijing Wowo Tuan will not transfer 49% of the interest of Jinan0531tuan and will pay additional consideration to the original shareholders for future service with the Company over the next four years.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.

        We have audited the accompanying balance sheet of Shijiazhuang Chuanglian Technology Co., Ltd. ("the Company") as of December 31, 2010 and the related statements of operations, changes in equity and comprehensive income, and cash flow for the year ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audit in accordance auditing the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$33,692
Accounts receivable	16,899
Prepaid expenses and other current assets	454,758

Total current assets	505,349

Property and equipment, net	21,495

TOTAL ASSETS	526,844

Current liabilities:
Account payable	77,750
Accrued expenses and other current liabilities	29,095

Total current liabilities	106,845

Total liabilities	106,845

Commitment and contingency (Note 8)
Shareholder's equity:
Paid-in capital	372,777
Accumulated deficit	(34,971)
Accumulated other comprehensive income	82,193

Total equity	419,999

TOTAL LIABILITIES AND EQUITY	$526,844

The accompanying notes are an integral part of this financial statement.

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD

STATEMENT OF OPERATIONS

(In U.S. dollars)

For the year ended December 31, 2010
Net revenues	$777,774
Cost of revenues	575,425

Gross profit	202,349

Operating expenses:
Selling and marketing	87,184
General and administrative	121,407

Total operating expenses	208,591

Loss from operations	(6,242)
Interest income	1,101
Other expenses	(148)

Loss before provision for income tax	(5,289)
Provision for income tax	—

Net loss	$(5,289)

The accompanying notes are an integral part of this financial statement.

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD

STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME

(In U.S. dollars)

	Paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total equity	Total comprehensive income
Balance as of January 1, 2010	$372,777	$15,882	$66,734	$455,393
Net loss	—	(5,289)	—	(5,289)	$(5,289)
Distribution to shareholder	—	(45,564)	—	(45,564)
Foreign currency translation adjustments	—	—	15,459	15,459	15,459

Balance as of December 31, 2010	$372,777	$(34,971)	$82,193	$419,999	$10,170

The accompanying notes are an integral part of this financial statement.

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the year ended December 31, 2010
Cash flows from operating activities:
Net loss	$(5,289)
Depreciation	6,345
Changes in operating assets and liabilities:
Accounts receivable	16,972
Prepaid expenses and other current assets	(27,968)
Accounts payable	(2,068)
Accrued expenses and other current liabilities	(1,838)

Net cash used in operating activities	(13,846)

Cash flows from investing activities:
Purchase of property and equipment	(10,996)

Cash used in investing activities	(10,996)

Cash flows from financing activities:
Net distribution to shareholder	(45,564)

Cash used in financing activities	(45,564)

Effect of exchange rate changes	2,860

Decrease in cash	(67,546)
Cash and cash equivalents at beginning of year	101,238

Cash and cash equivalents at end of year	$33,692

The accompanying notes are an integral part of this financial statement.

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Shijiazhuang Chuanglian Technology Co., Ltd. ("Shijiazhuang Chuanglian" or "the Company"), was incorporated on October 22, 2002 in Hebei province, the People's Republic of China ("PRC"), as a limited liability company. Shijiazhuang Chuanglian is primarily engaged in hotel and restaurant booking services ("the Booking Services") since its incorporation. Starting from May 27, 2010, in addition to the Booking Services, Shijiazhuang Chuanlian commenced its operation of online group buying services relating to local e-commerce services in the foodservice, health and beauty, leisure, recreation and retail sectors in the PRC under the domain name of www.letuaner.com ("Shijiazhuang Letuaner") and thereafter, Shijiazhuang Letuaner contributed majority of the revenues and net income to the Company.

        On January 1, 2011, Beijing Wowo Tuan acquired the online group buying services business of Shijiazhuang Chuanlian (the "acquisition") for cash consideration of $75,758 (RMB0.5 million). Following the acquisition, the Booking Services continues to be operated by its original shareholder and Shijiazhuang Letuaner operated under Beijing Wowo Tuan as one of the divisions. On March 4, 2011, Beijing Wowo Tuan set up a new PRC entity, Shijiazhuang Wowo Tuan Information Technology Co., Ltd. ("Shijiazhuang Wowo Tuan") and transferred its interest in Shijiazhuang Letuaner into Shijiazhuang Wowo Tuan. Hence the accompanying financial statements are presented for the year ended December 31, 2010.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Revenue recognition

        The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Company records revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the year ended December 31, 2010 was $4,083.

        The Company receives commissions from the Booking Services provided to the customers for hotel and restaurant reservation. Commissions are recognized when the Booking Services are rendered.

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business tax that was deducted in arriving net revenue for the year ended December 31, 2010 was $14,351.

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment and customer returns and refunds. Actual results could differ from those estimates.

Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and term deposits, which are unrestricted as to withdrawal and use, and have original maturities of three months or less when purchased.

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive income

        Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of changes in equity and comprehensive income.

Fair value of financial instruments

        Financial instruments include cash and cash equivalents and accounts payable. The carrying values of cash and cash equivalents, and accounts payable approximate their fair values reported in the balance sheet due to the short-term maturities.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis.

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

3.     PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

December 31, 2010
Amount due from a third party	$439,905
Advances to employees	12,883
Prepaid rental expenses	1,970

$454,758

        Amount due from a third party represents receivables from a third party for working capital and expenses the Company paid on behalf of a third party. This balance was unsecured, interest free and has no fixed repayment terms.

4.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

December 31, 2010
Furniture and fixtures	$30,866
Computer and software	49,510

Total	80,376

Less: accumulated depreciation	(58,881)

Property and equipment, net	$21,495

        Depreciation expenses for year ended December 31, 2010 was $6,345.

5.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

December 31, 2010
Advance from customers	$12,313
Accrued payroll and welfare	9,236
Other tax payable	7,546

$29,095

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

6.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% in the year ended December 31, 2010.

7.     DISTRIBUTION TO SHAREHOLDER

        During the year ended December 31, 2010, the Company's shareholder collected cash of $45,564 from the customers on behalf the Company. Such amount would not be paid back to the Company and hence, it was deemed to be distribution to shareholder and recorded as a reduction to the shareholder's equity.

8.     COMMITMENT AND CONTINGENCY

Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2011. Rental expense under operating leases for the year ended December 31, 2010 was $9,319.

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$2,273
2012	—
2013	—
2014	—
2015 and thereafter	—

Total	$2,273

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Group believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company

SHIJIAZHUANG CHUANGLIAN TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

8.     COMMITMENT AND CONTINGENCY (Continued)

believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

9.   SUBSEQUENT EVENTS

        On January 1, 2010, Beijing Wowo Tuan acquired Shijiazhuang Letuaner for a cash consideration of $75,758 (RMB0.5 million). In conjunction with the agreements, Beijing Wowo Tuan promised to transfer 49% interest of Shijiazhuang Letuaner to the original shareholder and certain key employees for their continuing employment with Shijiazhuang Letuaner for the next three years from the acquisition date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 CHANGZHOU BANGKETUAN

        We have audited the accompanying balance sheet of Changzhou Bangketuan ("the Company") as of December 31, 2010 and the related statements of operations, changes in deficit and comprehensive income, and cash flow for the year ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

CHANGZHOU BANGKETUAN

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Property and equipment, net	$5,812

TOTAL ASSETS	5,812

Current liabilities:
Business tax payable	6,220
Income tax payable	1,292

Total current liabilities	7,512

Total liabilities	7,512

Commitment and contingency (Note 6)
Shareholder's deficit:
Paid-in capital	146,479
Accumulated deficit	(153,308)
Accumulated other comprehensive income	5,129

Total deficit	(1,700)

TOTAL LIABILITIES AND DEFICIT	$5,812

The accompanying notes are an integral part of this financial statement.

CHANGZHOU BANGKETUAN

STATEMENT OF OPERATIONS

(In U.S. dollars)

For the year ended December 31, 2010
Net revenues	$450,644
Cost of revenues	373,368

Gross profit	77,276

Operating expenses:
Selling and Marketing	26,864
General and administrative	45,369

Total operating expenses	72,233

Income from operations	5,043

Provision for income tax	1,261

Net income	$3,782

The accompanying notes are an integral part of this financial statement.

CHANGZHOU BANGKETUAN

STATEMENT OF CHANGES IN DEFICIT AND COMPREHENSIVE INCOME

(In U.S. dollars)

	Paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total deficit	Total comprehensive income
Balance as of January 1, 2010	$146,479	$—	$22	$146,501
Net income	—	3,782	—	3,782	$3,782
Distribution to shareholder	—	(157,090)	—	(157,090)	—
Foreign currency translation adjustments	—	—	5,107	5,107	5,107

Balance as of December 31, 2010	$146,479	$(153,308)	$5,129	$(1,700)	$8,889

The accompanying notes are an integral part of this financial statement.

CHANGZHOU BANGKETUAN

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the year ended December 31, 2010
Cash flows from operating activities:
Net income	$3,782
Depreciation	778
Changes in operating assets and liabilities:
Business tax payable	6,073
Income tax payable	1,261

Net cash provided by operating activities	11,894

Cash flows from investing activities:
Purchase of property and equipment	(6,452)
Amounts due from related party	146,479

Net cash used in investing activities	140,027

Cash flows from financing activities:
Net distribution to shareholder	(157,090)

Net cash used in financing activities	(157,090)

Effect of exchange rate changes	5,169

Increase in cash	—
Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$—

The accompanying notes are an integral part of this financial statement.

CHANGZHOU BANGKETUAN

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Changzhou Subang Information Technology Co., Ltd. ("Changzhou Subang") was incorporated on October 16, 2008 in Jiangsu province, the People's Republic of China ("PRC"), as a limited liability company. The Changzhou Subang had no operation since its inception until July 16, 2010.

        On July 16, 2010,Changzhou Subang commenced its operation of online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors under the domain name of www.bangke.com ("Changzhou Bangketuan" or "the Company") in the PRC.

        On January 7, 2011, Beijing Wowo Tuan Information Technology Co., Ltd. (Beijing Wowo Tuan) acquired the online group buying services business of Changzhou Subang (the "acquisition") for cash consideration of $75,758 (RMB0.5 million). Subsequent to the acquisition, Beijing Wowo Tuan has set up another PRC entity, Changzhou Wowo Tuan Information Technology Co., Ltd. ("Changzhou Wowo Tuan") on February 9, 2011 and transferred this online group buying services business of Changzhou Bangketuan to Changzhou Wowo Tuan. During the period between the date of the acquisition, January 7, 2011, and the establishment date of Changzhou Wowo Tuan, February 9, 2011, the business acquired by Beijing Wowo Tuan was operating under Beijing Wowo Tuan as one division.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Going concern

        The financial statements have been prepared on a going concern basis because Beijing Wowo Tuan has agreed to provide adequate funds to enable the Company to meet in full its financial obligations as they fall due for the foreseeable future.

Revenue recognition

        The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Company records revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the year ended December 31, 2010 was $15,710.

CHANGZHOU BANGKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business taxes that were deducted in arriving net revenue for the period for the year ended December 31, 2010 was $4,498.

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment and customer returns and refunds. Actual results could differ from those estimates.

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are

CHANGZHOU BANGKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive income

        Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of changes in equity and comprehensive income.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after

CHANGZHOU BANGKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had

CHANGZHOU BANGKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

December 31, 2010
Furniture and fixtures	$1,576
Computer and software	5,033

Total	6,609
Less: accumulated depreciation	(797)

Property and equipment, net	$5,812

        Depreciation expenses for the year ended December 31, 2010 was $778.

4.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% for the year ended December 31, 2010.

CHANGZHOU BANGKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

5.     DISTRIBUTION TO SHAREHOLDERS

        For the year ended December 31, 2010, the Company's shareholders collected cash of $157,090 from the customers on behalf. Such amount would not be paid back to the Company and hence, it was deemed to be distribution to shareholders and recorded as a reduction to the shareholders' equity.

6.     COMMITMENT AND CONTINGENCY

Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2011. Rental expenses under operating leases for the year ended December 31, 2010 was $1,519.

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$271
2012	—
2013	—
2014	—
2015 and thereafter	—

Total	$271

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an

CHANGZHOU BANGKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

6.     COMMITMENT AND CONTINGENCY (Continued)

increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

7.     SUBSEQUENT EVENTS

        On January 7, 2011, Beijing Wowo Tuan acquired Changzhou Bangketuan for a cash consideration of $75,758 (RMB0.5 million). In conjunction with the sales and purchase agreements entered into between Beijing Wowo Tuan and the shareholders of Changzhou Subang relating to this acquisition, Beijing Wowo Tuan promised to transfer 49% of the interest of Changzhou Wowo Tuan to the orginal shareholder and the key employee for their continuing employment with Changzhou Bangketuan for the next three years after the acquisition date.

        On July 18, 2011, Beijing Wowo Tuan and the original shareholders of Changzhou Bangketuan entered into a supplemental agreement to the acquisition agreements entered into in January 2011. Based on the supplemental agreement, Beijing Wowo Tuan will not transfer 49% of the interest of Changzhou Bangketuan and will pay cash consideration of US$154,715 (RMB1 million) to the original shareholders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

        We have audited the accompanying balance sheet of Shenzhen Xunjie Times Media Co. Ltd. ("the Company") as of December 31, 2010 and the related statements of operations, changes in equity and comprehensive loss, and cash flow for the period from May 5, 2010 (business commencement date) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from May 5, 2010 (business commencement date) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$4,295
Amount due from a related party	229,513

Total current assets	233,808

Property and equipment, net	38,081

TOTAL ASSETS	271,889

Current liabilities:
Accounts payable	102,937
Accrued expenses and other current liabilities	25,332

Total current liabilities	128,269

Total liabilities	128,269

Commitment and contingency (Note 7)
Shareholder's equity:
Paid-in capital	147,189
Accumulated deficit	(7,709)
Accumulated other comprehensive income	4,140

Total equity	143,620

TOTAL LIABILITIES AND EQUITY	$271,889

The accompanying notes are an integral part of this financial statement.

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

STATEMENT OF OPERATIONS

(In U.S. dollars)

For the period from May 5, 2010 (business commencement date) to December 31, 2010
Net revenues	$662,877
Cost of revenues	526,771

Gross profit	136,106

Operating expenses:
Selling and marketing	78,222
General and administrative	65,593

Total operating expenses	143,815

Loss before provision for income tax	(7,709)

Net loss	$(7,709)

The accompanying notes are an integral part of this financial statement.

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE LOSS

(In U.S. dollars)

	Paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total equity	Total comprehensive loss
Balance as of May 5, 2010 (business commencement date)	$—	$—	$—	$—
Capital contribution from shareholder	147,189	—	—	147,189
Net loss	—	(7,709)	—	(7,709)	$(7,709)
Foreign currency translation adjustments	—	—	4,140	4,140	4,140

Balance as of December 31, 2010	$147,189	$(7,709)	$4,140	$143,620	$(3,569)

The accompanying notes are an integral part of this financial statement.

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the period from May 5, 2010 (business commencement date) to December 31, 2010
Cash flows from operating activities:
Net loss	$(7,709)
Depreciation	748
Changes in operating assets and liabilities:
Accounts payable	100,496
Accrued expenses and other current liabilities	24,732

Net cash provided by operating activities	118,267

Cash flows from investing activities:
Purchase of property and equipment	(37,926)
Amount due from a related party	(224,071)

Cash used in investing activities	(261,997)

Cash flows from financing activities:
Capital contribution from shareholder	147,189

Cash provided by financing activities	147,189

Effect of exchange rate changes	836

Increase in cash	4,295
Cash and cash equivalents as of May 5, 2010 (business commencement date)	—

Cash and cash equivalents as of December 31, 2010	$4,295

The accompanying notes are an integral part of this financial statement.

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM MAY 5, 2010

(BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Mr. Yong Yang and Ms. Juan Shi commenced the business in 1) providing online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors in the PRC, and 2) providing agency services by introducing potential customers to 12580 platform which is an informational platform operated by China Mobile Telecommunications Group Corporation ("China Mobile") on May 5, 2010. On September 21, 2010, Mr. Yong Yang and Ms. Juan Shi established Shenzhen Xunjie Times Media Co., Ltd. ("the Company"), a limited liability company incorporated in Shenzhen, the People's Republic of China ("PRC") to operate these businesses under the Company. Hence, the accompanying financial statements are presented for the period from May 5, 2010 (business commencement date) to December 31, 2010.

        On February 23, 2011, Beijing Wowo Tuan Information Technology Co., Ltd. acquired 51.2% equity interest of Shenzhen Xunjie Times Media Co., Ltd ("the Company") by injecting $454,545 (RMB3 million) into the Company as capital.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Revenue recognition

        The Company recognizes online group buying revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Company records revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the period from May 5, 2010 (business commencement date) to December 31, 2010 were insignificant.

        The Company receives commissions from China Mobile for introducing customers to 12580 platform. Commissions from introducing services rendered are recognized after the customer, China Mobile and the Company sign the service agreements.

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 5, 2010

(BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business tax that was deducted in arriving net revenue for the period from May 5, 2010 (business commencement date) to December 31, 2010 was $8,352.

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment, customer returns and refunds. Actual results could differ from those estimates.

Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use, and have original maturities of three months or less when purchased.

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 5, 2010

(BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Computer and software	5 years
Leasehold improvement	Shorter of the term of the lease or the estimated useful lives of the assets

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive loss

        Comprehensive loss includes net loss and foreign currency translation adjustments. Comprehensive loss is reported in the statements of changes in equity and comprehensive loss.

Concentration of credit risk

        Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash. The Company places its cash and cash equivalents with financial institutions with high-credit ratings and quality.

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 5, 2010

(BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments

        Financial instruments include cash and cash equivalents; amount due from a related party, and accounts payable. The carrying values of cash and cash equivalents, amount due from related party, and accounts payable approximate their fair values reported in the balance sheet due to the short-term maturities.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 5, 2010

(BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 5, 2010

(BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

December 31, 2010
Computer and software	$9,443
Leasehold improvement	29,405

Total	38,848
Less: accumulated depreciation	(767)

Property and equipment, net	$38,081

        Depreciation expenses for the period from May 5, 2010 (business commencement date) to December 31, 2010 was $748.

4.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

December 31, 2010
Accrued payroll and welfare	$23,365
Other tax payable	1,967

$25,332

5.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% in the period from May 5, 2010 (business commencement date) to December 31, 2010.

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 5, 2010

(BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

5.     INCOME TAX (Continued)

        The significant components of the Company's deferred tax assets were as follows:

As of December 31, 2010
Deferred tax assets
Non-current
Net operating loss carry forwards	$1,927

Total deferred tax assets	1,927
Less: valuation allowance	(1,927)

Net deferred tax assets	$—

        The Company has net operating losses of $7,709 as of December 31, 2010. As of December 31, 2010, valuation allowance was $1,927 which was provided against deferred tax assets arising from net operating losses of the Company due to the uncertainty of realization.

6.     RELATED PARTY BALANCE

        Nature of the relationship with related party:

Name	Relationship with the Company
Ms. Juan Shi	Shareholder of Shenzhen Xunjie

As of December 31, 2010
Amount due from Ms. Juan Shi	$229,513	(i)

$229,513

(i)
The amount represents cash collected by Ms. Juan Shi on behalf of the Company, which is expected to be received in the year of 2011.

7.     COMMITMENT AND CONTINGENCY

Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2013. Rental expenses under operating leases for the period from May 5, 2010 (business commencement date) to December 31, 2010 were $12,771.

SHENZHEN XUNJIE TIMES MEDIA CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 5, 2010

(BUSINESS COMMENCEMENT DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

7.     COMMITMENT AND CONTINGENCY (Continued)

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$20,804
2012	20,804
2013	8,032
2014	—
2015 and thereafter	—

Total	$49,640

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

        We have audited the accompanying balance sheet of Wuxi Yuzhong Internet technology Co., Ltd. (the "Company") as of December 31, 2009 and 2010, and related statements of operations, changes in equity and comprehensive loss, and cash flows for the period from June 3, 2009 (inception date) to December 31, 2009 and for the year ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2010, and the results of its operations and its cash flows for the period from June 3, 2009 (inception date) to December 31, 2009 and for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

BALANCE SHEETS

(In U.S. dollars)

	As of December 31, 2009	As of December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$134,932	$249,197
Prepaid rental expenses	—	2,006
Amounts due from related party	—	136,079

Total current assets	134,932	387,282

Property and equipment, net	4,603	50,779

TOTAL ASSETS	139,535	438,061

Current liabilities:
Account payable	—	351,783
Accrued expenses and other current liabilities	—	47,659

Total current liabilities	—	399,442

Total liabilities	—	399,442

Commitment and contingency (Note 7)
Shareholder's equity:
Paid-in capital	146,501	146,501
Accumulated deficit	(11,425)	(110,102)
Accumulated other comprehensive income	4,459	2,220

Total equity	139,535	38,619

TOTAL LIABILITIES AND EQUITY	$139,535	$438,061

The accompanying notes are an integral part of this financial statement.

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

STATEMENTS OF OPERATIONS

(In U.S. dollars)

	For the period from June 3, 2009 (inception date) to December 31, 2009	For the year ended December 31, 2010
Net revenues	$—	$1,296,305
Cost of revenues	—	1,110,086

Gross profit	—	186,219

Operating expenses:
Selling and marketing	—	49,598
General and administrative	11,419	235,322

Total operating expenses	—	284,920

Loss from operations	(11,419)	(98,701)

Interest income	23	274
Other expense	(29)	(250)

Loss before income tax	(11,425)	(98,677)

Provision for income tax	—	—

Net loss	$(11,425)	$(98,677)

The accompanying notes are an integral part of this financial statement.

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

STATEMENTS OF CHANGES IN EQUITY AND COMPREHENSIVE LOSS

(In U.S. dollars)

	Paid-in capital	Accumulative deficit	Accumulated other comprehensive income/(loss)	Total equity	Total comprehensive loss
Balance as of June 3, 2009 (inception date)	$—	$—	$—	$—
Capital contribution from shareholder	146,501	—	—	146,501
Net loss	—	(11,425)	—	(11,425)	$(11,425)
Foreign currency translation adjustments	—	—	4,459	4,459	4,459

Balance as of December 31, 2009	146,501	(11,425)	4,459	139,535	(6,966)

Net loss	—	(98,677)	—	(98,677)	(98,677)
Foreign currency translation adjustments	—	—	(2,239)	(2,239)	(2,239)

Balance as of December 31, 2010	$146,501	$(110,102)	$2,220	$38,619	$(100,916)

The accompanying notes are an integral part of this financial statement.

STATEMENTS OF CASH FLOWS

(In U.S. dollars)

	For the period from June 3, 2009 to December 31, 2009	For the year ended December 31, 2010
Cash flows from operating activities:
Net loss	$(11,425)	$(98,677)
Depreciation	363	4,052
Changes in operating assets and liabilities:
Prepaid rental expenses	—	(1,958)
Accounts payable	—	343,442
Accrued expenses and other current liabilities	—	46,529

Net cash (used in) provided by operating activities	(11,062)	293,388

Cash flows from investing activities:
Purchase of property and equipment	(4,963)	(48,980)
Amount due from related party	(2)	(132,852)

Cash used in investing activities	(4,965)	(181,832)

Cash flows from financing activities:
Capital contribution from shareholder	146,501	—

Cash provided by financing activities	146,501	—

Effect of exchange rate changes	4,458	2,709
Increase in cash and cash equivalents	134,932	114,265
Cash and cash equivalents at beginning of year	—	134,932

Cash and cash equivalents at end of year	$134,932	$249,197

The accompanying notes are an integral part of this financial statement.

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE)

TO DECEMBER 31, 2009

AND FOR THE YEAR ENDED DECEMBER 31,2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Wuxi Yuzhong Internet Technology Co., Ltd. ("the Company") was incorporated in Wuxi, the People's Republic of China ("PRC"), as a limited liability company on June 3, 2009 (inception date).

        The Company, which commenced its operation in April 2010, is principally engaged in the provision of online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors in the PRC.

        On February 28, 2011, Beijing Wowo Tuan acquired 51% equity interest of the Company and paid to the Company's existing shareholders for $303,030(RMB2 million). In addition, Beijing Wowo Tuan injected $454,546(RMB3 million) into the Company as capital. Wuxi Yuzhong became the subsidiary of Beijing Wowo Tuan from the date of acquisition. The accompanying financial statements are presented for the period from June 3, 2009 (inception date) to December 31, 2009 and for the year ended December 31, 2010.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

        obligations as they fall due for the foreseeable future.

Revenue recognition

        The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection, otherwise, the Company records revenue on a net basis. The total return and refund amount for the period from June 3, 2009 (inception date) to December 31, 2009 and for the year ended December 31, 2010 was nil and $9,975, respectively.

Business tax

        The Company is subject to business taxes at the rate of 5.5% on certain types of services and the related revenues are presented net of business taxes incurred. Business tax that was deducted in arriving net revenue for the period from June 3, 2009 (inception date) to December 31, 2009 and year ended December 31, 2010 were nil and $10,942, respectively.

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE)

TO DECEMBER 31, 2009

AND FOR THE YEAR ENDED DECEMBER 31,2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment, customer returns and refunds. Actual results could differ from those estimates.

Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use, and have original maturities of three months or less when purchased.

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	3 years

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE)

TO DECEMBER 31, 2009

AND FOR THE YEAR ENDED DECEMBER 31,2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive loss

        Comprehensive loss includes net loss and foreign currency translation adjustments. Comprehensive loss is reported in the statements of changes in equity and comprehensive income.

Concentration of credit risk

        Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash. The Company places its cash and cash equivalents with financial institutions with high-credit ratings and quality.

Fair value of financial instruments

        Financial instruments include cash and cash equivalents; amount due from a related party, and accounts payable. The carrying values of cash and cash equivalents, amount due from related parties, and accounts payable approximate their fair values reported in the balance sheet due to the short-term maturities.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE)

TO DECEMBER 31, 2009

AND FOR THE YEAR ENDED DECEMBER 31,2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE)

TO DECEMBER 31, 2009

AND FOR THE YEAR ENDED DECEMBER 31,2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE)

TO DECEMBER 31, 2009

AND FOR THE YEAR ENDED DECEMBER 31,2010

(In U.S. dollars)

3.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

	December 31, 2009	December 31, 2010
Furniture and fixtures	$—	$11,168
Computer and software	4,966	39,478
Leasehold improvement	—	4,196

Total	4,966	54,842
Less: accumulated depreciation	(363)	(4,063)

Property and equipment, net	$4,603	$50,779

        Depreciation expenses for the period from June 3, 2009 (date of inception) to December 31, 2009 and the year ended December 31, 2010 were $363 and $4,052, respectively.

4.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

	December 31, 2009	December 31, 2010
Accrued payroll and welfare	$—	$42,695
Other tax payable	—	4,207
Other payable	—	757

	$—	$47,659

5.     INCOME TAXES

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% in the period from June 3, 2009 (inception date) to December 31, 2009 and the year ended December 31, 2010. No income tax expenses were recognized in the period from June 3, 2009 (inception date) to December 31, 2009 and the year ended December 31, 2010 as the Company had incurred operating loss for both periods.

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE)

TO DECEMBER 31, 2009

AND FOR THE YEAR ENDED DECEMBER 31,2010

(In U.S. dollars)

5.     INCOME TAXES (Continued)

        The significant components of the Group's deferred tax assets were as follows:

	December 31, 2009	December 31, 2010
Deferred tax assets
Non-current
Net operating loss carry forwards	$2,856	$24,669

Total deferred tax assets	2,856	24,669

Valuation allowance	(2,856)	(24,669)

Net deferred tax assets	$—	$—

        The Company had net operating losses of $11,425 and $98,677 as of December 31, 2009 and 2010, respectively. As of December 31, 2009 and 2010, valuation allowance were $2,856 and $24,669, respectively, which was provided against deferred tax assets arising from net operating losses of the Company due to the uncertainty of realization.

6.     RELATED PARTY BALANCE

Name	Relationship with the Company
Mr. Liheng Liu	Shareholder of Wuxi Yuzhong Internet technology Co., Ltd.

	December 31, 2009	December 31, 2010
Amount due from Mr. Liheng Liu	$—	$136,079	(i)

	$—	$136,079

(i)
The amount represents cash collected by Mr. Liheng Liu on behalf of the Company.

7.     COMMITMENT AND CONTINGENCY

Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2013. Rental expense under operating leases for the period from June 3, 2009 (inception date) to December 31, 2009 and for the year ended December 31, 2010 was nil and $22,157, respectively.

WUXI YUZHONG INTERNET TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE 3, 2009 (INCEPTION DATE)

TO DECEMBER 31, 2009

AND FOR THE YEAR ENDED DECEMBER 31,2010

(In U.S. dollars)

7.     COMMITMENT AND CONTINGENCY (Continued)

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

        Years ending December 31:

2011	$28,955
2012	7,091
2013	5,318
2014	—
2015 and thereafter	—

Total	$41,364

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

8.     SUBSEQUENT EVENT

        On July 1, 2011, 49% equity interest of Wuxi Yuzhong from the original shareholders was transferred to Beijing Wowo Tuan with cash consideration of US$252,185 (RMB1.63 million) and certain stock options of its parent's company to be issued to the original shareholders for future service with the Company over the next four years.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 CHENGDU BEIGUO TECHNOLOGY CO., LTD

        We have audited the accompanying balance sheet of Chengdu Beiguo Technology Co., Ltd. ("the Company") as of December 31, 2010 and the related statements of operations, changes in equity and comprehensive income, and cash flow for the period from August 20, 2010 (inception date) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from August 20, 2010 (inception date) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

CHENGDU BEIGUO TECHNOLOGY CO., LTD

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$2,284
Prepaid expenses and other current assets	32,076
Amount due from related party	295,142

Total current assets	329,502

TOTAL ASSETS	329,502

Current liabilities:
Account payable	152,775
Accrued expenses and other current liabilities	9,893
Income tax payable	22,769

Total current liabilities	185,437

Total liabilities	185,437

Commitments and contingencies (Note 7)
Shareholder's equity:
Paid-in capital	75,284
Retained earnings	66,687
Accumulated other comprehensive income	2,094

Total equity	144,065

TOTAL LIABILITIES AND EQUITY	$329,502

The accompanying notes are an integral part of this financial statement.

CHENGDU BEIGUO TECHNOLOGY CO., LTD

STATEMENT OF OPERATIONS

(In U.S. dollars)

For the period from August 20, 2010 (inception date) to December 31, 2010
Net revenues	$1,121,553
Cost of revenues	970,857

Gross profit	150,696

Operating expenses:
Selling and marketing	12,923
General and administrative	48,857

Total operating expenses	61,780
Income from operations	88,916

Income before provision for income tax	88,916

Provision for income tax	22,229

Net income	$66,687

The accompanying notes are an integral part of this financial statement.

CHENGDU BEIGUO TECHNOLOGY CO., LTD

STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME

(In U.S. dollars)

	Paid-in capital	Retained earnings	Accumulated other comprehensive income	Total equity	Total comprehensive income
Balance as of August 20, 2010 (inception date)	$—	$—	$—	$—
Capital contribution from shareholder	75,284	—	—	75,284
Net income	—	66,687	—	66,687	$66,687
Foreign currency translation adjustments	—	—	2,094	2,094	2,094

Balance as of December 31, 2010	$75,284	$66,687	$2,094	$144,065	$68,781

The accompanying notes are an integral part of this financial statement.

CHENGDU BEIGUO TECHNOLOGY CO., LTD

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the period from August 20, 2010 (inception date) to December 31, 2010
Cash flows from operating activities:
Net income	$66,687
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(31,315)
Accounts payable	149,152
Accrued expenses and other current liabilities	9,658
Income tax payable	22,229

Net cash provided by operating activities	216,411

Cash flows from investing activities:
Amount due from related party	(288,144)

Cash used in investing activities	(288,144)

Cash flows from financing activities:
Capital contribution by shareholder	75,284

Net cash provided by financing activities	75,284

Effect of exchange rate changes	(1,267)

Increase in cash	2,284
Cash and cash equivalents as of August 20, 2010 (inception date)	—

Cash and cash equivalents as of December 31, 2010	$2,284

The accompanying notes are an integral part of this financial statement.

CHENGDU BEIGUO TECHNOLOGY CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Chengdu Beiguo Technology Co., Ltd ("the Company") was incorporated in Chengdu, the People's Republic of China ("PRC"), as a limited liability company on August 20, 2010.

        The Company is principally engaged in operating the online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors in the PRC on August 20, 2010.

        In March 2011, Beijing Wowo Tuan acquired 56% equity interest of the Company and paid to the Company's existing shareholders for $242,424 (RMB1.6 million). In addition, Beijing Wowo Tuan injected $227,273 (RMB1.5 million) into the Company as capital. Chengdu Beiguo became the subsidiary of Beijing Wowo Tuan from the date of acquisition. The accompanying financial statements are presented for the period from August 20, 2010 (inception date) to December 31, 2010.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Revenue recognition

        The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Company records revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the period from August 20, 2010 (inception date) to December 31, 2010 were insignificant.

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business taxes that were deducted in arriving net revenue for the period from August 20, 2010 (inception date) to December 31, 2010 was $8,984.

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying

CHENGDU BEIGUO TECHNOLOGY CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment, customer returns and refunds. Actual results could differ from those estimates.

Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use, and have original maturities of three months or less when purchased.

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

CHENGDU BEIGUO TECHNOLOGY CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive income

        Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of changes in equity and comprehensive income.

Concentration of credit risk

        Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash. The Company places its cash and cash equivalents with financial institutions with high-credit ratings and quality.

Fair value of financial instruments

        Financial instruments include cash and cash equivalents; amount due from a related party, and accounts payable. The carrying values of cash and cash equivalents, amount due from related parties, and accounts payable approximate their fair values reported in the balance sheet due to the short-term maturities.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The

CHENGDU BEIGUO TECHNOLOGY CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011.

CHENGDU BEIGUO TECHNOLOGY CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

December 31, 2010
Prepaid expenses	$31,818
Rental deposit	258

$32,076

CHENGDU BEIGUO TECHNOLOGY CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

4.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

December 31, 2010
Advance from customers	$909
Other tax payable	8,984

$9,893

5.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% in the period from August 20, 2010 (inception date) to December 31, 2010.

6.     RELATED PARTY BALANCE

        Nature of the relationship with related party:

Name	Relationship with the Company
Ms. Jin Ye	Shareholder of Chengdu Beiguo

As of December 31, 2010
Amount due from Ms. Jin Ye	$295,142	(i)

$295,142

(i)
The amount represents cash collected by Ms. Jin Ye on behalf of the Company.

7.     COMMITMENT AND CONTINGENCY

Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2012. Rental expenses under operating leases for the period from August 20, 2010 (inception date) to December 31, 2010 was $2,933.

CHENGDU BEIGUO TECHNOLOGY CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 20, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

7.     COMMITMENT AND CONTINGENCY (Continued)

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$5,094
2012	2,161
2013	—
2014	—
2015 and thereafter	—

Total	$7,255

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

8.     SUBSEQUENT EVENT

        On July 1, 2011, 44% equity interest of Chengdu Beiguo from the original shareholders was transferred to Beijing Wowo Tuan. As consideration, 150,000 stock options of its parent's company will be issued to the original shareholders for future service with the Company over the next four years.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 FUZHOU BAIKETUAN

        We have audited the accompanying balance sheet of Fuzhou Baiketuan ("the Company") as of December 31, 2010 and the related statements of operations, changes in deficit and comprehensive income, and cash flow for the year ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

FUZHOU BAIKETUAN

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Property and equipment, net	7,535

TOTAL ASSETS	7,535

Current liabilities:
Accrued expenses and other current liabilities	7,815
Income tax payables	1,222

Total current liabilities	9,037

Total liabilities	9,037

Commitment and contingency (Note 7)
Shareholder's deficit:
Paid-in capital	73,806
Accumulated deficit	(77,347)
Accumulated other comprehensive income	2,039

Total deficit	(1,502)

TOTAL LIABILITIES AND DEFICIT	$7,535

The accompanying notes are an integral part of this financial statement.

FUZHOU BAIKETUAN

STATEMENT OF OPERATION

(In U.S. dollars)

For the year ended December 31, 2010
Net revenues	$285,361
Cost of revenues	236,950

Gross profit	48,411

Operating expenses:
Selling and marketing	11,597
General and administrative	32,042

Total operating expenses	43,639
Income from operations	4,772

Provision for income tax	1,193

Net income	$3,579

The accompanying notes are an integral part of this financial statement.

FUZHOU BAIKETUAN

STATEMENT OF CHANGES IN DEFICIT AND COMPREHENSIVE INCOME

(In U.S. dollars)

	Paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total deficit	Total comprehensive income
Balance as of January 1, 2010	$73,806	$—	$(556)	$73,250
Net income	—	3,579	—	3,579	$3,579
Distribution to shareholder		(80,926)		(80,926)
Foreign currency translation adjustments	—	—	2,595	2,595	2,595

Balance as of December 31, 2010	$73,806	$(77,347)	$2,039	$(1,502)	$6,174

The accompanying notes are an integral part of this financial statement.

FUZHOU BAIKETUAN

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the year ended December 31, 2010
Cash flows from operating activities:
Net income	$3,579
Depreciation	868
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities	7,629
Income tax payables	1,193

Net cash provided by operating activities	13,269

Cash flows from investing activities:
Purchase of property and equipment	(8,224)
Amount due from shareholder	73,961

Cash used in investing activities	65,737

Cash flows from financing activities:
Net distribution to shareholder	(80,926)

Net cash provided by financing activities	(80,926)

Effect of exchange rate changes	1,920
Increase in cash	—
Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$—

The accompanying notes are an integral part of this financial statement.

FUZHOU BAIKETUAN

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Fuzhou Fuhai Import and Export Trading Co., Ltd. ("Fuzhou Fuhai"), which was incorporated on July 15, 2009 in Fujian province the People's Republic of China ("PRC"), as a limited liability company. Fuzhou Fuhai had no operation since inception until August 11, 2010.

        On August 11, 2010, Fuzhou Fuhai commenced its operation of online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors under the domain name of www.baiket.com ("Fuzhou Baiketuan", or "the Company") in the PRC.

        On March 18, 2011, Beijing Wowo Tuan acquired the online group buying services business of Fuzhou Fuhai for cash consideration of $45,455 (RMB0.3 million) and this online group buying services business was operating under Beijing Wowo Tuan as one division starting from the acquisition date, March 18, 2011.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Going concern

        The financial statements have been prepared on a going concern basis because Beijing Wowo Tuan has agreed to provide adequate funds to enable the Company to meet in full its financial obligations as they fall due for the foreseeable future.

Revenue recognition

        The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Company records revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the year ended December 31, 2010 were $4,619.

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business taxes that was deducted in arriving net revenue for the year ended December 31, 2010 was $2,818.

FUZHOU BAIKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment and customer returns and refunds. Actual results could differ from those estimates.

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

FUZHOU BAIKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive income

        Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of changes in deficit and comprehensive income.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

FUZHOU BAIKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods

FUZHOU BAIKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

December 31, 2010
Furniture and fixtures	$1,455
Computer and software	6,970

Total	8,425
Less: accumulated depreciation	(890)

Property and equipment, net	$7,535

        Depreciation expenses for the year ended December 31, 2010 was $868.

4.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

December 31, 2010
Accrued payroll and welfare	$4,929
Other tax payable	2,886

$7,815

FUZHOU BAIKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

5.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Group was subject to the income tax rate of 25% for the year ended December 31, 2010.

6.     DISTRIBUTION TO SHAREHOLDERS

        For the year ended December 31, 2010, the Company's shareholders collected cash of $80,926 from the customers on behalf. Such amount would not be paid back to the Company and hence, it was deemed to be distribution to shareholders and recorded as a reduction to the shareholders' equity.

7.     COMMITMENT AND CONTINGENCY

Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2012. Rental expenses under operating leases for the year ended December 31, 2010 was $3,698.

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$12,573
2012	5,177
2013	—
2014	—
2015 and thereafter	—

Total	$17,750

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or

FUZHOU BAIKETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

(In U.S. dollars)

7.     COMMITMENT AND CONTINGENCY (Continued)

the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

8.     SUBSEQUENT EVENTS

        On March 18, 2011, Beijing Wowo Tuan acquired Fuzhou Baiketuan for a cash consideration of $45,455 (RMB0.3 million). In conjunction with the sales and purchase agreements entered into between Beijing Wowo Tuan and the shareholders of Fuzhou Fuhai relating to this acquisition, Beijing Wowo Tuan promised to transfer 49% of the interest of Fuzhou Baiketuan to the key employee for his continuing employment with Fuzhou Baiketuan for the next three years after the acquisition date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 SHANGHAI YINQING ADVERTISING CO., LTD

        We have audited the accompanying balance sheet of Shanghai Yinqing Advertising Co., Ltd ("the Company") as of December 31, 2009 and 2010, and the related statements of operations, changes in deficit and comprehensive loss, and cash flow for the years ended December 31, 2009 and 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2010 and the results of its operations and its cash flows for the years ended December 31, 2009 and 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

SHANGHAI YINQING ADVERTISING CO., LTD

BALANCE SHEETS

(In U.S. dollars)

	December 31,
	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$36,834	$102,450
Prepaid expenses and other current assets	113,527	265,242
Amounts due from related parties	117,747	388,050

TOTAL ASSETS	268,108	755,742

Property, plant and equipment, net	33,341	25,479

Total assets	301,449	781,221

Current liabilities:
Accounts payable	12,952	296,569
Accrued expenses and other current liabilities	79,788	130,621
Amount due to related party	545,787	1,006,361

Total current liabilities	638,527	1,433,551

TOTAL LIABILITIES	638,527	1,433,551

Contingency (Note 8)
Shareholder's deficit:
Paid-in capital	60,410	60,410
Accumulated deficit	(410,474)	(706,987)
Accumulated other comprehensive income/(loss)	12,986	(5,753)

Total deficit	(337,078)	(652,330)

TOTAL LIABILITIES AND DEFICIT	$301,449	$781,221

The accompanying notes are an integral part of these financial statements.

SHANGHAI YINQING ADVERTISING CO., LTD

STATEMENTS OF OPERATIONS

(In U.S. dollars)

	Years ended December 31,
	2009	2010
Net revenues	$298,482	$1,231,737
Cost of revenues	181,351	935,110

Gross profit	117,131	296,627

Operating expenses:
Selling and marketing	191,530	313,363
General and administrative	300,404	279,777

Total operating expenses	491,934	593,140

Loss from operations	(374,803)	(296,513)

Provision for income tax	—	—

Net loss	$(374,803)	$(296,513)

The accompanying notes are an integral part of these financial statements.

SHANGHAI YINQING ADVERTISING CO., LTD

STATEMENTS OF CHANGES IN DEFICIT AND COMPREHENSIVE LOSS

(In U.S. dollars)

	Paid-in capital	Accumulated deficit	Accumulated other comprehensive income/(loss)	Total deficit	Total comprehensive loss
Balance as of January 1, 2009	$60,410	$(35,671)	$325	$25,064
Net loss	—	(374,803)	—	(374,803)	$(374,803)
Foreign currency translation adjustments	—	—	12,661	12,661	12,661

Balance as of December 31, 2009	60,410	(410,474)	12,986	(337,078)	(362,142)

Net loss	—	(296,513)	—	(296,513)	(296,513)
Foreign currency translation adjustments	—	—	(18,739)	(18,739)	(18,739)

Balance as of December 31, 2010	$60,410	$(706,987)	$(5,753)	$(652,330)	$(315,252)

The accompanying notes are an integral part of these financial statements.

SHANGHAI YINQING ADVERTISING CO., LTD

STATEMENTS OF CASH FLOWS

(In U.S. dollars)

	Years ended December 31,
	2009	2010
Cash flows from operating activities:
Net loss	$(374,803)	$(296,513)
Depreciation	4,003	8,391
Changes in operating assets and liabilities:
Accounts receivable	6,923	—
Prepaid expenses and other current assets	(12,347)	(144,324)
Accounts payable	(50,493)	276,459
Accrued expenses and other current liabilities	72,742	46,961

Cash used in operating activities	(353,975)	(109,026)

Cash flows from investing activities:
Purchase of property and equipment	(37,327)	(4,323)

Cash used in investing activities	(37,327)	(4,323)

Cash flows from financing activities:
Amounts due from related parties	(117,684)	(259,960)
Amount due to related party	545,499	431,416

Net cash provided by financing activities	427,815	171,456

Effect of exchange rate changes	19	7,509

Increase in cash	36,532	65,616
Cash and cash equivalents at beginning of year	302	36,834

Cash and cash equivalents at end of year	$36,834	$102,450

The accompanying notes are an integral part of these financial statements.

SHANGHAI YINQING ADVERTISING CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Shanghai Yinqing Advertising Co., Ltd ("the Company") was incorporated on January 18, 2004 in Shanghai, the People's Republic of China ("PRC"), as a limited liability company.

        The Company is engaged in 1) providing online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors in the PRC, and 2) providing agency services by introducing potential customers to 12580 platforms which is an informational platform operated by China Mobile Telecommunications Group Corporation ("China Mobile").

        In March 2011, Beijing Wowo Tuan acquired 51% equity interest of the Company and paid to the Company's existing shareholders for $100,000 (RMB0.66 million). In addition Beijing Wowo Tuan injected $303,030 (RMB2 million) into the Company as capital. Shanghai Yinqing became the subsidiary of Beijing Wowo Tuan from the date of acquisition. The accompanying financial statements are presented for the years ended December 31, 2009 and 2010.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Going concern

        The financial statements have been prepared on a going concern basis because Beijing Wowo Tuan has agreed to provide adequate funds to enable the Company to meet in full its financial obligations as they fall due for the foreseeable future.

Revenue recognition

        The Company recognizes online group buying revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Company records revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the years ended December 31, 2009 and 2010 were insignificant.

        The Company receives commissions from China Mobile for introducing customers to 12580 platform. Commissions from introducing services rendered are recognized after the customer, China Mobile and the Company have signed the service agreements.

SHANGHAI YINQING ADVERTISING CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business taxes that were deducted in arriving net revenue for the years ended December 31, 2009 and 2010 were $27,726 and $68,794, respectively.

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment, customer returns and refunds. Actual results could differ from those estimates.

Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use, and have original maturities of three months or less when purchased.

SHANGHAI YINQING ADVERTISING CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Computer and software	5 years
Leasehold improvement	Shorter of the term of the lease or the estimated useful lives of the assets

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive loss

        Comprehensive loss includes net loss and foreign currency translation adjustments. Comprehensive loss is reported in the statements of changes in deficit and comprehensive loss.

Concentration of credit risk

        Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash. The Company places its cash and cash equivalents with financial institutions with high-credit ratings and quality.

SHANGHAI YINQING ADVERTISING CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments

        Financial instruments include cash and cash equivalents; amount due from/to related parties, and accounts payable. The carrying values of cash and cash equivalents, amount due from/to related parties, and accounts payable approximate their fair values reported in the balance sheet due to the short-term maturities.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also

SHANGHAI YINQING ADVERTISING CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of

SHANGHAI YINQING ADVERTISING CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

	As of December 31
	2009	2010
Advances to employees	$15,898	$2,910
Advances to suppliers	4,249	213,200
Prepaid advertising expense	—	31,917
Short-term deposit	69,078	17,215
Other receivables	24,302	—

Total	$113,527	$265,242

4.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

	As of December 31
	2009	2010
Computer and software	$30,180	$27,362
Leasehold improvement	7,166	10,854

Total	37,346	38,216

Less: accumulated depreciation	(4,005)	(12,737)

Property and equipment, net	$33,341	$25,479

        Depreciation expenses for the years ended December 31, 2009 and 2010 were $4,003 and $8,391, respectively.

SHANGHAI YINQING ADVERTISING CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

(In U.S. dollars)

5.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

	As of December 31
	2009	2010
Accrued payroll and welfare	$31,759	$23,485
Advance from customers	31,423	61,605
Other tax payable	16,606	31,403
Other payables	—	14,128

Total	$79,788	$130,621

6.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% in the years ended December 31, 2009 and 2010. No income tax expense was recognized for the years ended December 31, 2009 and 2010 as the Company incurred operating loss for both years.

	December 31, 2009	December 31, 2010
Deferred tax assets
Non-current
Net operating loss carry forwards	$102,619	$176,747

Total deferred tax assets	102,619	176,747

Valuation allowance	(102,619)	(176,747)

Net deferred tax assets	$—	$—

        The Company had net operating losses of $410,474 and $706,987 as of December 31, 2009 and 2010, respectively. As of December 31, 2009 and 2010, valuation allowance were $102,619 and $176,747, respectively, which was provided against deferred tax assets arising from net operating losses of the Company due to the uncertainty of realization.

SHANGHAI YINQING ADVERTISING CO., LTD

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

(In U.S. dollars)

7.     RELATED PARTY BALANCE

	December 31,
	2009	2010
Amount due from related parties (i)	$117,747	$388,050

Total	$117,747	$388,050

Amount due to related party (ii)	$545,787	$1,006,361

Total	$545,787	$1,006,361

(i)
The amount represents expenses paid by the Company on behalf of its affiliated entities. The balance was interest free, unsecured and has no fixed repayment terms.

(ii)
The amount represents the unsecured, interest-free loan from Shenzhen Huihai and was repayable on demand.

8.     CONTINGENCY

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

        We have audited the accompanying balance sheet of Beijing Kaiyishidai Network and Technology Co., Ltd. ("the Company") as of December 31, 2010 and the related statements of operations, changes in equity and comprehensive income, and cash flow for the period from September 27, 2010 (inception date) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from September 27, 2010 (inception date) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$118,512

Total current assets	118,512

Property and equipment, net	6,344

TOTAL ASSETS	124,856

Current liabilities:
Accrued expenses and other current liabilities	103,606
Income tax payable	1,525

Total current liabilities	105,131

Total liabilities	105,131

Commitment and contingency (Note 6)
Shareholder's equity:
Paid-in capital	14,945
Retained earnings	4,465
Accumulated other comprehensive income	315

Total equity	19,725

TOTAL LIABILITIES AND EQUITY	$124,856

The accompanying notes are an integral part of this financial statement.

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

STATEMENT OF OPERATIONS

(In U.S. dollars)

For the period from September 27, 2010 (inception date) to December 31, 2010
Net revenues	$65,210
Cost of revenues	22,265

Gross profit	42,945

Operating expenses:
Selling and marketing	14,797
General and administrative	22,195

Total operating expenses	36,992

Income from operations	5,953

Provision for income tax	1,488

Net income	$4,465

The accompanying notes are an integral part of this financial statement.

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD

STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME

(In U.S. dollars)

	Paid-in capital	Retained earnings	Accumulated other comprehensive income	Total equity	Total comprehensive income
Balance as of September 27, 2010
(inception date)	$—	$—	$—	$—
Capital contribution from shareholder	14,945	—	—	14,945
Net income	—	4,465	—	4,465	$4,465
Foreign currency translation adjustments	—	—	315	315	315

Balance as of December 31, 2010	$14,945	$4,465	$315	$19,725	$4,780

The accompanying notes are an integral part of this financial statement.

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the period from September 27, 2010 (inception date) to December 31, 2010
Cash flows from operating activities:
Net income	$4,465
Depreciation	61
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities	101,150
Income tax payable	1,488

Net cash provided by operating activities	107,164

Cash flows from investing activities:
Purchase of property and equipment	(6,255)

Net cash used in investing activities	(6,255)

Cash flows from financing activities:
Capital contribution by shareholders	14,945

Net cash provided by financing activities	14,945

Effect of exchange rate changes	2,658

Increase in cash	118,512
Cash and cash equivalents as of September 27, 2010 (inception date)	—

Cash and cash equivalents as of December 31, 2010	$118,512

The accompanying notes are an integral part of this financial statement.

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Beijing Kaiyishidai Network and Technology Co., Ltd. ("the Company") was incorporated on September 27, 2010 in Beijing, the People's Republic of China ("PRC"), as a limited liability company.

        The Company is principally engaged in providing advertising services by its online platform for group buying companies in the PRC.

        On April 1, 2011, Mr. Maodong Xu acquired 100% equity interest of Beijing Kaiyishidai Network and Technology Co., Ltd. for cash consideration of $909,091 (RMB6 million).

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Revenue recognition

        The Company's revenue is derived from selling online advertisements and providing online platform services for group buying companies. The Company typically signs standard contracts with its advertising customers on the Company's website for a period of time. The Company recognizes revenues ratably over the period for which the advertisements are displayed and the website links are published.

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business tax that was deducted in arriving net revenue for the period from September 27, 2010 to December 31, 2010 was $3,795.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue which are primarily the operating cost in relation to maintaining the online platform, designing the advertisements and publishing information.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment and customer returns and refunds. Actual results could differ from those estimates.

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use, and have original maturities of three months or less when purchased.

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive income

        Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of changes in equity and comprehensive income.

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of credit risk

        Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash. The Company places its cash and cash equivalents with financial institutions with high-credit ratings and quality.

Fair value of financial instruments

        Financial instruments include cash and cash equivalents. The carrying values of cash and cash equivalents approximate their fair values reported in the balance sheet due to the short-term maturities.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

December 31, 2010
Furniture and fixtures	$1,780
Computer and software	$4,627

Total	6,407
Less: accumulated depreciation	(63)

Property and equipment, net	$6,344

        Depreciation expenses for the period from September 27, 2010 (inception date) to December 31, 2010 was $61.

4.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

December 31, 2010
Short term deposit	$99,350
Accrued payroll and welfare	368
Other tax payable	3,888

Total	$103,606

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

5.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% in the period from September 27, 2010 (inception date) to December 31, 2010.

6.     COMMITMENT AND CONTINGENCY

Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2011. Rental expense under operating leases for the period from September 27, 2010 to December 31, 2010 was $6,139.

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$5,547
2012	—
2013	—
2014	—
2015 and thereafter	—

Total	$5,547

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying

BEIJING KAIYISHIDAI NETWORK AND TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

6.     COMMITMENT AND CONTINGENCY (Continued)

services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 CHANGZHOU JINGCAITUAN

        We have audited the accompanying balance sheet of Changzhou Jingcaituan ("the Company") as of December 31, 2010 and the related statements of operations, changes in equity and comprehensive income, and cash flow for the period from August 2, 2010 (inception date) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from August 2, 2010 (inception date) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

CHANGZHOU JINGCAITUAN

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$38,360
Prepaid expenses and other current assets	172,883

Total current assets	211,243

Property and equipment, net	51,084

TOTAL ASSETS	262,327

Current liabilities:
Accrued expenses and other current liabilities	22,480
Income tax payable	7,425

Total current liabilities	29,905

Total liabilities	29,905

Commitment and contingency (Note 8)
Shareholder's equity:
Paid-in capital	295,247
Accumulated deficit	(71,136)
Accumulated other comprehensive income	8,311

Total equity	232,422

TOTAL LIABILITIES AND EQUITY	$262,327

The accompanying notes are an integral part of this financial statement.

CHANGZHOU JINGCAITUAN

STATEMENT OF OPERATIONS

(In U.S. dollars)

For the period from August 2, 2010 (inception date) to December 31, 2010
Net revenues	$1,245,805
Cost of revenues	1,114,373

Gross profit	131,432

Operating expenses:
Selling and marketing	41,068
General and administrative	61,603

Total operating expenses	102,671

Income from operations	28,761
Interest income	233

Income before provision for income tax	28,994

Provision for income tax	7,248

Net income	$21,746

The accompanying notes are an integral part of this financial statement.

CHANGZHOU JINGCAITUAN

STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME

(In U.S. dollars)

	Paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total equity	Total comprehensive income
Balance as of August 2, 2010 (inception date)	$—	$—	$—	$—
Capital contribution from shareholder	295,247	—	—	295,247
Net income	—	21,746	—	21,746	$21,746
Distribution to shareholder	—	(92,882)	—	(92,882)
Foreign currency translation adjustments	—	—	8,311	8,311	8,311

Balance as of December 31, 2010	$295,247	$(71,136)	$8,311	$232,422	$30,057

The accompanying notes are an integral part of this financial statement.

CHANGZHOU JINGCAITUAN

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the period from August 2, 2010 (inception date) to December 31, 2010
Cash flows from operating activities:
Net income	$21,746
Depreciation	1,936
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(168,783)
Accrued expenses and other current liabilities	21,948
Income tax payable	7,248

Net cash used in operating activities	(115,905)

Cash flows from investing activities:
Purchase of property and equipment	(51,808)

Cash used in investing activities	(51,808)

Cash flows from financing activities:
Capital injection from shareholders	295,247
Net distribution to shareholders	(92,882)

Net cash provided by financing activities	202,365

Effect of exchange rate changes	3,708

Increase in cash	38,360
Cash and cash equivalents as of August 2, 2010 (inception date)	—

Cash and cash equivalents as of December 31, 2010	$38,360

The accompanying notes are an integral part of this financial statement.

CHANGZHOU JINGCAITUAN

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 2, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Jiangsu Chuangcai Culture Media Co., Ltd. ("Jiangsu Chuangcai") which was incorporated on August 2, 2010 in Changzhou, the People's Republic of China ("PRC"), as a limited liability company. Jiangsu Changcai was engaged principally in providing online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors under domain name of www.niceful.com ("Changzhou Jingcaituan" or "the Company") in the PRC.

        On April 3, 2011, Beijing Wowo Tuan Information Technology Co., Ltd. (Beijing Wowo Tuan) acquired the online group buying services business of Jiangsu Chuangcai for cash consideration of $818,182 (RMB5.4 million) and such business acquired was operating under Beijing Wowo Tuan as one division. The accompanying financial statements are presented for the period from August 2, 2010 (inception date) to December 31, 2010.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Revenue recognition

        The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Company records revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the period from August 2, 2010 to December 31, 2010 was $5,915.

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business taxes that was deducted in arriving net revenue for the period from August 2, 2010 to December 31, 2010 was $7,649.

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying

CHANGZHOU JINGCAITUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 2, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment and customer returns and refunds. Actual results could differ from those estimates.

Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use, and have original maturities of three months or less when purchased.

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years
Vehicles	5 years

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

CHANGZHOU JINGCAITUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 2, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive income

        Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of changes in equity and comprehensive income.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods

CHANGZHOU JINGCAITUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 2, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments

CHANGZHOU JINGCAITUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 2, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

December 31, 2010
Advance to a third party	$96,159
Prepaid service fee	75,758
Prepaid rental expenses	966

$172,883

CHANGZHOU JINGCAITUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 2, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

4.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

December 31, 2010
Furniture and fixtures	$7,069
Computer and software	35,089
Vehicles	10,909

Total	53,067
Less: accumulated depreciation	(1,983)

Property and equipment, net	$51,084

        Depreciation expenses for the period from August 2, 2010 to December 31, 2010 was $1,936.

5.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

December 31, 2010
Other tax payable	$7,835
Accrued payroll and welfare	14,645

$22,480

6.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Group was subject to the income tax rate of 25% in the period from August 2, 2010 to December 31, 2010.

7.     DISTRIBUTION TO SHAREHOLDERS

        During the period from August 2, 2010 to December 31, 2010, the Company's shareholders collected cash of $92,882 from the customers on behalf. Such amount would not be paid back to the Company and hence, it was deemed to be distribution to shareholders and recorded as a reduction to the shareholders' equity.

8.     COMMITMENT AND CONTINGENCY

Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2020. Rental expenses under operating leases for the period from August 2, 2010 to December 31, 2010 was $13,586.

CHANGZHOU JINGCAITUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM AUGUST 2, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

8.     COMMITMENT AND CONTINGENCY (Continued)

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$45,914
2012	12,573
2013	12,573
2014	12,573
2015 and thereafter	69,155

Total	$152,788

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

9.     SUBSEQUENT EVENTS

        In April 2011, Beijing Wowo Tuan acquired 100% interest in Changzhou Jingcaituan from the shareholders of Jiangsu Chuangcai for a cash consideration of $818,182 (RMB 5.4 million) and operates the business acquired as one division of Beijing Wowo Tuan.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 LANGFANG WODETUAN

        We have audited the accompanying balance sheet of Langfang Wodetuan ("the Company") as of December 31, 2010 and the related statements of operations, changes in deficit and comprehensive income, and cash flow for the period from October 18, 2010 (inception date) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from October 18, 2010 (inception date) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

LANGFANG WODETUAN

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Non-current assets:
Property and equipment, net	$4,926

TOTAL ASSETS	4,926

Current liabilities:
Accrued expenses and other current liabilities	8,703
Income tax payable	8,892

Total current liabilities	17,595

Total liabilities	17,595

Commitment and contingency (Note 7)
Shareholder's deficit:
Paid-in capital	75,256
Accumulated deficit	(89,059)
Accumulated other comprehensive income	1,134

Total deficit	(12,669)

TOTAL LIABILITIES AND DEFICIT	$4,926

The accompanying notes are an integral part of this financial statement.

LANGFANG WODETUAN

STATEMENT OF OPERATIONS

(In U.S. dollars)

For the period from October 18, 2010 (inception date) to December 31, 2010
Net revenues	$410,619
Cost of revenues	327,439

Gross profit	83,180

Operating expenses:
Selling and marketing	19,382
General and administrative	29,073

Total operating expenses	48,455

Income from operations	34,725

Provision for income tax	8,681

Net income	$26,044

The accompanying notes are an integral part of this financial statement.

LANGFANG WODETUAN

STATEMENT OF CHANGES IN DEFICIT AND COMPREHENSIVE INCOME

(In U.S. dollars)

	Paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total deficit	Total comprehensive income
Balance as of October 18, 2010 (inception date)	$—	$—	$—	$—
Capital contribution from shareholder	75,256	—	—	75,256
Net income	—	26,044	—	26,044	$26,044
Distribution to shareholder	—	(115,103)	—	(115,103)
Foreign currency translation adjustments	—	—	1,134	1,134	1,134

Balance as of December 31, 2010	$75,256	$(89,059)	$1,134	$(12,669)	$27,178

The accompanying notes are an integral part of this financial statement.

LANGFANG WODETUAN

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the period from October 18, 2010 (inception date) to December 31, 2010
Cash flows from operating activities:
Net income	$26,044
Depreciation	677
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities	8,496
Income tax payable	8,681

Net cash provided by operating activities	43,898

Cash flows from investing activities:
Purchase of property and equipment	(5,486)

Cash used in investing activities	(5,486)

Cash flows from financing activities:
Capital contribution by shareholders	75,256
Distribution to shareholders	(115,103)

Net cash provided by financing activities	(39,847)

Effect of exchange rate changes	1,435

Increase in cash	—
Cash and cash equivalents as of October 18, 2010 (inception date)	—

Cash and cash equivalents as of December 31, 2010	$—

The accompanying notes are an integral part of this financial statement.

LANGFANG WODETUAN

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 18, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Beijing Xinhai Hudong Technology Co., Ltd. ("Beijing Xinhai Hudong") was incorporated on October 18, 2010 in Beijing, the People's Republic of China ("PRC"), as a limited liability company.

        Beijing Xinhai Hudong principally engaged in the operation of online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors under the domain name of www.wdtuan.com ("Langfang Wodetuan" or "the Company") in the PRC.

        On April 7, 2011, Beijing Wowo Tuan Information Technology Co., Ltd.(Beijing Wowo Tuan) acquired the online group buying services business of Beijing Xinhai Hudong (the "acquisition") for cash consideration of $75,758 (RMB0.5 million). Subsequent to the acquisition, Beijing Wowo Tuan has set up a new corporation, Langfang Wowo Tuan Information Technology Co., Ltd. ("Langfang Wowo Tuan") on May 10, 2011 and transferred this online group buying services business of Langfang Wodetuan to Langfang Wowo Tuan. During the period between the date of acquisition, April 7, 2011, and the establishment date of Langfang Wowo Tuan, May 10, 2011, the business acquired by Beijing Wowo Tuan was operating under Beijing Wowo Tuan as one division. The accompanying financial statements are presented for the period from October 18, 2010 (inception date) to December 31, 2010.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Revenue recognition

        The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Compay records revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the period from October 18, 2010 (inception date) to December 31, 2010 was $3,507.

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business tax that was deducted in

LANGFANG WODETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM OCTOBER 18, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

arriving net revenue for the period from October 18, 2010 (inception date) to December 31, 2010 was $4,841.

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment and customer returns and refunds. Actual results could differ from those estimates.

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

LANGFANG WODETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM OCTOBER 18, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive income

        Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of changes in equity and comprehensive income.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods

LANGFANG WODETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM OCTOBER 18, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments

LANGFANG WODETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM OCTOBER 18, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

December 31, 2010
Furniture and fixtures	$273
Computer and software	5,347

Total	5,620
Less: accumulated depreciation	(694)

Property and equipment, net	$4,926

        Depreciation expense for the period from October 18, 2010 (inception date) to December 31, 2010 was $677.

LANGFANG WODETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM OCTOBER 18, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

4.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

December 31, 2010
Other tax payable	$4,959
Accrued payroll and welfare payable	$3,744

$8,703

5.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% in the period from October 18, 2010 (inception date) to December 31, 2010.

6.     DISTRIBUTION TO SHAREHOLDERS

        During the period from October 18, 2010 to December 31, 2010, the Company's shareholders collected cash of $115,103 from the customers on behalf. Such amount would not be paid back to the Company and hence, it was deemed to be distribution to shareholders and recorded as a reduction to the shareholders' equity.

7.     COMMITMENT AND CONTINGENCY

  Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2011. Rental expense under operating leases for the period from October 18, 2010 (inception date) to December 31, 2010 was $3,328.

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$1,109
2012	—
2013	—
2014	—
2015 and thereafter	—

Total	$1,109

LANGFANG WODETUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM OCTOBER 18, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

7.     COMMITMENT AND CONTINGENCY (Continued)

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

8.     SUBSEQUENT EVENTS

        On April 7, 2011, Beijing Wowo Tuan acquired Langfang Wodetuan for a cash consideration of $75,758 (RMB0.5 million). In conjunction with the sales and purchase agreements entered into between Beijing Wowo Tuan and the shareholders of Beijing Xinhai Hudong, Beijing Wowo Tuan promised to transfer 49% of the interest of Langfang Wodetuan to the original shareholders and the key employee for their continuing employment with Langfang Wodetuan for the next three years after the acquisition date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF

NINGBO TANGTUAN

        We have audited the accompanying balance sheet of Ningbo Tangtuan ("the Company") as of December 31, 2010 and the related statements of operations, changes in deficit and comprehensive loss, and cash flow for the period from June 13, 2010 (inception date) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from June 13, 2010 (inception date) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

NINGBO TANGTUAN

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$7,170
Prepaid expenses and other current assets	394

Total current assets	7,564

Property and equipment, net	3,750

TOTAL ASSETS	11,314

Current liabilities:
Account payable	88,705
Accrued expenses and other current liabilities	10,873

Total current liabilities	99,578

Total liabilities	99,578

Commitment and contingenciey (Note 8)
Shareholder's deficit:
Paid-in capital	14,637
Accumulated deficit	(102,462)
Accumulated other comprehensive loss	(439)

Total deficit	(88,264)

TOTAL LIABILITIES AND DEFICIT	$11,314

The accompanying notes are an integral part of this financial statement.

NINGBO TANGTUAN

STATEMENT OF OPERATION

(In U.S. dollars)

For the period from June 13, 2010 (inception date) to December 31, 2010
Net revenues	$697,429
Cost of revenues	630,117

Gross profit	67,312

Operating expenses:
Selling and marketing	54,514
General and administrative	52,043

Total operating expenses	106,557

Loss from operations	(39,245)

Provision for income tax	—

Net loss	$(39,245)

The accompanying notes are an integral part of this financial statement.

NINGBO TANGTUAN

STATEMENT OF CHANGES IN DEFICIT AND COMPREHENSIVE LOSS

(In U.S. dollars)

	Paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total deficit	Total comprehensive loss
Balance as of June 13 , 2010 (inception date)	$—	$—	$—	$—
Capital contribution from shareholders	$14,637	—	—	14,637
Net loss	—	(39,245)	—	(39,245)	$(39,245)
Distribution to shareholders		(63,217)		(63,217)
Foreign currency translation adjustments	—	—	(439)	(439)	(439)

Balance as of December 31, 2010	$14,637	$(102,462)	$(439)	$(88,264)	$(39,684)

The accompanying notes are an integral part of this financial statement.

NINGBO TANGTUAN

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the period from June 13, 2010 (inception date) to December 31, 2010
Cash flows from operating activities:
Net loss	$(39,245)
Depreciation	407
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(385)
Accounts payable	86,602
Accrued expenses and other current liabilities	10,615

Net cash provided by operating activities	57,994

Cash flows from investing activities:
Purchase of property and equipment	(4,068)

Cash used in investing activities	(4,068)

Cash flows from financing activities:
Capital contribution from shareholder	14,637
Distribution to shareholder	(63,217)

Net cash provided by financing activities	(48,580)

Effect of exchange rate changes	1,824
Increase in cash	7,170
Cash and cash equivalents as of June 13, 2010 (inception date)	—

Cash and cash equivalents as of December 31, 2010	$7,170

The accompanying notes are an integral part of this financial statement.

NINGBO TANGTUAN

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE13, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Ningbo Haishu Tangheng Trading Co., Ltd. ("Ningbo Haishu Tangheng"), was incorporated on June 13, 2010 in Zhejiang province, the People's Republic of China ("PRC"), as a limited liability company.

        Ningbo Haishu Tangheng was principally engaged in the operation of online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors under the domain name of www.tomtuan.com ("Ningbo Tangtuan" or "the Company") in the PRC.

        On April 15, 2011, Beijing Wowo Tuan Information Technology Co., Ltd. ("Beijing Wowo Tuan") acquired the online group buying services business of Ningbo Haishu Tangheng Ltd. (the "acquisition") for cash consideration of $303,030 (RMB2 million) and this online group buying services business was operating under Beijing Wowo Tuan as one division. The accompanying financial statements are presented for the period from June 13, 2010 (inception date) to December 31, 2010.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Going concern

        The financial statements have been prepared on a going concern basis because Beijing Wowo Tuan has agreed to provide adequate funds to enable the Company to meet in full its financial obligations as they fall due for the foreseeable future.

Revenue recognition

        The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Company record revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the period from May 27, 2010 to December 31, 2010 was insignificant.

NINGBO TANGTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE13, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business taxes that were deducted in arriving net revenue for the period from June 13, 2010 (inception date) to December 31, 2010 was $3,918.

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment and customer returns and refunds. Actual results could differ from those estimates.

Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use, and have original maturities of three months or less when purchased.

NINGBO TANGTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE13, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive loss

        Comprehensive loss includes net loss and foreign currency translation adjustments. Comprehensive loss is reported in the statements of changes in deficit and comprehensive loss.

Fair value of financial instruments

        Financial instruments include cash and cash equivalents, and accounts payable. The carrying values of cash and cash equivalents, and accounts payable approximate their fair values reported in the balance sheet due to the short-term maturities.

NINGBO TANGTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE13, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to

NINGBO TANGTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE13, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011.

NINGBO TANGTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE13, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

December 31, 2010
Furniture and fixtures	$2,045
Computer and software	2,122

Total	4,167
Less: accumulated depreciation	(417)

Property and equipment, net	$3,750

        Depreciation expenses for the period from August 11, 2010 to December 31, 2010 was $407.

4.     PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

December 31, 2010
Rental deposit	$394

$394

5.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

December 31, 2010
Advance from customers	$4,299
Accrued payroll and welfare	2,561
Business tax payable	4,013

$10,873

6.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% in the period

NINGBO TANGTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE13, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

6.     INCOME TAX (Continued)

from June 13, 2010 (inception date) to December 31, 2010. During the period, no income tax expense was recognized as the Company incurred operating loss.

December 31, 2010
Deferred tax assets
Non-current
Net operating loss carry forwards	$9,811

Total deferred tax assets	9,811
Valuation allowance	(9,811)
Net deferred tax assets	$—

        The Company had net operating losses of $39,245 as December 31, 2010. As of December 31, 2010, valuation allowance was $9,811, which was provided against deferred tax assets arising from net operating losses of the Company due to the uncertainty of realization.

7.     DISTRIBUTION TO SHAREHOLDERS

        During the period from June 13, 2010 to December 31, 2010, the Company's shareholders collected cash of $63,217 from the customers on behalf. Such amount would not be paid back to the Company and hence, it was deemed to be distribution to shareholders and recorded as a reduction to the shareholders' equity.

8.     COMMITMENT AND CONTINGENCY

Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2011. Rental expenses under operating leases for the period from June 13, 2010 (inception date) to December 31, 2010 was $769.

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$3,846
2012	—
2013	—
2014	—
2015 and thereafter	—

Total	$3,846

NINGBO TANGTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM JUNE13, 2010 (INCEPTION DATE)

TO DECEMBER 31, 2010

(In U.S. dollars)

8.     COMMITMENT AND CONTINGENCY (Continued)

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

9.     SUBSEQUENT EVENTS

        In April 2011, Beijing Wowo Tuan acquired Ningbo Tangtuan for a total consideration of $303,030 (RMB2 million). In conjunction with the sales and purchase agreements entered into between Beijing Wowo Tuan and the shareholders of Ningbo Haishu Tangheng relating to this acquisition, Beijing Wowo Tuan promised to transfer 49% interest of Ningbo Tangtuan to the original shareholder and the key employee for their continuing employment with Ningbo Tangtuan for the next three years after the acquisition date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO SHAREHOLDERS OF
 XIAMEN SHANTUAN

        We have audited the accompanying balance sheet of Xiamen Shantuan ("the Company") as of December 31, 2010 and the related statements of operations, changes in deficit and comprehensive loss, and cash flow for the period from May 17, 2010 (inception date) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from May 17, 2010 (inception date) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
August 5, 2011

XIAMEN SHANTUAN

BALANCE SHEET

(In U.S. dollars)

As of December 31, 2010
ASSETS
Current assets:
Prepaid expenses and other current assets	$4,847

Total current assets	4,847

Property and equipment, net	8,689

TOTAL ASSETS	13,536

Current liabilities:
Account payable	241,521
Accrued expenses and other current liabilities	18,545

Total current liabilities	260,066

Total liabilities	260,066

Commitment and contingency (Note 8)
Shareholder's deficit:
Paid-in capital	146,469
Accumulated deficit	(397,299)
Accumulated other comprehensive income	4,300

Total deficit	(246,530)

TOTAL LIABILITIES AND DEFICIT	$13,536

The accompanying notes are an integral part of this financial statement.

XIAMEN SHANTUAN

STATEMENT OF OPERATIONS

(In U.S. dollars)

For the period from May 17, 2010 (inception date) to December 31, 2010
Net revenues	$1,035,692
Cost of revenues	910,777

Gross profit	124,915

Operating expenses:
Selling and marketing	61,962
General and administrative	93,569

Total operating expenses	155,531

Loss from operations	(30,616)

Other expense	(116)

Loss before provision for income tax	(30,732)
Provision for income tax	—

Net loss	$(30,732)

The accompanying notes are an integral part of this financial statement.

XIAMEN SHANTUAN

STATEMENT OF CHANGES IN DEFICIT AND COMPREHENSIVE LOSS

(In U.S. dollars)

	Paid-in capital	Accumulative deficit	Accumulated other comprehensive income	Total deficit	Total comprehensive loss
Balance as of May 17, 2010 (inception date)	$—	$—	$—	$—	$—
Capital contribution from shareholder	146,469	—	—	146,469
Net loss	—	(30,732)	—	(30,732)	(30,732)
Distribution to shareholder	—	(366,567)	—	(366,567)	—
Foreign currency translation adjustments	—	—	4,300	4,300	4,300

Balance as of December 31, 2010	$146,469	$(397,299)	$4,300	$(246,530)	$(26,432)

The accompanying notes are an integral part of this financial statement.

XIAMEN SHANTUAN

STATEMENT OF CASH FLOWS

(In U.S. dollars)

For the period from May 17, 2010 (inception date) to December 31, 2010
Cash flows from operating activities:
Net loss	$(30,732)
Depreciation	510
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(4,732)
Accounts payable	235,794
Accrued expenses and other current liabilities	18,106

Net cash provided by operating activities	218,946

Cash flows from investing activities:
Purchase of property and equipment	(8,993)

Cash used in investing activities	(8,993)

Cash flows from financing activities:
Capital contribution from shareholders	146,469
Net distribution to shareholders	(366,567)

Net cash provided by financing activities	(220,098)

Effect of exchange rate changes	10,145
Increase in cash	—
Cash and cash equivalents as of May 17, 2010 (inception date)	—

Cash and cash equivalents as of December 31, 2010	$—

The accompanying notes are an integral part of this financial statement.

XIAMEN SHANTUAN

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM MAY 17, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Xiamen Juwang Information Technology Co., Ltd. ("Xiamen Juwang") was incorporated on May 17, 2010 in Fujian province, the People's Republic of China ("PRC") as a limited liability company. Xiamen Juwang is principally engaged in provision of online group buying services in the foodservice, health and beauty, leisure, recreation and retail sectors under the domain name of www.shantuan.cn ("Xiamen Shantuan") in the PRC.

        On April 29, 2011, Beijing Wowo Tuan Information Technology Co., Ltd. ("Beijing Wowo Tuan") acquired the online group buying services business of Xiamen Juwang for cash consideration of $303,030 (RMB2 million) and such business was operating under Beijing Wowo Tuan as one division. The accompanying financial statements are presented for the period from the period from May 17, 2010 to December 31, 2010.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

Going concern

        The financial statements have been prepared on a going concern basis because Beijing Wowo Tuan has agreed to provide adequate funds to enable the Company to meet in full its financial obligations as they fall due for the foreseeable future.

Revenue recognition

        The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria generally are met when (i) the number of participating users reaches the minimum requirement of the merchants; (ii) the participating users have made their payments to the Company; and (iii) the Company has released the electronic coupons for the agreed discounted prices to the participating users. The Company records the gross amount it receives, excluding taxes where applicable, when (i) the Company is the primary obligor in the transaction; (ii) the Company has latitude in establishing price; (iii) the Company has discretion in supplier selection. In addition, the Company records revenue on a net basis when (i) the Company is not the primary obligor in the transaction; (ii) the Company collects pre-agreed fixed amount from the merchant clients and (iii) the merchant clients have the credit risk. The total return and refund amount for the period from May 17, 2010 to December 31, 2010 was $26,827.

XIAMEN SHANTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 17, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services and the related revenues are presented net of business taxes incurred. Business tax that was deducted in arriving net revenue for the period from May 17, 2010 to December 31, 2010 was $7,270.

Rewards programs

        The Company uses various customer reward programs to build brand loyalty and provide customers with incentives to buy the offered goods and services. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, the Company grants the customer credits that can be redeemed in the future. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheets and records the corresponding offset to revenue on the statements of operations.

Cost of revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue. Payments made to merchants are based on either negotiated payment schedules or the redemption of coupons by customers.

Use of estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant accounting estimates reflected in the Company's financial statements include useful lives and impairment for property and equipment and customer returns and refunds. Actual results could differ from those estimates.

Property and equipment, net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Furniture and fixtures	5 years
Computer and software	5 years

Operating leases

        Leases where substantially all the rewards and risks of the ownership of the assets remain with the leasing companies are accounted for as operating leases. Payments made for the operating leases are

XIAMEN SHANTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 17, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

charged to the statements of operations on a straight-line basis over the lease term and have been included in the operating expenses in the statements of operations.

Foreign currency translation

        The functional currency of the Company is the Renminbi ("RMB").

        Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

        The Company's entities with functional currency of RMB translate their operating results and financial position into the U.S. dollar, the Company's reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive income

        Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of changes in equity and comprehensive income.

Fair value of financial instruments

        Financial instruments include accounts payable. The carrying values of accounts payable approximate their fair values reported in the balance sheet due to the short-term maturities.

Recently issued accounting standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued an authoritative pronouncement regarding the revenue arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence ("VSOE"), vendor objective evidence ("VOE") or third-party evidence ("TPE") is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        On January 21, 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new

XIAMEN SHANTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 17, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not expect the adoptions of this pronouncement will have a significant impact on its financial position, results of operations or cash flows.

        In December 2010, the FASB issued an authoritative pronouncement on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2010. Early adoption will not be permitted. For nonpublic entities, the guidance is effective for impairment tests performed during entities' fiscal years (and interim periods within those years) that begin after December 15, 2011. Early application for nonpublic entities is permitted; nonpublic entities that elect early application will use the same effective date as that for public entities. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

XIAMEN SHANTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 17, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In December 2010, the FASB issued an authoritative pronouncement on disclosure of supplementary pro forma information for business combinations. The objective of this guidance is to address diversity in practice regarding the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments will be effective for business combinations consummated in periods beginning after December 15, 2010, and should be applied prospectively as of the date of adoption. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

        In June 2011, the FASB issued an authoritative pronouncement to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance should be applied retrospectively. The amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of this pronouncement will have a significant effect on its financial position, results of operations or cash flows.

3.     PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

December 31, 2010
Advance to suppliers	$2,332
Rental deposit	2,515

$4,847

XIAMEN SHANTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 17, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

4.     PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following:

December 31, 2010
Furniture and fixtures	$1,408
Computer and software	7,803

Total	9,211
Less: accumulated depreciation	(522)

Property and equipment, net	$8,689

        Depreciation expenses for the period from May 17, 2010 (inception date) to December 31, 2010 were $510.

5.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

December 31, 2010
Accrued payroll and welfare	$11,099
Other tax payable	7,446

$18,545

6.     INCOME TAX

        The Enterprise Income Tax Law (the "New EIT Law"), effective on January 1, 2008, adopted a unified income tax rate of 25%. The Company was subject to the income tax rate of 25% in the period from May 17, 2010 to December 31, 2010.

        The significant components of the Company's deferred tax assets were as follows:

As of December 31, 2010
Deferred tax assets
Non-current
Net operating loss carry forwards	$7,683

Total deferred tax assets	7,683
Less: valuation allowance	(7,683)

Net deferred tax assets	$—

XIAMEN SHANTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 17, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

6.     INCOME TAX (Continued)

        The Company has net operating losses of $30,732 for the period from May 27, 2010 to December 31, 2010. As of December 31, 2010, valuation allowance was $7,683 which was provided against deferred tax assets arising from net operating losses of the Company due to the uncertainty of realization.

7.     DISTRIBUTION TO SHAREHOLDERS

        During the period from May 17, 2010 to December 31, 2010, the Company's shareholders collected cash of $366,567 from the customers on behalf. Such amount would not be paid back to the Company and hence, it was deemed to be distribution to shareholders and recorded as a reduction to the shareholders' equity.

8.     COMMITMENT AND CONTINGENCY

  Operating lease

        The Company leases certain office premises under non-cancellable leases, which will expire in 2012. Rental expenses under operating leases for the period from May 17, 2010 to December 31, 2010 was $8,032.

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

Years ending December 31:
2011	$15,680
2012	9,822
2013	—
2014	—
2015 and thereafter	—

Total	$25,502

Business tax

        The Company is subject to business taxes at the rate of 5% on certain types of services which are recorded based on the revenue recognized net of the costs of sales. Under the prevailing PRC tax laws and regulations, a tax payer's business turnover usually consists of the total consideration plus all other fees and charges received for the provision of taxable services. Meanwhile, there are special provisions which clarify the amounts to be included in a taxpayer's turnover and allow costs to be deducted from turnover for specific industries. Given that the group buying industry in China is still at an early stage of development, currently there is no PRC law or regulation specifically addressing the business tax obligations associated with group buying services in particular. Taking into consideration the nature of group buying business which is essentially an intermediary entity through which the merchants sell services to the end customers, management of the Company believes that the current payment of

XIAMEN SHANTUAN

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD FROM MAY 17, 2010

(INCEPTION DATE) TO DECEMBER 31, 2010

(In U.S. dollars)

8.     COMMITMENT AND CONTINGENCY (Continued)

business tax on net basis should be in line with the underlying principle of the PRC tax laws and regulations. So far the Company's business taxes have been collected by the relevant local tax authority on the basis of the balance between the revenue and the cost of sales, not on the revenue. Although the Company believes that it is appropriate to pay business taxes on a net basis, the PRC tax authorities may challenge such basis of the Company's business tax obligations. If such tax authority or the relevant tax authorities in other places or at higher level subsequently determine that the Company's business taxes should be paid on the gross amount of sales relating to the group buying services or any new laws, regulations, interpretations, clarifications, or new implementing rules and otherwise require the Company's business taxes to be paid on the gross revenue, this would result in an increase of the Company's business tax liability, and the PRC authorities may impose late payment fees and other penalties on the Company for any unpaid business taxes.

9.     SUBSEQUENT EVENTS

        On April 29, 2011, Beijing Wowo Tuan acquired Xiamen Shantuan for a cash consideration of $303,030 (RMB2 million). In conjunction with the sales and purchase agreements entered into between Beijing Wowo Tuan and the shareholders of Xiamen Juwang relating to this acquisition, Beijing Wowo Tuan promised to transfer 49% of the interest of Xiamen Shantuan to the selling shareholder and the key employee for their continuing employment with Xiamen Shantuan for the next three years after the acquisition date.

Wowo Limited
American Depositary Shares
Representing Ordinary Shares

Prospectus

BofA Merrill Lynch	UBS Investment Bank

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant's articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

        Under the form of indemnification agreements filed as Exhibit 10.3 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

        The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent Sales of Unregistered Securities

        During the past three years, we have issued and sold the securities in Wowo Group Limited described below without registering the securities under the Securities Act. None of these transactions involved any underwriters' underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering. All references to number of shares in the table below have been adjusted to give effect to a share split effected on January 15, 2011 by Wowo Group Limited which resulted in the sole ordinary share held by New Field Worldwide Ltd. becoming 300,000,000 ordinary shares. We are in the process of effectuating a share swap in which shareholders of Wowo Group Limited, our current holding company, will receive one Wowo Limited share in exchange for each share of the same class they hold in Wow Group Limited.

Purchaser	Date of Sale or Issuance	Title and Number of Securities	Consideration (US$ in cash)	Underwriting Discount and Commission
Yongming Zhang	March 8, 2011	16,194,332 ordinary shares	7.9 million	N/A
	July 7, 2011	7,923,246 Series A-2 Preferred Shares	7.7 million	N/A
Zero2IPO China Fund II L.P.	April 1, 2011	5,489,604 Series A-1 Preferred Shares	5.0 million	N/A
	June 17, 2011	2,053,579 Series A-2 Preferred Shares	2.0 million	N/A
CDH Barley Limited	June 17, 2011	30,803,678 Series A-2 Preferred Shares	30.0 million	N/A
Besto Holdings Limited	July 7, 2010	5,133,947 Series A-2 Preferred Shares	5.0 million	N/A
Xiangqing Lin	July 7, 2010	4,398,225 Series A-2 Preferred Shares	4.3 million	N/A
David Tse Young Chou	July 7, 2011	1,026,789 Series A-2 Preferred Shares	1.0 million	N/A
Directors, Officers and Employees	Various dates	Option to purchase 17,678,170 ordinary shares	various prices	N/A

Item 8.   Exhibits and Financial Statement Schedules

  (a)
  Exhibits

        See Exhibit Index beginning on page II—6 of this Registration Statement.

  (b)
  Financial Statement Schedules

        All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.    Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (4)   For the purpose of determining any liability under the Securities Act of 1933, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in                 on                    , 2011.

Wowo Limited
By:
	Name:	Maodong Xu
	Title:	Chief Executive Officer

        Each person whose signature appears below constitutes and appoints each of [            ] and [            ] as an attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to any and all amendments or supplements to this registration statement, whether such amendments or supplements are filed before or after the effective date of such registration statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in connection with this registration statement and any and all amendments thereto, whether such amendments are filed before or after the effective date of such registration statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated in                 on                    , 2011.

Signature	Capacity

Maodong Xu	Chairman and Chief Executive Officer (principal executive officer)
Daniel Mingdong Wu	Chief Financial Officer (principal financial and accounting officer)
[ ]	Director
[ ]	Director

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Wowo Limited has signed this registration statement or amendment thereto in                on                    , 2011.

By:
Name:
Title:

 EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1	*	Form of Underwriting Agreement
3.1	*	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	*	Amended and Restated Memorandum and Articles of Association of the Registrant, to become effective upon the completion of the offering
4.1	*	Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2	*	Registrant's Specimen Certificate for Ordinary Shares
4.3	*	Deposit Agreement, dated as of , 2011, between the Registrant, the depositary and holder of the American Depositary Receipts
5.1	*	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered
8.1	*	Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. tax matters
8.2	*	Opinion of Commerce & Finance Law Offices regarding certain PRC tax matters
8.3	*	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
10.1	*	Registrant's Share Incentive Plan
10.2	*	[Form of Indemnification Agreement with the Registrant's directors]
10.3	*	Form of Employment Agreement
10.4	*	Form of English Translation of [contractual arrangements] with affiliated consolidated entities
21.1	*	List of Subsidiaries of the Registrant
23.1		Consent of Deloitte & Touche LLP
23.2	*	Consent of Conyers Dill & Pearman LLP (included in exhibit 5.1)
23.3	*	Consent of Simpson Thacher & Bartlett LLP (included in exhibit 8.1)
23.4	*	Consent of Commerce & Finance Law Offices (included in exhibit 8.2)
24.1	*	Power of Attorney (included on signature page)
99.1	*	Code of Business Conduct and Ethics of Registrant

*
To be filed by amendment.

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the consolidated financial statements of Beijing Wowotuan Information Technology Co., Ltd., and its subsidiaries as of December 31, 2009 (predecessor) and 2010 (successor) and for the years ended December31, 2009 and 2010 (predecessor), appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Shijiazhuang Chuanglian Technology Co., Ltd. as of and for the year ended December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Changzhou Bangketuan as of and for the year ended December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Wuxi Yuzhong Internet Technology Co., Ltd. as of December 31, 2009 and 2010 and for the period from June 3, 2009 (inception date) to December 31, 2009 and for the year ended December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Shenzhen Xunjie Times Media Co., Ltd. as of December 31, 2010 and for the period from May 5, 2010 (business commencement date) to December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Fuzhou Baiketuan as of and for the year ended December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Chengdu Beiguo Technology Co., Ltd. as of December 31, 2010 and for the period from August 20, 2010 (inception date) to December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Shanghai Yinqing Advertising Co., Ltd. as of December 31, 2009 and 2010 and for the years ended December 31, 2009 and 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Beijing Kaiyishidai Network Technology Co., Ltd. as of December 31, 2010 and for the period from September 27, 2010 (inception date) to December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Xiamen Shantuan as of December 31, 2010 and for the period from May 17, 2010 (inception date) to December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Changzhou Jingcaituan as of December 31, 2010 and for the period from August 2, 2010 (inception date) to December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Ningbo Tangtuan as of December 31, 2010 and for the period from June 13, 2010 (inception date) to December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement on Form F-1 of our report dated August 5, 2011 relating to the financial statements of Langfang Wodetuan as of December 31, 2010 and for the period from October 18, 2010 (inception date) to December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Consolidated Financial and Operating Data” and “Experts” in such Prospectus.

Deloitte Touche Tohmatsu CPA Ltd.

Beijing, the People’s Republic of China

August 5, 2011